UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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V. F. CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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VF CORPORATION

March 19, 2015

Dear Shareholder:

The Annual Meeting of Shareholders of VF Corporation will be held on Tuesday, April 28, 2015, at the O.Henry Hotel, Caldwell Room, 624 Green Valley Road, Greensboro, North Carolina, commencing at 10:30 a.m. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

At the meeting, shareholders will be asked to vote on (i) the election of eleven directors; (ii) the approval of an amendment and restatement of VF’s 1996 Stock Compensation Plan which, among other things, will increase the number of shares of common stock available for future grants by 20 million shares (the “Stock Compensation Plan Proposal”); (iii) approval of the compensation of named executive officers as disclosed in this proxy statement; (iv) ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2015; and (v) such other matters as may properly come before the meeting.

Your Board of Directors recommends a vote FOR the election of the persons nominated to serve as directors, FOR the Stock Compensation Plan Proposal, FOR the approval of compensation of named executive officers as disclosed in this proxy statement, and FOR the ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm. Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the meeting.

You may vote in person at the Annual Meeting or you may vote your shares via the Internet, via a toll-free telephone number, or by signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided, as explained on page 1 of the attached proxy statement.

Your interest and participation in the affairs of VF are most appreciated.

Sincerely,

Eric C. Wiseman

Chairman, President and

Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD

ON APRIL 28, 2015

This proxy statement, our Annual Report on Form 10-K for 2014 and the

VF Corporation 2014 Annual Report are available at

www.edocumentview.com/vfc.

VF CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 28, 2015

March 19, 2015

To the Shareholders of VF CORPORATION:

The Annual Meeting of Shareholders of VF Corporation will be held at the O.Henry Hotel, Caldwell Room, 624 Green Valley Road, Greensboro, North Carolina, on Tuesday, April 28, 2015, at 10:30 a.m., for the following purposes:

(1) to elect eleven directors;

(2) to vote on approval of an amendment and restatement of VF’s 1996 Stock Compensation Plan which, among other things, will increase the number of shares of common stock available for future grants by 20 million shares (the “Stock Compensation Plan Proposal”);

(3) to vote on approval of the compensation of named executive officers as disclosed in this proxy statement;

(4) to vote on ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2015; and

(5) to transact such other business as may properly come before the meeting and any adjournments thereof.

A copy of VF’s Annual Report on Form 10-K for 2014 and the VF Corporation 2014 Annual Report are enclosed for your information.

Only shareholders of record as of the close of business on March 5, 2015 are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Laura C. Meagher

Vice President,

General Counsel and Secretary

YOUR VOTE IS IMPORTANT

You are urged to vote your shares via the Internet, through

our toll-free telephone number, or by signing, dating and

promptly returning your proxy in the enclosed envelope.

VF CORPORATION

PROXY STATEMENT

For the 2015 Annual Meeting of Shareholders

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of VF Corporation to be voted at VF’s Annual Meeting of Shareholders on April 28, 2015 and any adjournments of the meeting (the “Meeting”). All share and per share data included in this proxy statement, including performance goals under compensation plans set on a per share basis, have been adjusted to reflect the impact of VF’s four-for-one stock split effected on December 20, 2013.

ABOUT THE MEETING

What is the purpose of the Meeting?

At the Meeting, holders of VF Common Stock will vote on the matters described in the notice of the Meeting on the front page of this proxy statement, including the election of eleven directors, approval of an amendment and restatement of VF’s 1996 Stock Compensation Plan which, among other things, will increase the number of shares of Common Stock available for future grants by 20 million shares (the “Stock Compensation Plan Proposal”), approval of the compensation of named executive officers as disclosed in this proxy statement, ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2015 and such other matters as may properly come before the Meeting.

Who is entitled to vote at the Meeting?

Only shareholders of record on March 5, 2015, the record date for the Meeting, are entitled to receive notice of and vote at the Meeting.

What are the voting rights of shareholders?

Each share of Common Stock is entitled to one vote on each matter considered at the Meeting.

How do shareholders vote?

Shareholders may vote at the Meeting in person or by proxy. Proxies validly delivered by shareholders (by Internet, telephone or mail as described below) and received by VF prior to the Meeting will be voted in accordance with the instructions contained therein. If a shareholder’s proxy card gives no instructions, it will be voted as recommended by the Board of Directors. A shareholder may change any vote by proxy before the proxy is exercised by filing with the Secretary of VF either a notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Shareholders who vote by telephone or the Internet may also change their votes by re-voting by telephone or the Internet within the time periods listed below. A shareholder’s latest vote, including via the Internet or telephone, is the one that is counted.

There are three ways to vote by proxy:

1) BY INTERNET:  Visit the web site www.envisionreports.com/vfc. To vote your shares, you must have your proxy/voting instruction card in hand. The web site is available 24 hours a day, seven days a week, and will be accessible UNTIL 11:59 p.m., Eastern Daylight Time, on April 27, 2015;

2) BY TELEPHONE:  Call toll-free 1-800-652-VOTE (1-800-652-8683). Shareholders outside of the U.S. and Canada should call 1-781-575-2300. To vote your shares, you must have your proxy/voting

ABOUT THE MEETING

instruction card in hand. Telephone voting is accessible 24 hours a day, seven days a week, UNTIL 11:59 p.m., Eastern Daylight Time, on April 27, 2015; or

3) BY MAIL:  Mark your proxy/voting instruction card, date and sign it, and return it in the postage-paid (U.S. only) envelope provided. If the envelope is missing, please address your completed proxy/voting instruction card to VF Corporation, c/o Computershare, P.O. Box 43102, Providence, Rhode Island 02940.

IF YOU VOTE BY INTERNET OR TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY/VOTING INSTRUCTION CARD.

If you are a beneficial owner, please refer to your proxy card or other information forwarded by your bank, broker or other holder of record to see which of the above choices are available to you.

What constitutes a quorum?

Shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast must be present at the Meeting in person or by proxy to constitute a quorum for the transaction of business. Abstentions and broker “non-votes” are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given. At the close of business on March 5, 2015, there were 425,487,896 outstanding shares of Common Stock.

What are the Board’s recommendations?

Your Board of Directors recommends a vote FOR the election of the persons nominated to serve as directors; FOR the approval of the Stock Compensation Plan Proposal; FOR the approval of compensation of named executive officers as disclosed in this proxy statement; and FOR the ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2015. If any other matters are brought before the Meeting, the proxy holders will vote as recommended by the Board of Directors. If no recommendation is given, the proxy holders will vote in their discretion. At the date of this proxy statement, we do not know of any other matter to come before the Meeting. Persons named as proxy holders on the form of proxy/voting instruction card are Eric C. Wiseman, Chairman, President and Chief Executive Officer of VF, and Laura C. Meagher, Vice President, General Counsel and Secretary of VF.

What vote is required to approve each item?

Under our By-Laws and our Corporate Governance Principles, Directors are elected by the affirmative vote of a majority of the votes cast in uncontested elections. This means that the number of votes cast “for” a Director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” a Director nominee. In an uncontested election, any nominee who does not receive a majority of votes cast “for” his or her election is required to tender his or her resignation promptly following the failure to receive the required vote. The Nominating and Governance Committee is then required to make a recommendation to the Board as to whether it should accept the resignation. The Board is required to decide whether to accept the resignation. In a contested election, the required vote would be a plurality of votes cast. Full details of this policy are set forth in our Corporate Governance Principles, available on our website, www.vfc.com, under “Policy on Majority Voting.” Approval of the Stock Compensation Plan Proposal, approval of the compensation of named executive officers as disclosed in this proxy statement and ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2015, or approval of any other matter to come before the Meeting require the affirmative vote of a majority of the votes cast on such matter at the Meeting. Withheld votes and abstentions will not be taken into account in determining the outcome of the

ABOUT THE MEETING

election of directors, the approval of the Stock Compensation Plan Proposal, the approval of compensation of named executive officers as disclosed in this proxy statement, or ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal 2015, or any other matter to come before the Meeting. Under current New York Stock Exchange rules, if the record holder of your shares (usually a bank, broker or other nominee) holds your shares in its name, your record holder is permitted to vote your shares on the ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for fiscal year 2015 in its discretion, even if it does not receive voting instructions from you. On all the other items referenced above, your record holder is not permitted to vote your shares without your instructions and such uninstructed shares are considered broker non-votes and will not be taken into account when determining the outcome of the election of directors, the approval of the Stock Compensation Plan Proposal or the approval of the compensation of named executive officers as disclosed in this proxy statement.

Householding

Under U.S. Securities and Exchange Commission rules, a single set of annual reports and proxy statements may be sent to any household at which two or more VF shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as “householding,” reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses for VF. Brokers with accountholders who are VF shareholders may be householding our proxy materials. As indicated in the notice previously provided by these brokers to our shareholders, a single annual report and proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement, please notify your broker so that separate copies may be delivered to you. Shareholders who currently receive multiple copies of the annual report and proxy statement at their address who would prefer that their communications be householded should contact their broker.

Other Information

A copy of VF’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015 and the VF Corporation 2014 Annual Report accompany this proxy statement. No material contained in the Annual Report on Form 10-K or the VF Corporation 2014 Annual Report is to be considered a part of the proxy solicitation material.

VF’s mailing address is P.O. Box 21488, Greensboro, North Carolina 27420. This proxy statement and the accompanying form of proxy/voting instruction card were first mailed or given to shareholders on approximately March 19, 2015.

ITEM NO. 1

ELECTION OF DIRECTORS

In accordance with VF’s By-Laws, the Board of Directors will decrease the number of directors from thirteen to eleven, effective as of the Annual Meeting. VF’s Board of Directors has nominated the eleven persons named below whose terms expire at the 2015 Annual Meeting to serve as directors. All nominees currently serve as directors on our Board and will serve a term of office until our 2016 annual meeting or until a successor is duly elected and qualified. In accordance with VF’s tenure policy, Ursula O. Fairbairn and George Fellows will not stand for reelection since each will reach the mandatory director retirement age of 72 prior to the 2015 Annual Meeting. The Corporation acknowledges the outstanding service rendered by Ms. Fairbairn and Mr. Fellows during their twenty-one years and eighteen years, respectively, on the Board of Directors. The persons named in the accompanying form of proxy/voting instruction card intend to vote such proxy for the election as directors of the following nominees, subject to any explicit instructions of the shareholder set forth on the proxy/voting instruction card. If any nominee becomes unable or unwilling to serve as a director, the proxy holders will vote for such other person or persons as may be nominated by the Board of Directors. The nominees named below have indicated that they are willing to serve if reelected to the VF Board. It is the policy of VF that a substantial majority of the members of its Board of Directors should be independent. Currently, ten of the nominees have been determined by the Board to be independent in accordance with standards adopted by the Board, as set forth in the Board’s Corporate Governance Principles and as attached hereto as Appendix A, and the Listing Standards of the New York Stock Exchange, the securities exchange on which VF’s Common Stock is traded.

Name	Age	Director Since	Principal Occupation	Audit Committee	Compensation Committee	Nominating and Governance Committee	Finance Committee
Richard T. Carucci	57	2009	Retired; Former President, Yum! Brands, Inc.	Member			Chair
Juliana L. Chugg	47	2009	Partner, Noble Endeavors LLC	Member		Member
Juan Ernesto de Bedout	70	2000	Retired; Former Group President Latin American Operations, Kimberly-Clark Corporation	Chair			Member
Mark S. Hoplamazian	51	2015	President and Chief Executive Officer, Hyatt Hotels Corporation	Member		Member
Robert J. Hurst	69	1994	Managing Director, Crestview Partners LLC			Member	Member
Laura W. Lang	59	2011	Managing Director, Narragansett Ventures, LLC		Member		Member
W. Alan McCollough	65	2000	Retired; Former Chairman, Circuit City Stores, Inc.		Member	Member
Clarence Otis, Jr.	58	2004	Retired; Former Chairman and Chief Executive Officer, Darden Restaurants, Inc.	Member		Chair
Matthew J. Shattock	52	2013	President and Chief Executive Officer, Beam Suntory Inc.		Member		Member
Raymond G. Viault	70	2002	Retired; Former Vice Chairman, General Mills, Inc.		Chair		Member
Eric C. Wiseman	59	2006	Chairman, President and Chief Executive Officer of VF				Member (ex officio	)
Number of Meetings Held in 2014			Board – 6	9	5	5	5

ELECTION OF DIRECTORS

Identifying and Evaluating Nominees for Director

The Board of Directors believes directors should possess backgrounds, qualifications, attributes and skills that, when taken together, provide VF with a broad range of experience. The Nominating and Governance Committee identifies potential candidates that are proposed by Board members, management, third-party search firms and our shareholders. The Board and the Committee consider the qualifications of Directors individually, and in the broader context of the Board’s overall composition and VF’s current and future needs. Candidates are selected for their character, judgment, business experience, acumen, independence and commitment to VF and service on the Board. Board members are selected to represent all shareholders and not any particular constituency. In accordance with VF’s Corporate Governance Principles, the Committee considers diversity of experience and background in selecting nominees. The Committee considers this policy to have been effective to date in identifying diverse candidates.

Any shareholder who wishes to recommend a candidate for consideration by the Nominating and Governance Committee for nomination at an annual meeting should submit a written recommendation to the Secretary of VF. If the Committee does not recommend a nominee proposed by a shareholder for election as a director, then the shareholder seeking to propose the nominee would have to follow the formal nomination procedures set forth in VF’s By-Laws. VF’s By-Laws provide that a shareholder may nominate a person for election as a director if written notice of the shareholder’s intent to nominate a person for election as a director is received by the Secretary of VF (1) in the case of an annual meeting, not less than 120 days before the anniversary of the date VF mailed its proxy materials for the prior year’s annual meeting, or (2) in the case of a special meeting at which directors are to be elected, not later than seven days following the day on which notice of the meeting was first mailed to shareholders. The notice must contain specified information about the shareholder and the nominee, including such information as would be required to be included in a proxy statement pursuant to the rules and regulations established by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Committee’s policy with regard to consideration of any potential director is the same for candidates recommended by shareholders and candidates identified by other means.

Nominees

Our Board selected the eleven nominees based on their experience, qualifications, attributes and skills and the belief that each can make unique and substantial contributions to VF. Together, our nominees bring to our Board a vast array of public company and multi-brand consumer product company experience, and domestic and international business experience. In addition, our nominees represent diverse viewpoints and bring a blend of historical and new perspectives about VF as a result of their varied lengths of tenure as our directors. Our Board believes, in totality, this mix of attributes among the nominees enhances our Board’s independent leadership and effectiveness in light of VF’s businesses and organizational complexities and long-term strategy.

Richard T. Carucci Age: 57 Director Since: 2009 Committees: Executive Audit Finance (Chair)

Mr. Carucci served as President of Yum! Brands, Inc., a company that operates quick service restaurants globally, from 2012 until his retirement in 2014. He joined Yum! Brands (previously named Tricon Global Restaurants) in 1997 and held a series of finance positions, including Chief Financial Officer, prior to being appointed President in 2012.

Skills and Qualifications:

Mr. Carucci’s qualifications for election include his experience as a leader of a large global multi-brand publicly traded company serving retail consumers.

ELECTION OF DIRECTORS

Juliana L. Chugg Age: 47 Director Since: 2009 Committees: Executive Audit Nominating and Governance

Ms. Chugg has been a Partner of Noble Endeavors LLC since January 2015. She served as a Senior Vice President of General Mills, Inc. and President of its Frozen Frontier Division until the end of 2014, and had previously held a progression of leadership roles with General Mills and Pillsbury since 1996. Ms. Chugg previously served as a director of H.B. Fuller Company from April 2007 until January 2013. (Also see footnote 2 to the “Common Stock Beneficial Ownership of Certain Beneficial Owners” on page 45).

Skills and Qualifications:

Ms. Chugg’s qualifications for election include her extensive experience leading a major division of a large publicly traded multi-brand consumer products company and service on other public company boards of directors.

Juan Ernesto de Bedout Age: 70 Director Since: 2000 Committees: Executive Audit (Chair) Finance

Mr. de Bedout served as Group President of Latin American Operations for Kimberly-Clark Corporation, a global health and hygiene company, responsible for business units in Central and South America as well as the Caribbean, from 1999 until his retirement at the end of 2011.

Skills and Qualifications:

Mr. de Bedout’s qualifications for election include his experience leading a major international division of a publicly traded multi-brand consumer products company.

Mark S. Hoplamazian Age: 51 Director Since: 2015 Committees: Audit Nominating and Governance

Mr. Hoplamazian has served as the President and Chief Executive Officer of Hyatt Hotels Corporation since December 2006. He served as interim President from July 2006 to December 2006 and Vice President from August 2004 to December 2004, and has been a member of the board of directors of the company since November 2006. From April 2004 to August 2009, Mr. Hoplamazian served as President and Director of The Pritzker Organization, LLC (“TPO”). Mr. Hoplamazian served in various capacities with TPO since its formation in 1997 and with its predecessors prior to its formation, including managing its merchant banking and investment activities. From August 2009 to December 2010, Mr. Hoplamazian was a Vice President of TPO.

Skills and Qualifications:

Mr. Hoplamazian’s qualifications for election include his experience leading a global multi-branded hospitality company, supervising the chief financial officer of a public company, and serving on the boards of directors of other public companies.

Robert J. Hurst Age: 69 Director Since: 1994 Committees: Executive Finance Nominating and Governance

Mr. Hurst has been a Managing Director of Crestview Partners LLC, a private equity firm, since 2005. Mr. Hurst was Vice Chairman of The Goldman Sachs Group, Inc., an international investment banking and securities firm, and head or co-head of Investment Banking from 1990 to 1999. Mr. Hurst previously served as a director of Paris Re Holdings Limited from 2006 to 2009, The Goldman Sachs Group, Inc. from 1998 to 2003 and Constellation Energy.

Skills and Qualifications:

Mr. Hurst’s qualifications for election include his extensive experience as a leader of a major international financial services firm and service on the boards of directors of other public companies.

ELECTION OF DIRECTORS

Laura W. Lang Age: 59 Director Since: 2011 Committees: Compensation Finance	Ms. Lang has been the Managing Director of Narragansett Ventures, LLC since January 2014. Ms. Lang was the Chief Executive Officer of Time Inc., a division of Time Warner, one of the largest branded media companies in the world, until 2013. From 2008 until she joined Time Inc. in 2012, Ms. Lang was Chief Executive Officer of Digitas Inc., the largest digital agency in the world and a unit of Publicis Groupe S.A. In addition, she headed the company’s pure-play digital agencies including Razorfish, Big Fuel, Denuo and Phonevalley. Ms. Lang has also served as a director of Care.com Inc. since August 2014. She previously served on the boards of directors of NutriSystem, Inc. from 2010 to 2012 and Benchmark Electronics, Inc. from 2005 to 2011.

Skills and Qualifications:

Ms. Lang’s qualifications for election include her leadership experience, digital, social and mobile media expertise and service on the boards of directors of other public companies.

W. Alan McCollough Age: 65 Director Since: 2000 Committees: Compensation Nominating and Governance

Mr. McCollough served as Chairman of the Board of Circuit City Stores, Inc., a specialty retailer of consumer electronics and related services, from 2002 until June 2006. He was also Chief Executive Officer of the company from June 2000 until his retirement from that position at the end of February 2006, and President of the company from 1997 until 2005. From 1997 to June 2000, he was President and Chief Operating Officer of Circuit City and in 2000 he was elected to the company’s board of directors. Mr. McCollough also serves as a director of LA-Z-Boy Incorporated and Goodyear Tire & Rubber Company.

Skills and Qualifications:

Mr. McCollough’s qualifications for election include his extensive experience leading a large publicly traded consumer products company, overseeing the chief financial officer of a public company and serving on the boards of directors of other public companies.

Clarence Otis, Jr. Age: 58 Director Since: 2004 Committees: Executive Audit Nominating and Governance (Chair)

Mr. Otis served as Chairman and Chief Executive Officer of Darden Restaurants, Inc., a large full-service restaurant company, until his retirement in 2014. Prior to that role, he served as the Executive Vice President of Darden Restaurants, Inc., and President of its Smokey Bones Restaurants division, from December 2002 until December 2004, Executive Vice President and Chief Financial Officer of Darden Restaurants from April 2002 to December 2002 and Senior Vice President and Chief Financial Officer from 1999 to 2002. Mr. Otis also serves as a director of Verizon Communications, Inc. Previously he served on the board of directors of the Travelers Companies, Inc. from 2002 to 2005. (Also see footnote 2 to the “Common Stock Beneficial Ownership of Certain Beneficial Owners” on page 45).

Skills and Qualifications:

Mr. Otis’s qualifications for election include his extensive experience leading a large publicly traded multi-brand company serving retail customers, acting as and then supervising the chief financial officer of a public company, and serving on the boards of directors of other public companies.

ELECTION OF DIRECTORS

Matthew J. Shattock Age: 52 Director Since: 2013 Committees: Compensation Finance

Mr. Shattock is Chairman and Chief Executive Officer of Beam Suntory Inc., a leading global distilled spirits company with some of the world’s most iconic premium spirits brands, more than 30 production and commercial facilities around the world and a global team of 4,400 employees. He has led Beam since 2009, first as an operating unit of Fortune Brands and then as a standalone public company until it merged with the spirits business of Suntory Holdings Limited in 2014. Previously, Mr. Shattock held various executive leadership roles during his six years at Cadbury PLC, a confectionary company, and prior to that in his 16 years at Unilever PLC. Mr. Shattock also serves as a director of Suntory Holdings Limited.

Skills and Qualifications:

Mr. Shattock’s qualifications for election include his experience leading a global multi-brand consumer products company.

Raymond G. Viault Age: 70 Director Since: 2002 Committees: Executive Compensation (Chair) Finance

Mr. Viault was Vice Chairman of the board of directors of General Mills, Inc. with responsibility for General Mills’ Meals, Baking Products, Pillsbury USA and Bakeries and Foodservice businesses until his retirement in 2006. Mr. Viault joined General Mills as Vice Chairman in 1996 and also served as chief financial officer of the company for two years. Mr. Viault also serves as a director of Newell Rubbermaid Inc., a consumer products company. He previously served as a director of Safeway Inc. from 2004 to 2011 and Cadbury plc from 2006 to 2010.

Skills and Qualifications:

Mr. Viault’s qualifications for election include his extensive experience leading a large international multi-brand publicly traded consumer products company and serving on the boards of directors of other public companies.

Eric C. Wiseman Age: 59 Director Since: 2006 Committees: Executive Finance (ex officio)

Mr. Wiseman has served as Chairman of the Board of Directors of VF since August 2008, as President of VF since March 2006 and as Chief Executive Officer since January 2008. He served as Chief Operating Officer from March 2006 until January 2008. He was elected a director of VF in October 2006. Mr. Wiseman joined VF in 1995 and has held a progression of leadership roles within and across VF’s coalitions. Mr. Wiseman also serves as a director of CIGNA Corporation and Lowe’s Companies, Inc.

Skills and Qualifications:

Mr. Wiseman’s qualifications for election include his service as Chief Executive Officer of VF and in other leadership roles with VF.

ELECTION OF DIRECTORS

CORPORATE GOVERNANCE AT VF

VF’s business is managed under the direction of its Board of Directors. Members of the Board are kept informed of VF’s business through discussions with the Chairman, President and Chief Executive Officer and other officers, by reviewing VF’s annual business plan and other materials provided to them and by participating in meetings of the Board and its committees. In addition, to promote open discussion among the independent directors, those directors meet in regularly scheduled executive sessions without management present. During 2014, the independent directors met in executive session without management present ten times. The chairmen of the Nominating and Governance, Compensation, Audit and Finance Committees of the Board preside at meetings or executive sessions of non-management directors on a rotating basis. In April 2014 Richard T. Carucci, Chairman of the Finance Committee, was selected by the Board to serve as presiding director until VF’s 2015 Annual Meeting of Shareholders. The presiding director chairs the executive sessions of the independent directors and, if necessary, serves as a liaison between the independent directors and the Chairman.

CORPORATE GOVERNANCE PRINCIPLES

VF’s Board of Directors has a long-standing commitment to sound and effective corporate governance practices. A foundation of VF’s corporate governance is the Board’s policy that a substantial majority of the members of the Board should be independent. This policy is included in the Board’s written Corporate Governance Principles, which address a number of other important governance issues such as:

•	qualifications for Board membership;

•	mandatory retirement for Board members at the annual meeting of shareholders following attainment of age 72;

•	a requirement that directors offer to submit their resignation for consideration upon a substantial change in principal occupation or business affiliation;

•	Board leadership;

•	committee responsibilities;

•	Board consideration of majority shareholder votes;

•	authority of the Board to engage outside independent advisors as it deems appropriate;

•	majority voting for directors in uncontested elections;

•	succession planning for the chief executive officer; and

•	annual Board self-evaluation.

In addition, the Board of Directors for many years has had in place formal charters stating the powers and responsibilities of each of its committees.

The Board’s Corporate Governance Principles, the Audit, Nominating and Governance, Compensation and Finance Committee charters, code of business conduct and ethics applicable to the principal executive officer, the principal financial officer, and the principal accounting officer as well as other employees and all directors of VF, and other corporate governance information are available on VF’s web site (www.vfc.com) and will be provided free of charge to any person upon request directed to the Secretary of VF at P.O. Box 21488, Greensboro, North Carolina 27420. Anyone wishing to communicate directly with one or more members of the Board of Directors or with the non-management members of the Board of Directors as a group (including the directors who preside at meetings or executive sessions of non-management directors) may contact the Chairman of the Nominating and Governance Committee, c/o the Secretary of VF at the address set forth in the preceding sentence, or call the VF Ethics Helpline at 1-877-285-4152 or send an email message to corpgov@vfc.com. The Secretary forwards all such communications, other than solicitations and frivolous communications, to the Chairman of the Nominating and Governance Committee.

ELECTION OF DIRECTORS

RELATED PARTY TRANSACTIONS

Since the beginning of VF’s last fiscal year, no financial transactions, arrangements or relationships, or any series of them, were disclosed or proposed through VF’s processes for review, approval or ratification of transactions with related persons in which (i) VF was or is to be a participant, (ii) the amount involved exceeded $120,000, and (iii) any related person had or will have a direct or indirect material interest. A related person means any person who was a director, nominee for director, executive officer or 5% owner of the Common Stock of VF, or an immediate family member of any such person. PNC Bank, N.A., which is one of three co-trustees under the Deeds of Trust dated August 21, 1951 and under the Will of John E. Barbey (see footnote 2 to the “Common Stock Beneficial Ownership of Certain Beneficial Owners” on page 45), is one of several lenders party to VF’s revolving credit facility. The credit facility was entered in the ordinary course of business, was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features.

The VF Code of Business Conduct prohibits any associate, including officers and directors, of VF from owning any interest in (excluding publicly traded securities) or having any personal contract or agreement of any nature with suppliers, contractors, customers or others doing business with VF that might tend to influence a decision with respect to the business of VF. Each of the Chief Executive Officer and senior financial officers must disclose to the General Counsel any material transaction or relationship that reasonably could be expected to give rise to such a conflict of interest, and the General Counsel must notify the Nominating and Governance Committee of any such disclosure. Conflicts of interest involving the General Counsel must be disclosed to the Chief Executive Officer, and the Chief Executive Officer must notify the Nominating and Governance Committee of any such disclosure.

In addition, all directors and persons subject to reporting under Section 16 of the Rules and Regulations under the Securities Exchange Act of 1934 are required to disclose any transaction between them, entities they own an interest in, or their immediate family members, and VF (other than transactions available to all employees generally or transactions of less than $100,000 in value) to the General Counsel. The General Counsel presents any items disclosed by any director to the full Board of Directors, and any item disclosed by an officer to the Nominating and Governance Committee.

BOARD OF DIRECTORS

Twelve of VF’s current directors (and ten of the nominees) are non-employee directors. Under the NYSE Corporate Governance Rules, no director qualifies as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). The Board has adopted categorical standards that are part of the Corporate Governance Principles to assist it in making determinations of independence, which are attached to this proxy statement as Appendix A. In evaluating the independence of directors, the Board considered transactions and relationships between each director and members of his or her immediate family. When considering commercial transactions that are made from time to time in the ordinary course of business between VF and certain entities affiliated with non-management directors, transactions are not considered to be a material transaction that would impair the independence of the relevant non-management director if the director is an executive officer or employee of another company that does business with VF in an amount which, in any single fiscal year for the past three fiscal years, is less than the greater of $1 million or 2% of such other company’s consolidated gross revenues.

The Board determined that 12 of VF’s 13 directors are free of any material relationship with VF, other than their service as directors, and are “independent” directors both under the New York Stock Exchange Listing Standards and the categorical standards adopted by the Board. The Board determined that Ms. Chugg, Ms. Fairbairn and Ms. Lang and Messrs. Carucci, de Bedout, Fellows, Hoplamazian, Hurst, McCollough,

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Otis, Shattock and Viault are independent directors, and that Mr. Wiseman is not an independent director. The Board, in making its determination as to Mr. Hoplamazian’s independence, considered that he is President, Chief Executive Officer and a director of Hyatt Hotels Corporation, which is a vendor to VF Corporation in the ordinary course of business. The Board, in making its determination as to Ms. Chugg’s and Mr. Otis’s independence, considered that Ms. Chugg and Mr. Otis serve as two of the three Trustees under the Deeds of Trust dated August 21, 1951 and the Will of John E. Barbey (collectively, the “Trusts”). Because all decisions of the Trustees require a majority vote, and thus none of the three Trustees individually controls the decision-making of the Trustees, the Trustees are not considered to separately beneficially own the Trust Shares under applicable Securities and Exchange Commission rules. As a result, and after considering all other relevant factors related to their roles as Trustees, the Board determined that Ms. Chugg’s and Mr. Otis’s status as Trustees of the Trusts does not give rise to a material relationship with VF other than in their service as directors.

During 2014, VF’s Board of Directors held six meetings. Under VF’s Corporate Governance Principles, directors are expected to attend all meetings of the Board, all meetings of committees of which they are members and the annual meetings of shareholders. Every current member of the Board attended at least 75% of the total number of meetings of the Board and all committees on which he or she served, and every member of the Board (other than Mr. Hoplamazian who was elected in 2015) attended the Annual Meeting of Shareholders in April 2014.

BOARD COMMITTEES AND THEIR RESPONSIBILITIES

The Board has Executive, Audit, Finance, Nominating and Governance, and Compensation Committees. The Board has determined that each of the members of the Audit, Nominating and Governance and Compensation Committees is independent. Each of these committees is governed by a written charter approved by the Board of Directors. Each is required to perform an annual self-evaluation, and each committee may engage outside independent advisors as the committee deems appropriate. A brief description of the responsibilities of the Audit, Finance, Nominating and Governance and Compensation Committees follows.

Audit Committee:  The Audit Committee monitors and makes recommendations to the Board concerning the financial policies and procedures to be observed in the conduct of VF’s affairs. Its duties include:

•	selecting the independent registered public accounting firm for VF;

•	reviewing the scope of the audit to be conducted by the independent registered public accounting firm;

•	meeting with the independent registered public accounting firm concerning the results of their audit and VF’s selection and disclosure of critical accounting policies;

•	reviewing with management and the independent registered public accounting firm VF’s annual and quarterly statements prior to filing with the Securities and Exchange Commission;

•	overseeing the scope and adequacy of VF’s system of internal accounting controls;

•	reviewing the status of compliance with laws, regulations, and internal procedures, contingent liabilities and risks that may be material to VF;

•	preparing a report to shareholders annually for inclusion in the proxy statement; and

•	serving as the principal liaison between the Board of Directors and VF’s independent registered public accounting firm.

As of the date of this proxy statement, the members of the Committee are Messrs. de Bedout (Chairman), Carucci, Fellows, Hoplamazian and Otis and Ms. Chugg. The Committee held nine meetings during 2014. The Board of Directors has determined that all of the members of the Committee are independent as independence for audit committee members is defined in the New York Stock Exchange Listing Standards

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and the Securities and Exchange Commission regulations and that all are financially literate. The Board of Directors has further determined that Messrs. Carucci, Fellows, Hoplamazian and Otis qualify as “audit committee financial experts” in accordance with the definition of “audit committee financial expert” set forth in the Securities and Exchange Commission regulations and have accounting and related financial management expertise within the meaning of the Listing Standards of the New York Stock Exchange. Messrs. Carucci, Fellows, Hoplamazian and Otis acquired those attributes through acting as or actively overseeing a principal financial officer or principal accounting officer of a public company. Each of them has experience overseeing or assessing the performance of companies with respect to the evaluation of financial statements.

Finance Committee: The Finance Committee monitors and makes recommendations to the Board concerning the financial policies and procedures of VF. The responsibilities of the Committee include reviewing and recommending to the Board, as appropriate, actions concerning:

•	dividend policy;

•	changes in capital structure, including debt or equity issuances;

•	the financial aspects of proposed acquisitions or divestitures;

•	VF’s annual capital expenditure budgets and certain capital projects; and

•	the funding policy for VF’s benefit plans.

As of the date of this proxy statement, the members of the Committee are Messrs. Carucci (Chairman), de Bedout, Hurst, Shattock and Viault and Ms. Lang. Mr. Wiseman serves as an ex officio member of the Committee. The Committee held five meetings during 2014.

Nominating and Governance Committee: The responsibilities of the Nominating and Governance Committee include:

•	recommending to the Board of Directors criteria for Board membership, screening potential candidates for director and recommending candidates to the Board of Directors;

•	recommending to the Board a succession plan for the Chairman and Chief Executive Officer; and

•	reviewing and recommending to the Board governance policies and principles for VF.

The Committee annually evaluates each director to determine his or her fitness and appropriateness for continued service on the Board. As of the date of this proxy statement, the members of the Committee are Messrs. Otis (Chairman), Fellows, Hoplamazian, Hurst and McCollough and Ms. Chugg and Ms. Fairbairn. The Committee held five meetings during 2014.

Compensation Committee: The Compensation Committee has the authority to discharge the Board’s responsibilities relating to compensation of VF’s executives and to review and make recommendations to the Board concerning compensation and benefits for key employees. The responsibilities of the Compensation Committee include:

•	reviewing and approving VF’s goals and objectives relevant to the compensation of the Chairman and Chief Executive Officer, evaluating him in light of these goals and objectives, and setting his compensation level based on this evaluation;

•	annually reviewing the performance evaluations of the other executive officers of VF;

•	annually recommending to the Board the salary of each named executive officer of VF and reviewing management’s recommendations regarding the salaries of other senior officers;

•	making recommendations to the Board with respect to incentive compensation-based plans and equity-based plans;

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•	periodically reviewing all VF’s compensation and benefit plans insofar as they relate to key employees to confirm that such plans remain equitable and competitive;

•	administering and interpreting VF’s management incentive compensation plans, in accordance with the terms of each plan;

•	preparing a report to shareholders annually for inclusion in the proxy statement; and

•	periodically reviewing and recommending to the Board compensation to be paid to non-employee directors.

The Committee has the authority to retain or obtain the advice of any compensation consultant, legal counsel or other adviser. The Committee may only select a compensation consultant, legal counsel or other adviser after taking into consideration the factors that affect the independence of such advisers as identified by the Securities and Exchange Commission and the New York Stock Exchange. The Committee has retained Frederic W. Cook & Co., Inc. (“Frederic Cook”) as its independent compensation consultant to assist the Committee in accomplishing its objectives. Frederic Cook has no relationship with VF other than providing services to the Compensation Committee.

The Chief Executive Officer makes his performance evaluation comments and recommendations to the Committee regarding compensation for executives reporting directly to him. VF management purchases aggregate executive compensation data from Towers Watson (“Towers”) from its database of over 700 U.S.-based companies to assist the Chief Executive Officer in making those recommendations to the Committee. The Committee has the authority to form and delegate authority to subcommittees as it deems appropriate. The role of the Committee, the compensation consultant and management in executive compensation is discussed in further detail in the Compensation Discussion and Analysis beginning on page 17. The members of the Committee are Messrs. Viault (Chairman), McCollough and Shattock and Ms. Fairbairn and Ms. Lang. The Committee held five meetings during 2014.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee (i) has ever been an officer or employee of VF, (ii) had any relationship requiring disclosure by VF under the rules and regulations established by the Securities and Exchange Commission, or (iii) is an executive officer of another entity at which one of VF’s executive officers serves on the board of directors. None of VF’s executive officers has served during 2014 as a director or a member of the compensation committee of another entity, one of whose executive officers serves as a member of the VF Board of Directors or Compensation Committee.

Board Leadership Structure and Board Oversight of Risk

Eric C. Wiseman serves as both Chief Executive Officer and Chairman of the Board of VF. The members of the Board possess considerable experience and unique knowledge of the challenges and opportunities VF faces and the Board believes that the most effective leadership structure for VF is for Mr. Wiseman to serve as both Chairman and Chief Executive Officer. Further, the Board believes VF has a strong governance structure in place with sufficient processes to provide for independent discussion among directors and for independent evaluation of, and communication with, many members of senior management. These processes include the presiding director structure under which the chairmen of the Nominating and Governance, Compensation, Audit and Finance Committees of the Board preside at meetings or executive sessions of non-management directors on a rotating basis. The Board has concluded that VF and its shareholders are best served by not having a formal policy on whether the same individual should serve as both Chief Executive Officer and Chairman of the Board. The Board retains the flexibility to determine the appropriate leadership structure based on the circumstances at the time of the determination.

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The Board of Directors considers its role in risk oversight when evaluating VF’s Corporate Governance Principles and its leadership structure. Both the Corporate Governance Principles and the Board’s leadership structure facilitate the Board’s oversight of risk and communication with management. Our Chairman and Chief Executive Officer is focused on VF’s risk management efforts and ensures that risk matters are appropriately brought to the Board and/or its committees for their review. The Board executes oversight responsibility for risk both as a whole and through delegation to its committees, for example:

•	the Audit Committee, consistent with the requirements of the New York Stock Exchange and the Audit Committee charter, discusses guidelines and policies to govern the process by which risk assessment and management is undertaken at VF and oversees the steps management takes to monitor and control VF’s material financial risk exposure. Specifically, the Audit Committee reviews the status of compliance with laws, regulations and internal procedures, contingent liabilities and risks that may be material to VF, and the scope and status of systems designed to assure VF’s compliance with laws, regulations and internal procedures through receiving reports from management, legal counsel and other third parties, as well as major legislative and regulatory developments which could materially impact VF’s contingent liabilities and risks;

•	the Compensation Committee evaluates the risks and rewards associated with VF’s compensation philosophy and programs as discussed in more detail in the Compensation Discussion and Analysis beginning on page 17; and

•	the Finance Committee oversees certain financial matters and risks relating to capital structure, acquisitions and divestitures and capital projects.

DIRECTORS’ COMPENSATION

The components of compensation for our non-employee directors are cash retainer, committee fees and equity-based grants. The Board sets directors’ compensation based on analysis of information provided by the independent compensation consultant to the Compensation Committee annually regarding director compensation of publicly traded companies of a size comparable to VF as to the amount and allocation among cash retainer, committee fees and equity-based grants. The following describes our standard non-employee director compensation effective for 2014. Each non-employee director received an annual retainer of $60,000 payable in quarterly installments, plus a fee of $1,500 for each Board meeting attended. Each non-employee director who served on a committee was paid $1,500 for each committee meeting attended. Each director serving as chairman of a committee also received an additional retainer of $20,000 per year. Each non-employee director was paid $1,000 per day for special assignments in connection with Board or committee activity as designated by the Chairman of the Board. Each non-employee director received an annual grant of equity awards under VF’s 1996 Stock Compensation Plan, as described in the next paragraph. Travel and lodging expenses were reimbursed. Mr. Wiseman, the only director who is also an employee of VF, does not receive any compensation in addition to his regular compensation for service on the Board and attendance at meetings of the Board or any of its committees. Each director may elect to defer all or part of his or her retainer and fees into equivalent units of VF Common Stock under the VF Deferred Savings Plan for Non-Employee Directors. All Common Stock equivalent units receive dividend equivalents. Deferred sums, including Common Stock equivalent units, are payable in cash to the participant upon termination of service or such later date specified in advance by the participant. Eight directors elected to defer compensation in 2014. VF does not provide pension, medical or life insurance benefits to its non-employee directors. Directors traveling on VF business are covered by VF’s business travel accident insurance policy which generally covers all VF employees and directors.

In order to link compensation of directors to VF’s stock performance, each director is eligible to receive grants of non-qualified stock options to purchase shares of Common Stock and restricted awards (restricted stock or restricted stock units (“RSUs”)) under VF’s 1996 Stock Compensation Plan. In 2014, each non-employee director received options to purchase 5,399 shares of VF Common Stock, which had a

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grant date fair value of $69,107 ($12.80 per option), and 1,145 RSUs which had a grant date fair value of $65,025 ($56.79 per RSU), each computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”). The Board approved these grants on February 11, 2014, establishing the grant date as February 19, 2014, the third business day after VF announced its earnings for the previously completed fiscal year so that the earnings information could be absorbed by the financial markets. The Board approved the specific amounts so that options and RSUs would have approximately equal fair values at the grant date.

Options granted to non-employee directors have an exercise price equal to the fair market value of a share of VF Common Stock at the date of grant, are non-forfeitable, have a stated term of ten years and become exercisable one year after the date of grant. Options are exercisable as long as the optionee remains a director of VF and, subject to earlier expiration of the option term, options are exercisable for 36 months after the director’s separation from the Board. The RSUs are fully vested and non-forfeitable, and will be settled in shares of VF Common Stock one year from the date of grant. It is VF’s policy to strongly encourage stock ownership by VF directors to closely align the interests of directors and shareholders. Under this policy, directors are expected to accumulate, over a specific period of time, and then retain, shares having a fair market value equal to five times their annual retainer. All of the directors have exceeded the guideline targets for director stock ownership except for Mr. Shattock, who was elected to the Board in February 2013, and Mr. Hoplamazian, who was elected to the Board in February 2015. Under the policy, newly elected directors are expected to meet the ownership guideline within five years after first being elected.

Directors are encouraged to attend formal training programs in areas relevant to the discharge of their duties as directors. VF reimburses expenses incurred by directors attending such programs.

Each director is eligible to participate in VF’s matching gift program for institutions of higher learning and National Public Television and Radio up to an aggregate of $10,000 per year. This program is available to all VF employees and directors.

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2014 Independent Director Compensation

Director	Fees Earned or Paid in Cash (1) ($)	RSU Awards (2) ($)	Option Awards (3) ($)	All Other Compensation (4) ($)	Total ($)
Richard T. Carucci	$105,000	$65,025	$69,107	$1,500	$240,632
Juliana L. Chugg	90,000	65,025	69,107	377	224,509
Juan Ernesto de Bedout	110,000	65,025	69,107	10,000	254,132
Ursula O. Fairbairn	84,000	65,025	69,107	1,677	219,809
George Fellows	87,000	65,025	69,107	377	221,509
Mark S. Hoplamazian*	-0-	-0-	-0-	-0-	-0-
Robert J. Hurst	89,000	65,025	69,107	10,377	233,509
Laura W. Lang	81,000	65,025	69,107	-0-	215,132
W. Alan McCollough	110,000	65,025	69,107	10,000	254,132
Clarence Otis, Jr.	104,000	65,025	69,107	377	238,509
Matthew J. Shattock	84,000	65,025	69,107	-0-	218,132
Raymond G. Viault	84,000	65,025	69,107	831	218,963
*	Mr. Hoplamazian was elected to the Board of Directors in February 2015 and, accordingly, did not receive compensation for 2014.

1	Messrs. Carucci, Chugg, de Bedout, Hurst, Lang, Otis, Shattock and Viault elected to defer all of their cash compensation in 2014.
2	Each Director serving in 2014 was awarded 1,145 RSUs on February 19, 2014. The value in this column is the grant date fair value ($56.79 per RSU) computed in accordance with FASB ASC Topic 718. The assumptions used and the resulting weighted average value of RSUs granted during 2014 are summarized in Note O to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended January 3, 2015. These RSUs, which are vested and non-forfeitable at grant, remained outstanding on January 3, 2015, and at that date each non-employee Director granted RSUs in 2014 held a total of 1,145 RSUs. RSUs are settled in shares of VF Common Stock one year after the date of grant.
3	Each Director serving in 2014 was awarded options to purchase 5,399 shares of VF Common Stock on February 19, 2014. The date of the award in 2014 was the same date as the annual awards of options to executives. The value in this column is the grant date fair value ($12.80 per option) computed in accordance with FASB ASC Topic 718. The assumptions used and the resulting weighted average value of stock options granted during 2014 are summarized in Note O to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended January 3, 2015. The following options to purchase shares of VF Common Stock were outstanding at the end of 2014 for each current non-employee Director: Richard T. Carucci, 40,767; Juliana L. Chugg, 66,307; Juan Ernesto de Bedout, 123,559; Ursula O. Fairbairn, 135,559; George Fellows, 112,359; Mark S. Hoplamazian, 0; Robert J. Hurst, 135,559; Laura W. Lang, 19,391; W. Alan McCollough, 112,359; Clarence Otis, Jr., 66,307; Matthew J. Shattock, 12,491; and Raymond G. Viault, 135,559.
4	The amounts in this column reflect matching contributions under VF’s charitable matching gift program and travel and entertainment for spouses to Board-related functions. Contributions under VF’s charitable matching gift program were not paid to the directors but were donations to designated institutions or organizations matching the directors’ personal contributions and included $1,500 for Mr. Carucci, $10,000 for Mr. de Bedout, $1,300 for Ms. Fairbairn, $10,000 for Mr. Hurst and $10,000 for Mr. McCollough.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an overview of VF’s executive compensation program, compensation philosophy and objectives, the components of executive compensation, and executive stock ownership. We focus here on the compensation of the named executive officers listed in the Summary Compensation Table (the “NEOs”):

•	Eric C. Wiseman, Chairman, President and Chief Executive Officer;

•	Robert K. Shearer, Senior Vice President and Chief Financial Officer;

•	Scott H. Baxter, Vice President and Group President – Jeanswear Americas, Imagewear and South America;

•	Steven E. Rendle, Senior Vice President – Americas; and

•	Karl Heinz Salzburger, Vice President and Group President – VF International.

EXECUTIVE SUMMARY

VF’s Executive Compensation Program (the “Program”) is designed to enable VF to attract and retain capable executives, provide incentives for achieving and exceeding VF’s financial goals and align the financial objectives of VF’s executives with those of shareholders. Total direct compensation is composed of base salary, annual cash incentive awards and long-term equity incentive awards. Our pay-for-performance philosophy emphasizes performance-based compensation and a high percentage of our executives’ total direct compensation is variable and tied to achieving VF’s short- and long-term financial goals. Additionally, our long-term incentives are made up of stock options and performance-based restricted stock units that reward the creation of shareholder value. As the following charts show, 89% of CEO target total direct compensation and 72% of other NEO target total direct compensation (excluding retention awards) are performance based:

CEO	Other NEOs

EXECUTIVE COMPENSATION

Financial and Operational Highlights

VF delivered outstanding performance during 2014. Highlights of that performance included:

•	Revenues grew to a record $12.3 billion, an 8% increase over 2013.

•	Gross margin improved 70 basis points to 48.8% in 2014.

•	Cash flow from operations reached nearly $1.7 billion in 2014.

•	VF returned more than $1.2 billion to stockholders through share repurchases and dividends.

Key Compensation Practices

Below we highlight key compensation practices that we have implemented in our Program to promote the interests of shareholders and ensure responsible compensation and governance practices:

•	Annual “say-on-pay” advisory vote for shareholders (approved by 97% of votes cast in 2014)

•	Pay-for-performance emphasis with a balance of short- and long-term incentives, using a variety of performance metrics

•	Alignment of executive compensation with shareholder returns through equity ownership

•	Significant stock ownership guidelines for executives

•	Long-term incentive compensation tied to VF’s total shareholder return (“TSR”) relative to TSR of S&P 500 companies

•	Clawback provisions for performance-based compensation

•	“Double trigger” change-in-control agreements

•	No hedging or pledging of VF Common Stock

•	No excise tax gross-up payments upon new or materially enhanced change-in-control agreements

•	No repricing of stock options, including stock options designated as stock appreciation rights

COMPENSATION DECISION-MAKING PROCESS

The Compensation Committee

VF’s Compensation Committee, composed entirely of independent directors, reviews all components of the Program annually to confirm that they are necessary and appropriate to promote VF’s strategic objectives while considering the competitive marketplace for executive talent. The Committee is responsible for reviewing and approving VF’s goals and objectives relevant to the Chairman and Chief Executive Officer’s compensation, setting his compensation levels and formulating his compensation package, as well as reviewing and approving the compensation packages for the other NEOs of VF. The Committee also annually reviews the performance of the Chairman and Chief Executive Officer and reviews the evaluations of the other NEOs.

The Committee considered the results of the vote by VF shareholders on the 2014 advisory “say-on-pay” proposal in connection with the discharge of its responsibilities. A substantial majority (97%) of VF’s shareholders voting on the proposal approved the compensation programs described in our proxy statement for the 2014 Annual Meeting of Shareholders. The Committee continually monitors external compensation practices that meet high governance standards and will consider their implementation as appropriate.

Compensation Consultant

The Committee retained Frederic W. Cook & Co., Inc. (“Frederic Cook”) as its independent compensation consultant to assist the Committee in accomplishing its objectives for 2014. Frederic Cook is independent

EXECUTIVE COMPENSATION

of VF, having no relationship with VF other than providing advisory services to the Committee. The Committee considers the following six factors when reviewing Frederic Cook’s independence: 1) whether Frederic Cook provided any other services to VF, 2) the amount of fees paid by VF to Frederic Cook as a percentage of Frederic Cook’s total revenue, 3) what policies and procedures have been adopted by Frederic Cook that are designed to prevent conflicts of interest, 4) any business or personal relationship of the individual consultant from Frederic Cook with a member of the Committee, 5) any business or personal relationship of the individual consultant or Frederic Cook with an executive officer of VF and 6) whether the individual consultant from Frederic Cook owns any stock of VF. The Committee has sole authority to retain or terminate the service of its compensation consultant and to establish the fees to be paid to the consultant. At the Committee’s request, a representative of Frederic Cook attended all meetings and executive sessions of the Committee in 2014. The Committee instructs Frederic Cook annually to independently prepare an analysis of compensation data relating to the Chairman and Chief Executive Officer and report to the Committee on the compensation data provided by management regarding the other named executive officers. Additionally, Frederic Cook periodically reviews the industry group of publicly traded apparel/retail and consumer products companies, specified below, whose compensation data is used by the Compensation Committee in its process of establishing compensation targets (collectively, the “Industry Group”).

Management’s Role in the Compensation Setting Process

As requested by the Committee, management is responsible for providing Frederic Cook with information to facilitate its role in advising the Committee and preparing information for each Committee meeting. The Vice President – Human Resources and the Chairman and Chief Executive Officer generally attend Committee meetings, except the executive sessions that are held as part of each meeting. These executives also work with the Committee Chairman to prepare the agenda for each meeting, provide information on VF’s strategic objectives to the Committee and make recommendations to the Committee regarding business performance targets and objectives for all senior executives including the Chairman and Chief Executive Officer.

Based on management’s knowledge of the publicly traded companies with which VF is most likely to compete for top executives, management also, in consultation with Frederic Cook, recommends for the Committee’s consideration the Industry Group whose compensation data is used by the Compensation Committee. In addition, the Chairman and Chief Executive Officer makes recommendations to the Committee regarding compensation for executives reporting directly to him.

EXECUTIVE COMPENSATION

COMPENSATION PROGRAM

Compensation Philosophy and Objectives

The Program incorporates four compensation objectives:

1. Motivate executive performance to accomplish VF’s short-term and long-term business objectives;

2. Provide annual incentives to executives based on corporate, business group and individual performance;

3. Provide executives with long-term equity-based compensation that aligns the interests of shareholders and executives; and

4. Offer total compensation that is competitive with other large U.S.-based companies with which VF may compete for executive talent.

VF balances the Program’s principal compensation elements by establishing target total direct compensation levels made up of the following elements:

Element	Type	Terms	Objective
Cash	Base Salary	• Fixed compensation	• Competitively compensate executives for their level of responsibility, skills, experience and sustained individual contribution
	Annual Cash Incentive Awards	• Variable, performance-based cash compensation earned based on achieving pre-established annual goals • Annual cash awards range from 0% to 200% of the targeted incentive opportunity	• Link compensation to short-term operating performance
Long-term equity incentive awards	Performance- Based Restricted Stock Units (“RSUs”)

•    Variable, performance-based equity compensation earned based on achieving pre-established financial goals and relative total shareholder return over a three-year performance period

•    Annual payouts range from 0% to 225% of the targeted incentive opportunity

•    Generally vest three years from grant date

•    Dividend equivalent units accumulate during the vesting period

•    Paid in shares of VF Common Stock upon vesting

•    Performance period of three years

• Link rewards to long-term operating performance • Link rewards to shareholder value creation through stock price growth • Aid in retention
	Stock Options	• Generally vest one third each year for three years • Expire after ten years • Granted at fair market value	• Link rewards to shareholder value creation through stock price growth • Aid in retention

Our Program is designed to incentivize responsible achievement of multiple operating goals over one- and three-year periods. For the purpose of valuing total direct compensation, the performance-based elements are valued at their grant date at target levels. Such awards also provide for above- and below-target payout levels and in this way directly motivate executives to achieve VF’s business goals, reward them for achieving and exceeding these goals and reduce compensation below target levels if goals are not achieved.

EXECUTIVE COMPENSATION

In establishing the elements of executive compensation, the Committee, in consultation with Frederic Cook, assesses whether the Program’s terms promote unnecessary risk-taking. In performing this assessment, the Committee reviews with Frederic Cook such compensation design elements as pay mix, performance metrics, performance goals and payout curves, payment timing and adjustments, equity incentives, stock ownership requirements and VF’s trading policies. After performing this analysis the Committee has concluded that the Program does not promote excessive or unnecessary risk-taking.

Competitive Compensation Targets

In 2014, Frederic Cook and management each independently utilized data from the Towers Watson (“Towers”) executive compensation database, which includes executive compensation data for over 700 U.S.-based companies (the “Comparison Data”), to assist in establishing compensation targets for 2014. The Comparison Data was provided by Towers on an aggregated basis. The Comparison Data reported actual salary levels and target levels of performance-based compensation and were adjusted to January 2014 using a three percent annual update factor. Due to significant variance in size among the companies in the Comparison Data, Towers used regression analysis to size-adjust the compensation data to VF’s approximate annual revenue range. Neither the Committee nor management receives or uses information on any subset of the Towers database and the Committee and management are not aware of the identities of the individual companies in the database. Frederic Cook utilized that data to recommend compensation targets for the Chief Executive Officer, and the Chief Executive Officer utilized the data to recommend compensation targets for the other named executive officers. In addition, the Committee evaluated compensation data regarding the Industry Group to assure the Committee that the compensation targets were reasonable as compared to other similarly situated apparel/retail and consumer products companies representative of those most likely to compete with VF for executive talent. The Committee revised VF’s Industry Group in 2014 to better reflect the size, business model and complexity of VF. The companies that comprised VF’s Industry Group in 2014 were as follows:

Adidas AG	L Brands, Inc.
Coach, Inc.	Levi Strauss & Co.
Colgate-Palmolive Company	Macy’s, Inc.
Estee Lauder Companies Inc.	NIKE Inc.
Gap Inc.	PVH Corp.
General Mills, Inc.	Ralph Lauren Corporation
Kimberly-Clark Corporation	Under Armour, Inc.
Kohl’s Corporation

The Compensation Committee sets total direct compensation (base salary, target annual cash incentive awards and target annual long-term equity incentive award values) for senior executives generally between the 50th and 75th percentile of the Comparison Data (subject to the fluctuation of foreign exchange rates for executives paid in currency other than the U.S. dollar). The Committee considers the scope of the executive’s duties, the executive’s experience in his or her role and individual performance relative to his or her peers to establish the appropriate point within that range of percentiles, or outside the range under rare circumstances that justify a deviation. For 2014, the target total direct compensation was generally within this range for each named executive officer. Generally, the Committee believes that it should set total direct compensation targets for VF’s senior executives within this range to appropriately motivate and reward strong performance and retain top talent at a reasonable cost to VF as indicated by the available data. The Committee targets total direct compensation for each VF executive officer to be competitive with compensation paid to executives in comparable positions according to the Comparison Data based on targeted performance goals established by the Committee. Benefits are set at levels intended to be competitive but are not included in the Committee’s evaluation of total direct compensation. The Committee may also provide retention awards, but these are not considered in total direct compensation for purposes of setting the targets.

EXECUTIVE COMPENSATION

The components of the target total direct compensation opportunity for each executive set by the Committee annually are short-term cash compensation (annual base salary and target annual cash incentive award) and long-term equity incentive compensation (stock options and RSUs under our Mid-Term Incentive Plan). The Committee generally allocates between total cash compensation and equity compensation in a way intended to be competitive with the Comparison Data and the Industry Group. The Committee also considers historical compensation levels, relative compensation levels among VF’s senior executives, and VF’s corporate performance as compared to the performance of companies in VF’s Industry Group.

Balance of Base Salary and At-Risk Components

VF’s philosophy is that a significant portion of each executive’s total direct compensation should be at-risk, meaning subject to fluctuation based on VF’s financial performance. The at-risk components of total compensation targets are annual cash incentives and long-term equity compensation. The at-risk portion of total compensation is progressively greater for higher level positions. The portion of 2014 target total direct compensation for each of the compensation elements for the executives named in this proxy statement were as follows:

Executive	Base Salary	Annual Cash Incentive Award	Long-term Equity Incentive Awards	At-risk Portion *
Mr. Wiseman	11%	18%	71%	89%
Mr. Shearer	27%	20%	53%	73%
Mr. Baxter	26%	19%	55%	74%
Mr. Rendle	28%	23%	49%	72%
Mr. Salzburger	29%	20%	51%	71%

*At-risk Portion includes Annual Cash Incentive Award and Long-term Equity Incentive Awards.

VF intends to continue this strategy of compensating its executives through programs that substantially link executive compensation to VF’s performance, with a view to striking an appropriate balance between the long-term and short-term performance of VF, and between VF’s financial performance and shareholder return.

Total Compensation Review

The Compensation Committee has established a practice of annually reviewing tally sheets summarizing all components of VF’s top executives’ compensation and the Committee performed this review in 2014. The Committee reviewed the dollar amounts affixed to all components of the executives’ 2014 compensation, including current cash compensation (base salary and annual cash incentive awards) and assumed value of long-term equity incentive compensation (RSUs and stock options valued at the time of the award in a manner consistent with FASB ASC Topic 718). The Committee also reviewed the dollar value to the executive and the cost to VF of all perquisites and other personal benefits, payout obligations under VF’s Pension Plan and VF’s Supplemental Executive Retirement Plan, aggregate balances under VF’s deferred compensation plans, and projected payout levels under several termination-of-employment scenarios, including termination with and without cause and termination after a change in control of VF. The purpose of the annual review is to enable the Committee to understand the amounts of all elements of the executives’ compensation.

COMPONENTS OF TOTAL DIRECT COMPENSATION

Base Salary

Base salary of the named executive officers is designed to compensate executives for their level of responsibility, skills, experience and sustained individual contribution. Base salary is intended to be

EXECUTIVE COMPENSATION

competitive as compared to salary levels for equivalent executive positions at companies in the Comparison Data and the Industry Group. The Committee believes that a competitive base salary provides the foundation for the total compensation package required to attract, retain and motivate executives in alignment with VF’s business strategies.

Target salary ranges and individual salaries for the named executive officers are reviewed by the Committee annually, as well as at the time of a promotion or other change in responsibilities. Each named executive officer is evaluated annually based on several components: key job responsibilities, key accomplishments and annual goals and objectives. The resulting performance evaluations are presented to the Committee to be used in assessing each component of total compensation for each executive.

Annual base salary increases for each executive officer are based on (i) an assessment of the individual’s performance, (ii) the competitive market salary range for the individual’s position, and (iii) VF’s overall merit increase budget for salaries of senior employees. In addition, the Committee considers substantial increases in an executive’s responsibilities in setting base salary increases. The 2014 salaries of the executive officers were approved by the Committee members and all other independent members of the Board of Directors. Mr. Rendle was promoted to Senior Vice President – Americas in April 2014 and received an increase in his base salary commensurate with his increase in responsibilities. Annual base salary rates and percentage increases from 2013 to 2014 for the executive officers named in this proxy statement were as follows:

Executive	2013 Base Salary	2014 Base Salary		Percentage Increase From 2013
Mr. Wiseman	$1,250,000	$1,300,000		4.0%
Mr. Shearer	750,000	800,000		6.7%
Mr. Baxter	600,000	620,000		3.3%
Mr. Rendle	635,000	655,000		3.1%
		725,000	*	14.2%*
Mr. Salzburger	€655,000	€675,000		3.1%
*	The increase in Mr. Rendle’s base salary from $655,000 to $725,000 was effective April 7, 2014 in connection with his promotion to Senior Vice President – Americas.

Annual Cash Incentives

VF has a cash incentive plan for the named executive officers, the VF Executive Incentive Compensation Plan (“EIC Plan”). The EIC Plan focuses executive attention on annual VF performance as measured by pre-established goals. The incentives are designed to motivate VF’s executives by providing payments for achieving and exceeding goals related to VF’s annual business plan.

Under the EIC Plan, performance goals are set each year by the Committee. The Committee used the competitive external Comparison Data to assist the Committee in establishing targeted dollar amounts to award each named executive under the EIC Plan. The Committee establishes each executive’s targeted annual incentive opportunity under the EIC Plan after consideration of compensation data and the recommendations of Frederic Cook and the Chief Executive Officer. The Committee also makes a general assessment as to the relative amounts of annual incentives for the executives to make sure they are, in the Committee’s judgment, fair and reasonable, but the Committee does not perform any formal internal pay equity calculation for any elements of executive compensation.

The Committee established for 2014 a “pre-set goal” under the EIC Plan of diluted earnings per share from continuing operations in the amount of $0.63, excluding the effects of impairment charges, pension curtailment or settlement charges, restructuring charges and other extraordinary items or non-recurring items, and required changes in accounting policies, such that (a) no award for 2014 could be paid to the designated executive officers under the EIC Plan unless the pre-set goal was achieved for fiscal 2014 and (b) up to 200% of the target awards could be paid to the designated executive officers provided that the

EXECUTIVE COMPENSATION

pre-set goal was achieved. Deductibility to VF for federal income tax purposes of the value of the awards up to the 200% level was maintained in 2014 so long as the pre-set goal was achieved. The maximum potential individual award is $6,000,000 plus the amount of the participant’s accumulated unused annual limit as of the close of the prior year. In determining the actual EIC Plan payouts, the Committee used its discretion to set award payouts below the maximum potential award for each of the named executives. The Committee established “stretch” target performance goals as described below to determine the actual payouts to the executives. We submit the material terms of the EIC Plan to shareholders for approval every five years and did so in 2013.

While it is the policy of the Committee to provide opportunities for annual incentive compensation for achievement of pre-established performance goals based primarily on financial measures, the Committee also retains discretion to pay bonuses apart from the EIC Plan reflecting its subjective assessment of the value of accomplishments of VF’s executive officers which, in the Committee’s view, cannot always be anticipated in advance or reflected in such pre-established goals.

Stretch Performance Goals. The Committee believes the following key drivers of total shareholder return should be the foundation for annual bonus payouts for its named executive officers:

Objective	Rationale
Earnings per share	Indicates the health of the overall company, and its sustained performance and profitability.
Gross margin percentage	Indicates the underlying profitability of the company.
Cash flow	Indicates the financial strength of the company and allows it to pursue opportunities that enhance shareholder value.
Net revenues, excluding revenues of acquired businesses	Key measure of top line growth that indicates sustainability of the company over the long term and its ability to generate profits.
Net revenues of acquired businesses	Indicates the success of the investment strategy of the company.
Profit before tax	Profitability measure that can be compared year-to-year at the business level.

The choice of which objectives are used and the relative weightings given to each objective varies (i) among executive officers depending upon the business for which each executive officer is responsible and (ii) from time to time based on VF’s strategic business goals. In February 2014, stretch target performance goals for the named executive officers were set by the Committee after considering criteria and weighting recommended by management as well as advice from the Committee’s independent compensation consultant.

The stretch target performance goals for Messrs. Wiseman and Shearer were based 100% on the performance of VF (“VF Performance Targets”) based on diluted earnings per share, gross margin, cash flow, net revenues, excluding net revenues of recent acquisitions, and net revenues of recent acquisitions for the portion that occurred during 2014 of the 12-month period following the acquisition (referred to below as “net revenues of acquired businesses”).

2014 VF Performance Targets
Weighting	Objective	Messrs. Wiseman and Shearer, VF Corporate
50%	Earnings per share	9.1% above 2013 earnings per share
10%	Gross margin percentage	70 basis points above the 2013 level
15%	Cash flow	6.2% increase from 2013 cash flow
15%	Net revenues, excluding revenues of acquired businesses	6.5% above 2013 revenues
10%	Net revenues of acquired businesses	$228 million

EXECUTIVE COMPENSATION

For the remaining three NEOs, the stretch target performance goals were based 40% on the performance objectives set forth above for Messrs. Wiseman and Shearer and 60% on the performance of the businesses for which they are responsible (the “Group Performance Targets”). During 2014 Mr. Rendle’s performance goals were based on the performance of Outdoor and Action Sports Americas until his promotion to Senior Vice President – Americas in April 2014, after which his performance goals were based on the performance of the Americas business. The Group Performance Targets were based on operating profit less cost of capital charge (referred to below as “profit before taxes”), gross margin, cash flow and revenue; revenue for Outdoor and Action Sports Americas, Americas and International is further divided into net revenues from ongoing businesses and net revenues of acquired businesses.

2014 Group Performance Targets
Weighting	Objective	Mr. Baxter, Jeanswear Americas, Imagewear and South America Group	Mr. Rendle,
			Outdoor and Action Sports Americas Group	Americas Group*	Mr. Salzburger, International Group
50%	Profit before taxes	8.2% above the 2013 level	12.4% above the 2013 level	10.9% above the 2013 level	12.4% above the 2013 level
10%	Gross margin percentage	52 basis points above the 2013 level	40 basis points above the 2013 level	80 basis points above the 2013 level	92 basis points above the 2013 level
15%	Cash flow	14.8% above the 2013 level	8.9% above the 2013 level	12.5% above the 2013 level	35.8% above the 2013 level
15%	Net revenues, excluding revenues of acquired businesses	Net revenues 4.1% above the 2013 level (this component was weighted 25% because there was no acquired business component)	9.7% above the 2013 level	7.2% above the 2013 level	6.6% above the 2013 level
10%	Net revenues of acquired businesses		$228 million in the aggregate for VF	$228 million in the aggregate for VF	$228 million in the aggregate for VF
*	Effective April 2014.

The objectives have different ranges of achievement. Each component of the objectives then (1) excludes the effects of adjustments related to impairment charges, pension curtailment or settlement charges, restructuring charges, other extraordinary items or non-recurring items, and required changes in accounting policies, (2) is calculated based on continuing operations, (3) excludes any difference between actual foreign exchange rates and the foreign exchange rates used in VF’s 2014 financial plan at the time the Committee set the targets and (4) as indicated, apportions revenues between existing businesses and recently acquired businesses. VF operates and reports using a 52/53-week fiscal year ending on the Saturday closest to December 31 of each year and, for 2014, the objectives reflected that 53-week operating year. In 2014, the Committee also adjusted the cash flow financial measure to exclude a contribution to VF’s defined benefit plan that was deemed advisable in light of recently announced new mortality tables that have the effect of increasing pension liabilities. In February 2014, the Compensation Committee set individual target award amounts for the named executive officers for the fiscal year 2014. These target award amounts are set forth on the Grants of Plan-Based Awards table on page 34.

Based on VF’s actual performance in 2014, in February 2015 the Committee determined that the pre-set goal for the EIC Plan had been achieved. The Committee further determined that the stretch target performance goals had been achieved as follows: for Messrs. Wiseman and Shearer, 159%, for Mr. Baxter, 77%, for Mr. Rendle, 120%, and for Mr. Salzburger, 117%. The payments made to the named executive officers under the EIC Plan are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 32. Amounts may vary slightly due to rounding.

EXECUTIVE COMPENSATION

For the years 2012, 2013 and 2014, actual levels of achievement of the targeted incentive opportunity under the EIC Plan were 175%, 123% and 159%, respectively, of the VF Performance Targets.

Restricted Stock Units

Under VF’s Mid-Term Incentive Plan (“MTIP”), executives are awarded RSUs that give them the opportunity to earn shares of VF Common Stock for performance achieved over three-year cycles. RSUs provide long-term incentive compensation for executives with the objectives of providing a focus on long-term value and increasing stock ownership. RSUs are designed to align the interests of VF’s executives with those of shareholders by encouraging the executives to enhance the value of VF Common Stock. In addition, through three-year performance periods, this component of the Program is designed to create an incentive for individual executives to remain with VF. MTIP awards are forfeitable upon an executive’s termination of employment, except (i) a pro rata portion of the award will be deemed earned in the event of death or disability, (ii) awards continue to accrue in full to the benefit of individuals who retire, provided that the individual was employed by VF for the first fiscal year of the cycle, (iii) a pro rata portion of the award will be deemed earned in the event of a termination of the executive’s employment by VF without cause prior to a change in control, with pro ration based on the part of the performance period in which the executive remained employed plus any period during which severance payments will be made, provided the individual was an active participant for at least twelve months during the performance cycle, and (iv) the full award at the higher of target performance or actual performance achieved through the date of termination will be deemed earned in the event of a termination by VF without cause or by the executive for good reason after a change in control of VF. Dividend equivalents are paid on the shares actually paid out under the MTIP (no dividend equivalents are paid on any portion of the MTIP award not earned).

For 2014, the Committee established performance goals for the MTIP based on VF’s financial performance metrics as well as a relative performance metric to further align executive compensation with shareholder value creation. The first component will be determined by multiplying the participant’s target number of RSUs by the average level of achievement of the stretch VF Performance Target goals established annually by the Committee under the EIC Plan during the three years of the performance period, plus an additional number of shares equal to the dollar value of the dividends that would have accrued (without compounding) on the shares subject to the payout. The second component, a relative performance metric, will be based on VF’s total shareholder return (“TSR”), as compared to the TSR generated by the S&P 500 companies during the applicable three-year period. At the end of the three-year performance period, the payout for each participant will (i) remain unchanged if VF’s TSR is between the 75th and 25th percentile of TSR of the S&P 500 companies over the period, (ii) increase in the amount of 25% of the participant’s target award if VF’s TSR is greater than or equal to the 75th percentile of TSR of the S&P 500 companies over the period, or (iii) decrease in the amount of 25% of the participant’s target award if VF’s TSR is equal to or below the 25th percentile of TSR of the S&P 500 companies over the period. As a result of including this relative performance metric actual payouts may range from 0% to 225% of the targeted award. The MTIP performance goals and related terms for the 2012-2014 performance period and the 2013-2015 performance period are substantially the same as described for the 2014-2016 performance period.

Deductibility to VF for federal income tax purposes of the value of the awards should be maintained so long as the pre-set goal of positive aggregate earnings per share from continuing operations is achieved for the three-year performance period. This goal was achieved for the 2012-2014 performance period. The Committee retains discretion with respect to the actual payouts provided that the pre-set goal is met. To preserve tax deductibility, we submit the material terms of the Stock Plan to shareholders for approval at least every five years and are doing so this year.

In February 2015, the Committee determined that the achievement of the EIC Plan stretch goals for VF for 2014 of the three-year MTIP performance period was 159%. Therefore, the Committee determined that the level of achievement of the financial performance metric of the MTIP goal for the three-year period 2012 through 2014 was 152%, determined by averaging the achievement of the VF Performance Target goals under the EIC Plan for 2012 (175%), 2013 (123%) and 2014 (159%). In addition, the Committee

EXECUTIVE COMPENSATION

determined that VF’s TSR for the 2012-2014 performance period was above the 75th percentile of the S&P 500 companies during the period and, therefore, in accordance with the TSR performance metric for the performance period, payouts for the performance period would include an additional 25% of participants’ target award. As a result, the total achievement for the 2012-2014 performance period was 177%.

The RSU payout made in February 2015 for the 2012-2014 performance period is set forth on the Option Exercises and Stock Vested table on page 37. The RSU target awards to the executive officers made in February 2014 for the 2014-2016 performance period are set forth in the Grants of Plan-Based Awards table on page 34. The grant-date fair value of RSU target awards for the three-year performance period beginning in each of 2012, 2013 and 2014 is reflected in the Stock Awards column of the Summary Compensation Table on page 32.

Stock Options

Stock options awarded under the Stock Plan are intended to align executives’ and shareholders’ interests and focus executives on attainment of VF’s long-term goals. Stock options provide executives with the opportunity to acquire an equity interest in VF and to share in the appreciation of the value of the stock. They also provide a long-term incentive for the executive to remain with VF and promote shareholder returns. The Committee determines a value of options awarded to executive officers as a component of the target total direct compensation.

Non-qualified stock options have a term of not greater than ten years and become exercisable not less than one year after the date of grant. Options are exercisable only so long as the option holder remains an employee of VF or its subsidiaries, except that, subject to earlier expiration of the option term, and to the specific terms and definitions contained in the Stock Plan, options generally remain exercisable for the period severance payments are made (if any) in the case of involuntary termination of employment, and for 36 months after death, retirement or termination of employment due to disability, provided that, for stock options granted during and after 2010, it is a condition to such continued vesting after retirement that the employee was employed by VF on December 31 of the year in which the option was granted. In addition, in accordance with the executives’ Change-in-Control Agreements described on page 41, upon an executive’s qualifying termination of employment following a change in control of VF, vesting of the options is accelerated and all of the options become exercisable by the executives.

Stock options are typically granted to the named executive officers annually in February under the Stock Plan. Because the Compensation Committee meets shortly before the release of VF’s earnings for the prior fiscal year and guidance for the following year, the Committee’s practice with respect to the award of stock options under the Stock Plan is to establish the date of grant of the options as the third business day after VF announces its earnings for the previously completed fiscal year so that the earnings information can be absorbed by the financial markets. The Committee acted on February 10, 2014, to establish the grant date for the options on February 19, 2014. Under the Stock Plan, the exercise price of stock options is the fair market value on the date of grant. “Fair market value” is defined in the Stock Plan as the average of the reported high and low sales price of the Common Stock on the date of grant.

Stock option awards made to the named executive officers during 2014 are listed on the Grants of Plan-Based Awards table on page 34.

Retention and Special Awards

Retention awards of restricted stock or restricted stock units are made by the Committee from time to time to attract or retain key executives and are designed to reward long-term employment with VF. Awards of restricted stock or restricted stock units for retention purposes under the Stock Plan are not part of regular annual compensation, and are not treated as part of total direct compensation as discussed above. The retention awards and the amount of any particular retention award are determined in consultation with the

EXECUTIVE COMPENSATION

Committee’s compensation consultant for the Chief Executive Officer and in consultation with the Chief Executive Officer for the other named executive officers. On July 22, 2014, Mr. Baxter was granted a retention award of 30,000 shares of restricted stock that will vest in 2019. On July 14, 2014, Mr. Rendle was granted a special award of 4,200 shares of restricted stock that will vest in 2018 to bring the aggregate grant-date value of his retention awards to a level consistent with his promotion and increased responsibilities in April 2014. For each executive, the restricted stock will vest in the years stated as long as the executive remains in the employment of VF until the vesting date, except that a pro rata portion of the restricted stock would vest if his employment termination is due to his death or disability and the full amount of such awards would vest upon a termination of the executive’s employment, within 24 months after a change in control of VF, either by VF not for cause or by the executive for good reason.

Policy for the Recovery of Awards or Payments in the Event of Financial Restatement

The Board of Directors has adopted a policy for the recovery of performance-based compensation from executives. The policy provides that the Board may require an executive to forfeit a performance-based award or repay performance-based compensation if VF is required to prepare an accounting restatement as a result of misconduct, if such executive knowingly caused or failed to prevent such misconduct. The award agreements for stock options and RSUs under the Stock Plan include provisions respecting such recovery, as does the EIC Plan.

Policy Regarding Hedging or Pledging in VF Common Stock

The Board of Directors has adopted a policy prohibiting VF’s directors, executive officers named in this proxy statement and certain other executives from engaging in transactions in derivative securities (including puts, calls, collars, forward contracts, equity swaps, exchange funds and the like) relating to VF securities, transactions “hedging” the risk of ownership of VF securities and short sales of VF securities. In addition, VF’s directors, executive officers named in this proxy statement and certain other executives are prohibited from holding VF securities in margin accounts or pledging VF securities as collateral for loans.

RETIREMENT AND OTHER BENEFITS

The Committee believes that retirement and other benefits are important components of competitive compensation packages necessary to attract and retain qualified senior executives. The Committee reviews the amounts of the benefits annually along with other compensation components. However, the benefits do not affect the decisions the Committee makes regarding other compensation components, which are generally structured to achieve VF’s short-term and long-term financial objectives. Mr. Salzburger, who is not a U.S. resident, does not participate in VF’s Pension Plan, Supplemental Executive Retirement Plan, Retirement Contribution Feature or Executive Deferred Savings Plan described below. His benefits are described in footnote 6 to the “Pension Benefits Table” on page 38.

Pension Benefits

VF sponsors and maintains the VF Corporation Pension Plan (the “Pension Plan”), a tax-qualified defined benefit plan that covers most of VF’s U.S. employees who were employed by VF on or before December 31, 2004, including Messrs. Wiseman, Shearer and Rendle. The purpose of the Pension Plan is to provide retirement benefits for those employees who qualify for such benefits under the provisions of the Pension Plan. The Pension Plan is discussed in further detail under the caption “Pension Benefits” on page 37. The Pension Plan was closed to new participants at the end of 2004.

Supplemental Executive Retirement Plan

Messrs. Wiseman, Shearer and Rendle participate in a Supplemental Executive Retirement Plan (“SERP”). The SERP is an unfunded, nonqualified plan for eligible participants primarily designed to restore benefits

EXECUTIVE COMPENSATION

lost under the Pension Plan due to the maximum legal limit of pension benefits imposed under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code (the “Code”). The SERP was closed to new participants at the end of 2004.

Retirement Contribution Feature

VF executives, including Mr. Baxter, who joined VF after the Pension Plan and SERP were closed to new participants, until January 1, 2015 participated in a retirement contribution feature pursuant to which VF contributed a percentage of their earnings (between 2% and 5%) based on their years of continuous service, to the VF Retirement Savings Plan (401(k)) and the Executive Deferred Savings Plan, described below.

Nonqualified Deferred Compensation

VF’s U.S.-based senior executives, including the U.S.-based named executive officers, are permitted to defer compensation and receive a limited amount of matching credits under the VF Corporation Executive Deferred Savings Plan. This plan enables executives to save for retirement on a tax-deferred basis. Nonqualified deferred compensation is discussed in further detail under the caption “Nonqualified Deferred Compensation” on page 39.

Employee Benefits

VF provides a number of benefit plans to all eligible employees, including the named executive officers. These benefits include programs such as medical, dental, life insurance and short and long-term disability coverage and a merchandise discount on most VF products. The named executive officers are also eligible for financial counseling and an annual executive physical.

Change-in-Control Agreements

VF has entered into Change-in-Control Agreements (the “Agreements”) with certain VF senior executives, including the named executive officers, that provide the executives with certain severance benefits in the event their employment with VF is terminated by VF or by the executive for good reason, as defined in the Agreements, subsequent to a change in control of VF. The Agreements are designed to reinforce and encourage the continued attention and dedication of such executives to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of VF. VF believes that change-in-control arrangements are an important component of a competitive compensation package necessary to attract and retain qualified senior executives.

As described and quantified below in the “Potential Payments Upon Change in Control, Retirement or Termination of Employment” section on page 40, the Agreements generally have a term of three years with automatic annual extensions. The Agreements may be terminated, subject to the limitations outlined below, by VF upon notice to the executive and are automatically terminated if the executive’s employment with VF ceases (other than a termination triggering payments under the Agreement). VF may not terminate the Agreements (i) if it has knowledge that any third person has taken steps or has announced an intention to take steps reasonably calculated to effect a change in control of VF or (ii) within a specified period of time after a change in control of VF occurs. Severance benefits payable to the named executive officers include the lump sum payment of an amount equal to 2.99 times the sum of the executive’s current annual salary plus the highest amount of cash incentive awarded to the executive during the three fiscal years prior to the date on which the executive’s employment is terminated following a change in control of VF (but not less than the target level of annual incentive for the year of termination).

Total payments to be made to an executive in the event of termination of employment upon a change in control of VF may constitute excess “parachute payments” (as that term is defined in the Code). Messrs. Wiseman, Shearer and Baxter will receive additional payments under the Agreements to reimburse them

EXECUTIVE COMPENSATION

for any excise taxes, as well as other increased taxes, penalties and interest resulting from any payments under the Agreements by reason of such payments being treated as excess parachute payments. However, if the parachute payments exceed the maximum amount that could be paid to the executive without giving rise to an excise tax, but are less than 105% of such amount, then no gross-up will be paid and the parachute payments will be reduced to just below such amount. During 2011, the Committee eliminated the gross up feature for any new or materially enhanced change-in-control agreements.

Under the terms of the Agreements, the executives would also be entitled to supplemental benefits, such as accelerated rights to exercise stock options, accelerated lapse of restrictions on restricted stock and RSUs, lump sum payments under the VF SERP, and continued life and medical insurance for specified periods after termination. Upon a change in control of VF, VF also will pay all reasonable legal fees and related expenses incurred by the executive as a result of the termination of his or her employment or in obtaining or enforcing any right or benefit provided by the Agreements.

Payments Upon Separation

The named executive officers, other than Mr. Salzburger, have no contractual right to receive separation payments if they terminate their employment or are terminated with or without cause prior to a change in control of VF. Mr. Salzburger, who is based in Switzerland, has an employment agreement, which is typical in Switzerland. Under his agreement, Mr. Salzburger is entitled to receive one year of base salary and a pro rata amount of the annual incentive bonus he would have earned for the year of termination if his employment is terminated without cause.

PRESERVATION OF DEDUCTIBILITY OF COMPENSATION

Section 162(m) of the Code limits the deductibility by VF for Federal income tax purposes of annual compensation in excess of $1 million paid to certain officers, unless certain requirements are met. Stock options, certain performance-based awards and retention awards under the 1996 Stock Compensation Plan are designed to meet these requirements as are annual incentive payments under VF’s EIC Plan. It is the present intention of the Compensation Committee to preserve the deductibility of compensation under Section 162(m) to the extent the Committee believes that to do so is consistent with the best interest of shareholders; however, tax deductibility is only one consideration in determining the type and amount of compensation. The Board of Directors maintains discretion to set salaries and grant awards based on the Board’s assessment of individual performance and other relevant factors. Such salaries and awards may not meet the requirements for full deductibility of Section 162(m). In making compensation decisions the Board takes into consideration any potential loss of deductibility. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

It is VF’s policy to strongly encourage stock ownership by VF senior management. This policy closely aligns the interests of management with those of shareholders. Senior executives are subject to share ownership guidelines that require them to accumulate, over a five-year period, and then retain, shares of VF Common Stock having a market value ranging from one to six times annual base salary, depending upon the position. The Chief Executive Officer and the other named executive officers are required to accumulate VF Common Stock having market values as follows:

Stock Ownership Guidelines
Officer	VF Common Stock having a market value of
Chief Executive Officer	Six times annual base salary
Senior Vice Presidents and Group Presidents	Three times annual base salary
Vice Presidents	Two times annual base salary

EXECUTIVE COMPENSATION

An executive has five years to reach the target. If an executive’s guideline ownership level increases because of a tier change or salary increase, a new five-year period to achieve the incremental guideline ownership level begins with each such change. Once achieved, the ownership of the guideline amount should be maintained for as long as the executive is subject to the guideline.

Credit will be given for direct holdings by the executive or an immediate family member residing in the same household and shares held through executive deferred savings and 401(k) plans. No credit will be given for restricted stock, restricted stock units, or shares of stock beneficially owned by someone other than the executive or immediate family member residing in the same household, unexercised stock options, or other similar forms of ownership of stock. Shares held in trust are reviewed for credit by the Committee. Until a senior executive has met the targeted ownership level, whenever he or she exercises a stock option he or she must retain shares equal to 50% of the after-tax value of each option exercised.

All of the named executive officers have exceeded their guideline ownership level targets for executive stock ownership.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and the Committee’s independent compensation consultant. Based on the foregoing review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and VF’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015.

Raymond G. Viault, Chairman

Ursula O. Fairbairn

Laura W. Lang

W. Alan McCollough

Matthew J. Shattock

EXECUTIVE COMPENSATION

2014 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Eric C. Wiseman,	2014	$1,300,000	$4,250,050	$3,978,209	$3,416,985	$4,790,200	$ 97,458	$17,832,902
Chairman, President and	2013	1,250,000	4,000,003	3,755,411	2,313,750	371,900	96,047	11,787,111
Chief Executive Officer	2012	1,200,000	3,000,113	2,892,953	2,933,280	4,070,600	81,080	14,178,026
Robert K. Shearer,	2014	800,000	800,001	748,846	955,800	2,055,200	30,549	5,390,396
Senior Vice President and	2013	750,000	750,152	704,149	617,000	-0-	33,200	2,854,501
Chief Financial Officer	2012	725,000	750,028	723,246	873,000	1,544,800	29,280	4,645,354
Scott H. Baxter,	2014	620,000	2,446,031	678,996	346,950	-0-	48,389	4,140,366
Vice President and Group	2013	600,000	2,828,494	573,915	555,550	-0-	49,213	4,607,172
President – Jeanswear	2012	575,000	550,001	582,509	604,340	-0-	47,677	2,359,527
Americas, Imagewear and South America
Steven E. Rendle,	2014	706,154	888,875	585,037	675,672	900,900	70,451	3,827,089
Senior Vice President –	2013	635,000	2,828,494	573,915	489,130	105,800	26,700	4,659,039
Americas	2012	615,000	550,001	582,509	443,210	558,200	23,400	2,772,320
Karl Heinz Salzburger,(1)	2014	896,738	800,001	748,846	696,466	186,611	207,699	3,536,361
Vice President and Group	2013	870,037	3,028,502	704,149	587,640	169,147	200,121	5,559,596
President – VF International	2012	816,547	750,028	723,246	756,624	166,280	197,804	3,410,529

1	Mr. Salzburger’s cash compensation is paid in euros. For purposes of the table, his cash compensation was converted into U.S. dollars at the following exchange rates, the average daily exchange rate for each respective calendar year: in 2014, 1.3285 U.S. dollars to the euro; in 2013, 1.3283 U.S. dollars to the euro; and in 2012, 1.2859 U.S. dollars to the euro.
2	Awards of performance-based restricted stock units (“RSUs”) for the three-year performance periods of 2012 through 2014, 2013 through 2015, and 2014 through 2016 were made to the named executive officers in 2012, 2013 and 2014, respectively, under the Mid-Term Incentive Plan described in footnote 3 to the Grants of Plan-Based Awards Table on page 34. The amounts shown for the RSUs in this column include the aggregate grant date fair value of the RSU awards computed in accordance with FASB ASC Topic 718. Fair value for each RSU was the average of the high and the low price of VF Common Stock on the grant date of the award. The grant date fair values reflected in this column are the target payouts based on the probable outcome of the performance condition, determined as of the grant date. Depending on the level of achievement of performance goals, payouts of awards could range up to a maximum of 225% of the target award. For 2014, assuming achievement of such performance goals at maximum levels, such grant date fair value of the performance-based RSUs would have been as follows: Mr. Wiseman, $9,562,613; Mr. Shearer, $1,800,002; Mr. Baxter, $1,406,320; Mr. Rendle, $1,406,320; and Mr. Salzburger, $1,800,002. Dividend equivalents (without compounding) accrue on these RSUs subject to the same performance-based vesting requirements as apply to the RSUs. Also included in this column are dollar amounts equal to the aggregate grant date fair value (computed in accordance with FASB ASC Topic 718) of restricted stock and restricted stock units awarded to Messrs. Baxter, Rendle and Salzburger, including, for 2014, the following: Mr. Baxter, $1,821,000 (30,000 shares of restricted stock that vest in 2019); and Mr. Rendle, $263,844 (4,200 shares of restricted stock that vest in 2018). Fair value for each share of restricted stock or each restricted stock unit was the average of the high and low price of VF Common Stock on the date of the award. Each of these awards vest provided the executive remains employed by VF at the vesting date (except a pro rata portion of the awards would vest in the event of termination due to death or disability and the awards would vest upon certain terminations following a change in control of VF) and dividends on the restricted stock and restricted stock units are subject to the same restrictions and service-based vesting as the original award. The valuation assumptions used are summarized in Note O to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended January 3, 2015.
3	Options to purchase shares of VF Common Stock are granted annually to each of the named executive officers under the Stock Plan. The terms of options granted under the Stock Plan are described in footnote 1 to the Outstanding Equity Awards at Fiscal Year-End table on page 35. Stock options generally vest over three years of continuous service after the date of grant and generally expire ten years after the date of grant, subject to accelerated vesting in the event of the executive’s death or certain terminations of employment due to disability or following a change in control, and subject to early expiration in connection with other terminations of employment. The values of the option awards in this column are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and were estimated using a lattice option-pricing model, which incorporates a range of assumptions for inputs between the grant date of the option and date of expiration. The assumptions used and the resulting weighted average value of stock options granted during 2014 is summarized in Note O to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended January 3, 2015.

EXECUTIVE COMPENSATION

4	The amounts in this column represent cash awards earned during 2014, 2013 and 2012, respectively, under the VF EIC Plan. The operation of the VF EIC Plan in 2014 is described in footnote 2 to the Grants of Plan-Based Awards table on page 34.
5	The amounts reported in this column represent the aggregate positive change in the actuarial present value of the named executive officers’ accumulated benefits under all defined benefit and actuarial pension plans (including supplemental plans) in 2014, 2013 and 2012. Approximately 48%, 51% and 51% of the 2014 amount of change shown for Messrs. Wiseman, Shearer and Rendle, respectively, represent an increase in present value of their pension benefits resulting from changes in prevailing interest rates and life expectancy; such interest and life expectancy rates and the compensation deemed to result from changes in those assumptions are not entirely within VF’s control. Amounts in this column for Mr. Salzburger were valued in Swiss francs and converted to U.S. dollars using an exchange rate of .9144 Swiss francs to the U.S. dollar in 2014, .9264 Swiss francs to the U.S. dollar in 2013 and .9373 Swiss francs to the U.S. dollar in 2012, the average daily exchange rate for each respective calendar year. Mr. Baxter joined VF after the defined benefit plans were closed to new participants. See “Pension Benefits” on page 37 for a detailed discussion of VF’s pension benefits. No amounts are included in this column for earnings on deferred compensation because the named executive officers do not receive above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified. The earnings that the executive officers received on deferred compensation are reported in the Nonqualified Deferred Compensation table on page 40.
6	This amount includes VF’s matching contribution under the VF Executive Deferred Savings Plan in the amount of $12,500 for each of Messrs. Wiseman, Shearer, Baxter and Rendle, and an additional retirement contribution of $18,203 under that Plan on behalf of Mr. Baxter. For those four named executive officers, the amount also includes VF’s payment of the cost of financial planning services. For Mr. Wiseman, this amount also includes an annual physical and expenses for his spouse at VF Board-related functions in 2014. For Mr. Baxter, this amount also includes contributions to retirement savings in 2014 and an annual physical. For Mr. Rendle, this amount also includes an annual physical, relocation expense reimbursement and a related tax gross-up payment of $20,370 on that amount in 2014. This amount includes use of company aircraft in 2014 by Mr. Wiseman of $71,560, Mr. Shearer of $7,149 and Mr. Rendle of $2,100. The value of the aggregate supplemental incremental cost of VF aircraft includes costs associated with attendance at meetings of other companies’ Boards on which they serve, which is considered by the tax rules to be personal use. The cost of the personal use of aircraft was calculated based on the aggregate incremental cost to VF based on an hourly charge for VF’s aircraft that includes fuel, maintenance, salaries, ramp fees and landing fees. Family members of executives and their invited guests occasionally fly on VF aircraft as additional passengers on business flights. In those cases, there is no aggregate incremental cost to VF for the family member or guest, although taxable income is imputed to the individual. For Mr. Salzburger in 2014, this amount includes a cost of living allowance in the amount of $93,804, a housing allowance in the amount of $93,804, a car allowance and an annual physical. Amounts in this column for Mr. Salzburger were paid in Swiss francs and converted to U.S. dollars using an exchange rate of .9144 Swiss francs to the U.S. dollar in 2014, the average daily exchange rate for the calendar year.

EXECUTIVE COMPENSATION

2014 GRANTS OF PLAN-BASED AWARDS

Name	Date of Board Approval of Awards (1)	Grant Date of Equity Awards (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards (4) ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Wiseman	2/10/2014		-0-	$2,145,000	$4,290,000
	2/10/2014	2/19/2014				-0-	74,838	168,386				$4,250,050	(5)
	2/10/2014	2/19/2014								352,991	$56.79	3,978,209	(6)
Mr. Shearer	2/10/2014		-0-	600,000	1,200,000
	2/10/2014	2/19/2014				-0-	14,087	31,696				800,001	(5)
	2/10/2014	2/19/2014								66,446	56.79	748,846	(6)
Mr. Baxter	2/10/2014		-0-	450,000	900,000
	2/10/2014	2/19/2014				-0-	11,006	24,764				625,031	(5)
	2/10/2014	2/19/2014								51,911	56,79	678,996	(6)
	7/22/2014	7/22/2014							30,000			1,821,000	(7)
Mr. Rendle	2/10/2014		-0-	561,000	1,122,000
	2/10/2014	2/19/2014				-0-	11,006	24,764				625,031	(5)
	2/10/2014	2/19/2014								51,911	56.79	585,037	(6)
	7/14/2014	7/14/2014							4,200			263,844	(7)
Mr. Salzburger	2/10/2014		-0-	597,825	1,195,650
	2/10/2014	2/19/2014				-0-	14,087	31,696				800,001	(5)
	2/10/2014	2/19/2014								66,446	56.79	748,846	(6)

1	All equity awards are granted under the VF Stock Plan. Under the Stock Plan, the exercise price of stock options is the fair market value on the date of grant. “Fair market value” is defined under the Stock Plan as the average of the reported high and low sales price of VF Common Stock on the date of grant. The “date of grant” is the date on which the granting of an award is authorized by the Compensation Committee, unless a later date for the grant is specified by the Compensation Committee. The Compensation Committee’s policy with respect to the award of equity under the Stock Plan is to fix the date of grant of the equity awards in February as the third business day after VF announces its earnings for the previously completed fiscal year. The Committee acted on February 10, 2014, to establish February 19 as the grant date for the equity awards in February.
2	The amounts in these columns represent the threshold, target and maximum awards under the EIC Plan. Under the EIC Plan, performance goals are set each year by the Compensation Committee. The performance goals for 2014 are set forth above in Compensation Discussion and Analysis on page 17. Depending upon the level of achievement of each of the performance goals, annual cash awards could range from 0% to 200% of the targeted incentive opportunity for each EIC Plan participant. The amounts actually paid to the executives for 2014 performance are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 32. Mr. Salzburger’s target has been converted to U.S. dollars from euros based on the average daily exchange rates for calendar year 2014 of 1.3285 U.S. dollars to the euro.
3	The amounts in these columns represent the threshold, target and maximum awards under the MTIP. Under the MTIP, performance goals are set each year by the Compensation Committee for the three-year performance period. These awards were granted to the named executive officers for the three-year performance period of 2014 through 2016 under the MTIP. Depending on the level of achievement of performance goals, payouts of awards could range up to a maximum of 225% of the target award for awards granted in 2014. The MTIP gives the executives the opportunity to earn shares of VF Common Stock. Although actual payout of these shares is generally determined based on the average level of achievement of the performance goals under the EIC Plan during the three years of the performance period, and potentially plus or minus 25% of the target award depending on VF’s total shareholder return as compared to the total shareholder return of S&P 500 companies over the performance period (as further described on page 26), the Committee retains discretion with respect to the actual awards. In order for the named executives to earn Common Stock under this Plan, VF must have aggregate positive earnings per share for the three-year performance period. These awards are forfeitable upon an executive’s termination of employment, except (i) a pro rata portion of the award will be deemed earned in the event of death or disability, (ii) awards continue to accrue in full to the benefit of individuals who retire, provided that the individual was employed by VF for the first fiscal year of the cycle, (iii) a pro rata portion of the award will be deemed earned in the event of a termination of the executive’s employment by VF without cause prior to a change in control, with pro ration based on the part of the performance period in which the executive remained employed plus any period during which severance payments will be made, and (iv) the full award at the higher of target performance or actual performance achieved through the date of termination will be deemed earned in the event of a termination by VF without cause or by the executive for good reason after a change in control of VF. Dividend equivalents accrue on the MTIP awards, but are subject to vesting of the awards. Upon payout of the MTIP awards the dividend equivalents are then paid in additional shares of stock calculated by dividing the accrued dividend equivalents by the average of the high and the low price of a share of VF Common Stock on the date the award is paid out. Dividend equivalents are not compounded.
4	Under the Stock Plan, the exercise price of stock options is the fair market value on the date of grant. “Fair market value” is defined under the Stock Plan as the average of the reported high and low sales price of VF Common Stock on the date of grant. The closing price of a share of VF Common Stock on February 19, 2014, the date of grant, was $56.67; the average of the high and low price of a share of VF Common Stock on February 19, 2014, was $56.79.

EXECUTIVE COMPENSATION

5	The aggregate fair value of the RSUs was computed in accordance with FASB ASC Topic 718. Fair value for the RSUs was calculated by multiplying $56.79 per share (the average of the high and the low price of VF Common Stock on the date of the award) by the target award. The aggregate fair value reflected in this column represents the target payouts based on the probable outcome of the performance condition, determined as of the grant date. The assumptions used are summarized in Note O to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended January 3, 2015.
6	The fair value on the date of grant of each option award was computed in accordance with FASB ASC Topic 718 and was estimated using a lattice option-pricing model, which incorporates a range of assumptions for inputs between the grant date of the option and date of expiration. The assumptions used and the resulting weighted average fair value of stock options granted during 2014 are summarized in Note O to VF’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended January 3, 2015.
7	On July 22, 2014, the Compensation Committee awarded Mr. Baxter 30,000 shares of restricted stock that vest in 2019. On July 14, 2014, the Compensation Committee awarded Mr. Rendle 4,200 shares of restricted stock that vest in 2018. In each case the restricted stock will vest only if Messrs. Baxter or Rendle, as applicable, remains an employee of VF (except a pro rata portion of the award would vest in the event of termination due to death or disability and the award would vest upon his termination following a change in control of VF). Dividends (without compounding) accrue on these shares of restricted stock. Dividends will be paid upon vesting of the shares of restricted stock in additional shares of stock calculated by dividing the accrued dividends by the average of the high and low share price on the date the award is vested and paid out. The fair value of the shares of restricted stock was calculated by multiplying the average of the high and the low price of VF Common Stock on the date of the award ($60.70 for 30,000 shares of restricted stock awarded to Mr. Baxter and $62.82 for 4,200 shares of restricted stock awarded to Mr. Rendle) by the number of shares of restricted stock granted.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2014

	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Eric C. Wiseman	533,956	-0-	$13.40	2/12/2019
	524,816	-0-	18.72	2/15/2020
	400,964	-0-	23.89	2/23/2021
	239,956	119,976	36.40	2/20/2022
	157,559	315,117	40.49	2/19/2023			174,869	(4)	$12,898,332
	-0-	352,991	56.79	2/18/2024	-0-	$ -0-	132,463	(5)	9,770,490
Robert K. Shearer	59,990	29,994	36.40	2/20/2022
	29,543	59,085	40.49	2/19/2023			32,795	(4)	2,418,927
	-0-	66,446	56.79	2/18/2024	-0-	-0-	24,934	(5)	1,839,131
Scott H. Baxter	55,336	-0-	18.72	2/15/2020
	74,180	-0-	23.89	2/23/2021
	43,992	21,996	36.40	2/20/2022	60,000(6)	4,425,600
	21,666	43,330	40.49	2/19/2023	60,000(6)	4,425,600	24,051	(4)	1,773,984
	-0-	51,911	56.79	2/18/2024	30,000(6)	2,212,800	19,481	(5)	1,436,891
Steven E. Rendle	32,400	-0-	19.03	2/08/2017
	53,800	-0-	19.88	2/07/2018
	65,604	-0-	18.72	2/15/2020
	74,180	-0-	23.89	2/23/2021
	43,992	21,996	36.40	2/20/2022
	21,666	43,330	40.49	2/19/2023	60,000(7)	4,425,600	24,051	(4)	1,773,984
	-0-	51,911	56.79	2/18/2024	4,200(7)	309,792	19,481	(5)	1,436,891
Karl Heinz Salzburger	80,000	-0-	13.40	2/12/2019
	80,000	-0-	18.72	2/15/2020
	100,244	-0-	23.89	2/23/2021
	59,990	29,994	36.40	2/20/2022
	29,543	59,085	40.49	2/19/2023	60,000(8)	4,425,600	32,795	(4)	2,418,927
	-0-	66,446	56.79	2/18/2024	60,000(8)	4,425,600	24,934	(5)	1,839,131

1

All of the options are non-qualified stock options awarded under the Stock Plan. Each option becomes vested and exercisable in thirds on the first, second and third anniversaries of the date of grant. Options generally become fully vested and exercisable upon the executive’s death or termination of the executive’s employment due to disability or following a change in control of VF.

EXECUTIVE COMPENSATION

All options have a ten-year term but, in the event of certain terminations of the optionee’s employment, the options generally expire on an accelerated basis, as follows: 36 months after retirement, death or termination due to disability; at the end of the period severance payments are made (if any) in the case of involuntary termination; and at the time of any voluntary termination. The vesting dates for options that were not vested at the end of the 2014 fiscal year are as follows (options vest on the anniversary of the date of grant in the indicated month):

Name	Grant Date	Vest February 2015	Vest February 2016	Vest February 2017
Mr. Wiseman	2/21/2012	119,976
	2/20/2013	157,559	157,558
	2/19/2014	117,664	117,664	117,663
Mr. Shearer	2/21/2012	29,994
	2/20/2013	29,543	29,542
	2/19/2014	22,149	22,149	22,148
Mr. Baxter	2/21/2012	21,996
	2/20/2013	21,665	21,665
	2/19/2014	17,304	17,304	17,303
Mr. Rendle	2/21/2012	21,996
	2/20/2013	21,665	21,665
	2/19/2014	17,304	17,304	17,303
Mr. Salzburger	2/21/2012	29,994
	2/20/2013	29,543	29,542
	2/19/2014	22,149	22,149	22,148

2	The market value of restricted awards reported in this column was computed by multiplying $73.76, the closing market price of VF’s stock at January 3, 2015, by the number of shares or units of stock awarded.
3	The number of shares or units and values in these columns assume an achievement level of 177% of the target amount, which was the actual level of achievement for the three-year performance period ended January 3, 2015. The final level of achievement for the awards in these columns may differ. The number of RSUs was calculated by multiplying 177% by the target number of RSUs awarded, and the dollar value was calculated by multiplying 177% of the target number of RSUs awarded (the number of shares in the chart is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares) by $73.76, the closing market price of VF Common Stock at January 3, 2015.
4	This number represents the number of RSUs that were awarded under the MTIP by the Compensation Committee in February 2013 for the three-year performance period ending December 2015 multiplied by an assumed achievement level of 177% (rounded to the nearest whole number of shares). At an achievement level of 225% (the maximum), the number of RSUs and the corresponding value would be as follows (the number of shares is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares): Mr. Wiseman: 222,291 RSUs with a value of $16,396,184; Mr. Shearer: 41,688 RSUs with a value of $3,074,907; Mr. Baxter: 30,573 RSUs with a value of $2,255,064; Mr. Rendle: 30,573 RSUs with a value of $2,255,064; and Mr. Salzburger: 41,688 RSUs with a value of $3,074,907.
5	This number represents the number of RSUs that were awarded under the MTIP by the Compensation Committee in February 2014 for the three-year performance period ending December 2016 multiplied by an assumed achievement level of 177% (rounded to the nearest whole number of shares). At an achievement level of 225% (the maximum), the number of RSUs and the corresponding value would be as follows (the number of shares is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares): Mr. Wiseman: 168,386 RSUs with a value of $12,420,114; Mr. Shearer: 31,696 RSUs with a value of $2,337,879; Mr. Baxter: 24,764 RSUs with a value of $1,826,556; Mr. Rendle: 24,764 RSUs with a value of $1,826,556; and Mr. Salzburger: 31,696 RSUs with a value of $2,337,879.
6	Mr. Baxter received awards of 60,000, 60,000 and 30,000 shares of restricted stock in February 2011, February 2013 and July 2014, respectively. 60,000 of these shares of restricted stock vest in each of February 2015 and February 2017, and 30,000 in July 2019 provided that Mr. Baxter remains an employee of VF (except a pro rata portion of the awards would vest in the event of termination due to death or disability and the awards would vest upon certain terminations following a change in control of VF). Dividends on these shares of restricted stock are invested in additional shares that are subject to the same restrictions as the original award. Dividends accrued (and the related number of additional shares of restricted stock) as of January 3, 2015, were valued at $535,866 (7,265 shares).
7	Mr. Rendle received an award of 60,000 and 4,200 shares of restricted stock in February 2013 and July 2014, respectively. These shares of restricted stock vest in February 2017 and July 2018, respectively, provided that Mr. Rendle remains an employee of VF (except a pro rata portion of the awards would vest in the event of termination due to death or disability and the awards would vest upon certain terminations following a change in control of VF). Dividends on these shares of restricted stock are invested in additional shares that are subject to the same restrictions as the original award. Dividends accrued (and the related number of additional shares of restricted stock) as of January 3, 2015, were valued at $159,985 (2,169 shares).
8

Mr. Salzburger received awards of 60,000 restricted stock units in each of February 2011 and February 2013. 60,000 of these units vest in each of February 2015 and February 2017, provided that Mr. Salzburger remains an employee of VF for the term of each award (except a pro rata portion of the awards would vest in the event of termination due to death or disability and the awards would vest upon his termination following a change in control of VF). Dividend equivalents (without compounding) accrue on these restricted stock units, but are subject to vesting of the award. Upon payout of the award, dividend equivalents

EXECUTIVE COMPENSATION

will be paid in additional shares of stock calculated by dividing the accrued dividend equivalents by the average of the high and low share price on the date the award is paid out. Dividend equivalents accrued (and the related number of additional restricted stock units) as of January 3, 2015, were valued at $327,300 (approximately 4,437 units).

2014 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards (2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Eric C. Wiseman	454,800	$21,439,289	145,905	$9,989,361
Robert K. Shearer	100,244	3,621,223	80,346	5,274,531
Scott H. Baxter	82,368	4,052,029	36,151	2,363,669
Steven E. Rendle	66,748	3,111,476	92,499	5,664,602
Karl Heinz Salzburger	82,084	3,920,218	78,739	5,129,903
1	The dollar amount realized upon exercise of stock options was calculated by determining the difference between the market price of the underlying securities at exercise and the exercise price of the options.
2	These columns report payout of awards of RSUs under the MTIP, including accrued dividends, as generally described in footnote 3 to the Grants of Plan-Based Awards table on page 34, for the three-year period ending January 3, 2015. The RSUs were paid out following the determination by the Compensation Committee on February 9, 2015 of the level of achievement for the performance period. The aggregate dollar amount realized by the named executive officers upon the payout of the award was computed by multiplying the number of RSUs by $68.47, the fair market value of the underlying shares on February 9, 2015, the payout date (the number of shares in the chart is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares). The fair market value is defined under the Stock Plan to be the average of the high and low price of VF Common Stock on the applicable date. For Mr. Shearer, the amounts in these columns also include $2,777,410, the fair market value of 40,000 shares of restricted stock, plus 3,870 shares of restricted stock resulting from accumulated dividends on the restricted stock, at the time of vesting in July 2014. For Mr. Baxter, the amounts in these columns also include $531,096, the fair market value of 8,000 shares of restricted stock, plus 1,380 shares of restricted stock resulting from accumulated dividends on the restricted stock, at the time of vesting in February 2014. For Mr. Rendle, the amounts in these columns also include $3,832,409, the fair market value of 60,000 shares of restricted stock, plus 5,736 shares of restricted stock resulting from accumulated dividends on the restricted stock, at the time of vesting in February 2014. For Mr. Salzburger, the amounts in these columns also include $2,632,562, the fair market value of 40,000 shares of restricted stock units, plus 2,263 shares of restricted stock units resulting from accumulated dividend equivalents on the restricted stock units, at the time of vesting in January 2014. No amounts reported in these columns were deferred.

PENSION BENEFITS

VF sponsors and maintains the VF Corporation Pension Plan (the “Pension Plan”), a tax-qualified defined benefit plan that covers most of VF’s U.S.-based employees who were employed by VF on or before December 31, 2004, including all the named executive officers other than Mr. Baxter who joined VF after the Pension Plan was closed to new participants and Mr. Salzburger who has pension benefits under the VF International SAGL pension fund in Switzerland (the “Swiss Pension Plan”) that covers virtually all Swiss-based employees of VF International SAGL over 25 years of age. Benefits under the Pension Plan are calculated by reference to the employee’s “average annual compensation”, which is his or her average annual salary and annual incentive compensation from January 1, 2014, with no less than five years immediately preceding retirement included in the average. If an employee does not have five years of compensation from January 1, 2014, such employee’s compensation for a sufficient number of years immediately prior to 2014 is included to produce a minimum five compensation years.

There are two formulas for computing benefits under the Pension Plan. The “normal retirement” formula is used for employees who qualify for “early retirement” under the Pension Plan upon termination, by being credited with at least ten years of service with VF and having attained age 55. The second formula, less favorable to the employee, is used for employees who have not satisfied both conditions for “early retirement” upon termination. For employees who commence benefits under the Pension Plan prior to age 65, the benefit is reduced to account for the longer period of time over which the benefit is expected to be paid. The formula in effect for a specific employee is dependent upon the employee’s age and the number of years of service he has accrued as of the date of termination. Both formulas are based on years

EXECUTIVE COMPENSATION

of service with VF, average annual compensation, and the covered compensation amount in effect for the employee relative to his birth year. Payments under the Pension Plan are made in monthly payments over the life of the participant and, in some circumstances, for a period thereafter to the participant’s beneficiary. All of the named executive officers who participate in the Pension Plan are eligible for nonforfeitable benefits under the Pension Plan and the VF Supplemental Executive Retirement Plan (“SERP”).

The SERP is an unfunded, nonqualified plan for eligible employees primarily designed to restore benefits lost under the Pension Plan due to the maximum legal limit of pension benefits imposed under the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Internal Revenue Code (the “Code”). The combined retirement income from the Pension Plan and the SERP for each of the eligible named executive officers, upon retirement at age 65, would be an amount equal to his or her Pension Plan benefit calculated (i) without regard to any limitation imposed by the Code or ERISA, (ii) without regard to his participation in the Deferred Compensation Plan or the Executive Deferred Savings Plan, (iii) on the basis of the average of the highest three years of his salary and annual incentive compensation during the ten-year period immediately preceding retirement, and (iv) without deduction or offset of Social Security benefits. For purposes of the table below, the “normal retirement” formula has been used for determining the SERP benefits of all of the named executive officers who participate in the Pension Plan, regardless of whether they otherwise qualify for “early retirement” under the Pension Plan. Payments under the SERP with respect to the period prior to December 31, 2004 are payable in monthly payments or in a lump sum, and payments with respect to the period after December 31, 2004 are payable in a lump sum.

The assumptions underlying the present values of the eligible U.S.-based named executive officers’ pension benefits are the assumptions used for financial statement reporting purposes and are set forth in Note M to VF’s Consolidated Financial Statements in its Annual Report on Form 10-K for the fiscal year ended January 3, 2015, except that retirement age is assumed to be age 65, the normal retirement age specified in the Pension Plan. Changes to two key assumptions in 2014 had a significant effect on the increase in the present value of accumulated benefits. The 2014 year-end discount rate assumption was 4.05% for the Pension Plan and 4.00% for the SERP, versus 5.00% for the Pension Plan and 4.90% for the SERP as of year-end 2013. In addition, the life expectancy assumption of plan participants was increased for year-end 2014. The assumptions regarding the discount rate and the life expectancy were driven by external forces beyond the complete control of VF Corporation. The effect of these particular assumption changes in the accumulated benefits present value was substantial, representing 48% of the total change for Mr. Wiseman, 51% of the total change for Mr. Shearer, and 51% of the total change for Mr. Rendle. The remainder of the change in present value results from the effect of an additional year of service and any increase in final average compensation for the named executive officer, as well as a small effect on present value resulting from the executive being one year closer to retirement age.

2014 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Eric C. Wiseman (3)	VF Corporation Pension Plan	19	$1,479,600	(2)	$-0-
	Supplemental Executive Retirement Plan	19	14,587,200	(2)	-0-
Robert K. Shearer (3)	VF Corporation Pension Plan	28	2,741,200	(2)	-0-
	Supplemental Executive Retirement Plan	28	6,437,000	(2)	-0-
Scott H. Baxter (4)	VF Corporation Pension Plan	-0-	-0-		-0-
	Supplemental Executive Retirement Plan	-0-	-0-		-0-
Steven Rendle (3)	VF Corporation Pension Plan	13	487,700	(2)	-0-
	Supplemental Executive Retirement Plan	13	2,176,000	(2)	-0-
Karl Heinz Salzburger (5)	Pension Fund of VF International SAGL in Switzerland	8	833,748	(6)	-0-

1	The number of years of service credited to each named executive officer under each Plan was computed as of the same measurement date used for financial statement reporting purposes with respect to VF’s audited financial statements for the fiscal year completed January 3, 2015.

EXECUTIVE COMPENSATION

2	The amounts in this column are the actuarial present value of the named executive officer’s accumulated benefit under each plan, computed as of the same Pension Plan measurement date used for financial statement reporting purposes with respect to VF’s audited financial statements for the fiscal year completed January 3, 2015.
3	These named executive officers were eligible for early retirement on January 3, 2015. The early retirement benefit for each of these executives is equivalent to the accumulated benefit amount payable at age 65 reduced for early commencement at the rate of five percent (5%) per year for each year prior to such executive’s attainment of age 65. At December 31, 2014, Mr. Wiseman was age 59, Mr. Shearer was age 63 and Mr. Rendle was age 55.
4	Mr. Baxter joined VF after the VF Corporation Pension Plan and Supplemental Executive Retirement Plan were closed to new participants and, therefore, he does not participate in these plans.
5	These amounts for Mr. Salzburger were calculated in Swiss francs and converted to U.S. dollars using an exchange rate of .9144 Swiss francs to the U.S. dollar, the average daily exchange rate for calendar year 2014.
6	The amount is the actual account value of the portion contributed by VF into Mr. Salzburger’s pension fund. Under the Swiss Pension Plan, employee and employer together contribute a percentage of the employee’s base salary up to the maximum pensionable salary (which for 2014 was 842,000 Swiss francs ($920,895 converted to U.S. dollars using an exchange rate of U.S. $1.0937 to the Swiss franc, the average daily exchange rate for calendar year 2014)) depending on the employee’s age; the contribution for Mr. Salzburger is 18% of the maximum pensionable salary. The portion of the contribution made by employer and employee depends on the category of the employee; Mr. Salzburger contributes 25% and his employer contributes 75%. In addition, Mr. Salzburger periodically makes voluntary discretionary contributions to the plan. The annual post-retirement benefit under the Swiss Pension Plan is calculated as a percentage (currently 6.8% of the amount accumulated pursuant to the mandatory contribution and 5.835% of the amount accumulated beyond the mandatory contribution) of the accumulated capital in the Swiss Pension Plan for the employee at the time the employee retires. In the event the employee retires earlier than the regular retirement age (which is currently 65 years of age for men), the percentage is reduced. Subject to certain conditions, participants may elect to receive pension benefits entirely or partially in a lump sum; any funds taken as a lump sum reduce the remaining capital and, as a result, the amount of the annual payments. Because of the way benefits are calculated under the Swiss Pension Plan it is not possible to express the pension benefits as a percentage of the last or an average salary.

NONQUALIFIED DEFERRED COMPENSATION

VF senior executives, including the named executive officers other than Mr. Salzburger, who is not based in the U.S., are permitted to defer compensation under the VF Corporation Executive Deferred Savings Plan (the “EDSP”).

In 2014, the EDSP permitted an eligible executive to defer into a hypothetical “account,” on a pre-tax basis, annual salary in excess of the Social Security Wage Base ($117,000 for 2014) (but not more than 50% of the executive’s annual salary) and generally up to 100% of the executive’s annual cash incentive payment. A participating executive’s account was also credited with matching credits equal to 50% of the first $25,000 deferred by the executive for the year.

Accounts deferred after January 1, 2005 are payable in either a lump sum or in up to ten annual installments following termination of employment, as elected by the executive at the time of deferral. With respect to accounts prior to January 1, 2005 an executive may request, subject to VF approval, distribution in a lump sum or in up to ten annual installments following termination of employment. Prior to termination of employment, an executive may receive a distribution of the executive’s deferred account upon an unexpected financial hardship.

Accounts under the EDSP are credited with earnings and losses based on certain hypothetical investments selected by the executive. The hypothetical investment alternatives available to executives include various mutual funds as well as a VF Common Stock fund. Executives may change such hypothetical investment elections on a daily basis (although executive officers of VF are generally restricted in changing their hypothetical investment elections with respect to the VF Common Stock fund).

EXECUTIVE COMPENSATION

2014 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in 2014 ($) (1)	VF Contributions in 2014 ($) (2)	Aggregate Earnings in 2014 ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at January 3, 2015 ($) (4)
Eric C. Wiseman	$500,000	$12,500	$621,369	$-0-	$9,254,290
Robert K. Shearer	25,000	12,500	169,405	-0-	5,556,899
Scott Baxter	250,000	30,703	27,467	-0-	2,412,929
Steven Rendle	200,000	12,500	36,777	-0-	1,410,211
Karl Heinz Salzburger	-0-	-0-	-0-	-0-	-0-

1	Amounts reported in this column are included as salary and non-equity incentive compensation in the Summary Compensation Table on page 32. The type of compensation permitted to be deferred is cash compensation.
2	Amounts reported in this column are included as All Other Compensation in the Summary Compensation Table on page 32. The matching contribution for qualified executives is $12,500. In addition, Mr. Baxter, who joined VF after VF’s defined benefit plans were closed to new employees, participates in the retirement contribution feature for senior executives who joined VF after 2005, and this amount includes $18,203 in retirement contributions that VF contributed to his account in the VF Executive Deferred Savings Plan.
3	This column includes earnings and (losses) on deferred compensation balances. Such amounts are not “above-market” or “preferential” and therefore are not reported as compensation in the Summary Compensation Table on page 32.
4	This column reflects the aggregate of salary and non-equity incentive awards deferred by each named executive officer during his career with VF plus the aggregate amount of contributions by VF and the investment earnings thereon. Amounts deferred each year by the named executive officers have been reported in the Summary Compensation Tables in VF’s proxy statements in the year earned to the extent the executive was a named executive officer for purposes of proxy statement disclosure.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL, RETIREMENT OR TERMINATION OF EMPLOYMENT

The following section describes payments that would be made to each of the named executive officers and related benefits as a result of (i) a termination of service in the event of a change in control of VF, (ii) the executive’s retirement, (iii) the executive’s termination by VF without “cause”, (iv) the executive’s termination by VF with “cause”, or (v) the executive’s resignation, assuming these events occurred on January 3, 2015.

The descriptions below do not include the following amounts that the executives would also receive in all termination scenarios:

(a) retirement benefits, the present value of which is disclosed in the Pension Benefits Table on page 38,

(b) the aggregate balance disclosed in the Nonqualified Deferred Compensation table above,

(c) the executive’s EIC Plan payment for the year ended January 3, 2015, as disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 32, or

(d) the value of the executive’s vested “in-the-money” unexercised stock options; the executive would be able to realize such value by exercise of the options prior to any termination, or the executive could retain the options after termination in all termination scenarios except termination by VF without “cause” with no severance, resignation not qualifying as a retirement or termination by VF with “cause”.

The named executive officers, other than Mr. Salzburger, do not have employment contracts with VF; all of their potential payments outlined below are defined in benefit plan documents described in this proxy statement. Under Mr. Salzburger’s 2005 employment agreement, he would receive one year of base salary and a pro rata amount of his annual incentive bonus which would have been earned for the year of termination in the event of his termination without cause.

EXECUTIVE COMPENSATION

Potential Payments upon a Change in Control of VF

VF has entered into Change-in-Control Agreements with the named executive officers. These Agreements provide severance benefits to the executives only if their employment is terminated by VF without cause or for good reason by the executive within the 24 month period after a change in control of VF. “Good reason” for this purpose means a material reduction in the executive’s authority or duties, budget or compensation; a requirement that the executive relocate anywhere not mutually acceptable to the executive and VF; or a breach by VF of the Agreement. The Agreements have a term of three years with automatic annual extensions. The Agreements may be terminated by VF, unless VF has knowledge that a third party intends to effect a change in control of VF and, if a change in control has occurred, the agreements may not be terminated until two years after the change in control.

Generally, severance benefits payable to the named executive officers include a lump-sum payment of an amount equal to 2.99 times the sum of the executive’s current annual salary plus the highest amount of annual incentive awarded to the executive during the three fiscal years prior to the date on which the executive’s employment is terminated following a change in control of VF (but not less than the target annual incentive for the year of termination). Under the terms of the Agreements or the Stock Plan, the executives would also be entitled to supplemental benefits, such as payment of a pro rata portion of non-equity incentive compensation, accelerated vesting of stock options, accelerated lapse of restrictions on restricted stock units and restricted stock, lump-sum payments under the VF SERP for U.S.-based executives, continued life and medical insurance for specified periods after termination, entitlements under retirement plans and a lump-sum payment upon attaining retirement age. In the case of RSUs under the MTIP, the RSUs would be deemed earned based on the actual performance achieved through the date of termination projected for the entire performance cycle (except if performance in completed years is below-target the uncompleted years are projected at target), and such RSUs would vest in full (without proration).

Except as described below, the total payments to be made to an executive in the event of termination of employment upon a change in control of VF potentially could exceed the limits imposed by the Code on “parachute payments” (as that term is defined in the Code), which could result in imposition of excise taxes on the executive and loss of tax deductibility for VF. For the named executive officers other than Mr. Rendle, the U.S.-based executives would receive additional payments under the Agreements to reimburse them for any increase in excise taxes, other increased taxes, penalties and interest resulting from any payments under the Agreements by reason of such payments being treated as excess parachute payments. However, if the parachute payments exceed the maximum amount that could be paid to the executive without giving rise to an excise tax, but are less than 105% of such amount, then no gross-up will be paid and the parachute payments will be reduced to just below such amount. In the case of Mr. Rendle, if the excise tax would apply he will receive the full payments (without gross-up) or the payments will be reduced to an amount just below the level triggering excise tax, whichever alternative results in the greater after-tax value to him.

A “change in control” would include any of the following events, subject to certain exceptions described in the Agreements:

(A) an outside party acquires 20% of VF’s voting securities;

(B) members of the VF Board of Directors on the date of the Agreement, together with new members approved to join the Board by 75% of the “Incumbent Board” as defined in the Agreements, no longer constitute a majority of the Board; or

(C) consummation of a plan or agreement providing for a merger or consolidation of VF if VF’s shareholders before the transaction no longer hold 65% or more of the voting power after the transaction.

EXECUTIVE COMPENSATION

Potential Payments Upon Termination of Employment Following a Change in Control and Related Benefits(1,2)

If the named executives’ employment had been terminated by VF without cause or by the executives for good reason (as defined above) following a change in control of VF, assuming the triggering event occurred on January 3, 2015, the executives would be entitled to receive the following estimated amounts.

Name	Severance Amount (3)	Stock Awards (4)	Unvested Stock Options (5)	Estimated Value of Benefit Continuation (6)	Lump-Sum SERP Benefit (7)	Excise Tax Gross-up on Change in Control	Total
Mr. Wiseman	$14,103,785	$19,093,882	$-0-	$106,755	$2,799,112	$-0-	$36,103,534
Mr. Shearer	5,249,842	3,586,949	-0-	62,337	73,750	-0-	8,972,878
Mr. Baxter	3,660,777	13,773,942	3,144,530	50,504	-0-	4,025,623	24,655,376
Mr. Rendle	4,188,009	7,445,334	-0-	57,010	876,190	-0-	12,566,543
Mr. Salzburger (8)	5,018,496	12,438,149	-0-	39,372	-0-	-0-	17,496,017

1	These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officers, which would only be known at the time that they become eligible for payment and would only be payable if a change in control were to occur and the executive’s employment were terminated by VF without cause or by the executive with good reason. The table reflects the amount that could be payable under the various arrangements assuming that the change in control had occurred at January 3, 2015, and the executive’s employment had been terminated on that date, including a gross-up for certain taxes in the event that any payments made in connection with a change in control of VF would be subject to the excise tax imposed by Section 4999 of the Code.
2	Valuations of equity awards in this table reflect a price per share of VF Common Stock of $73.76, the closing price of VF’s Common Stock at January 3, 2015.
3	The amounts in this column represent 2.99 multiplied by the sum of the executive’s current base salary plus the highest actual annual incentive paid to the executive in the past three years.
4	The amount in this column represents the estimated value of RSU awards under the MTIP for incomplete cycles that would be paid upon a change in control. Incomplete cycles as of January 3, 2015, are the 2013-2015 and 2014-2016 RSU award cycles, estimated at approximately 141% and 159% of target performance, respectively. For Mr. Baxter, the amount in this column also includes $11,064,000, the value of accelerated vesting of Mr. Baxter’s 150,000 shares of restricted stock described in footnote 6 to the Outstanding Equity Awards at Fiscal Year-End table on page 35 which would be subject to accelerated vesting. For Mr. Rendle, the amount in this column also includes $4,735,392, the value of accelerated vesting of Mr. Rendle’s 64,200 shares of restricted stock described in footnote 7 to the Outstanding Equity Awards at Fiscal Year-End table on page 35 which would be subject to accelerated vesting. For Mr. Salzburger, the amount in this column also includes $8,851,200, the value of accelerated vesting of Mr. Salzburger’s 120,000 restricted stock units described in footnote 8 to the Outstanding Equity Awards at Fiscal Year-End table on page 35 which would be subject to accelerated vesting.
5	The amount in this column represents the “in-the-money” value of unvested stock options. Unvested options having an “in-the-money” value of $20,957,952 for Mr. Wiseman, $4,214,256 for Mr. Shearer, $3,144,530 for Mr. Rendle and $4,214,256 for Mr. Salzburger as of January 3, 2015 are already non-forfeitable, since these executives satisfy the retirement provisions of these awards as described below, and thus are not included in the above table.
6	The amount in this column represents the estimated present value of the continuation of health and welfare coverage over the 36-month severance period.
7	The amount in this column represents the value of enhanced and accelerated SERP benefits for Messrs. Wiseman, Shearer and Rendle. Messrs. Baxter and Salzburger are not eligible to participate in the SERP.
8	Mr. Salzburger’s cash compensation was paid in euros and converted to U.S. dollars using the exchange rate of 1.3285 U.S. dollars to the euro, the average daily exchange rate for 2014. Although Mr. Salzburger’s Agreement provides for an excise tax gross-up, a determination as to whether a gross-up payment would be required has not been made because Mr. Salzburger is not subject to U.S. taxation.

Payments Upon Retirement

Messrs. Wiseman, Shearer, Rendle and Salzburger were eligible for retirement on January 3, 2015. Retirement would not result in any enhanced benefits, but under the terms of certain equity awards an executive who is eligible for retirement would not forfeit his awards due to retirement. In the case of stock options, those options are in substance vested, with such options becoming exercisable at the specified vesting dates (including in the case in which those vesting dates occur after retirement). At January 3, 2015, the aggregate in-the-money value of the unvested options of Messrs. Wiseman, Shearer, Rendle and Salzburger which would not be forfeited upon a retirement was $20,957,952, $4,214,256, $3,144,530 and $4,214,256, respectively. In addition, under the MTIP, upon retirement at January 3, 2015, the RSUs earnable for then incomplete cycles (2013-2015 and 2014-2016) would not be forfeited, but they would

EXECUTIVE COMPENSATION

remain fully subject to the performance requirements, so that the RSUs would be earned only upon completion of the performance periods and only to the extent performance goals were actually achieved over the performance period. Therefore, the value of such RSUs cannot be calculated as of January 3, 2015.

Payments Upon Termination Due to Death or Disability(1)

The following table shows the estimated value of all unexercisable options, unvested RSU awards and unvested restricted stock or restricted stock unit awards on January 3, 2015, assuming the executives had terminated employment due to death or disability:

Name	Unvested Restricted Stock or Units	RSU Awards	Unvested Stock Options	Total
Mr. Wiseman (2)	$-0-	$15,907,230	$-0-	$15,907,230
Mr. Shearer (2)	-0-	2,987,870	-0-	2,987,870
Mr. Baxter (3)	6,585,735	2,250,860	3,144,530	11,981,125
Mr. Rendle (2)	2,129,988	2,250,860	-0-	4,380,848
Mr. Salzburger (2)	6,385,698	2,987,870	-0-	9,373,568

1	Valuations reflect a price per share of $73.76, the closing price of VF’s Common Stock at January 3, 2015.
2	These individuals were retirement eligible on January 3, 2015. Unearned MTIP awards are paid in full, reflect awards earned for actual performance through January 3, 2015 and assume target performance for 2015-2016. Unvested options having an “in-the-money” value of $20,957,952 for Mr. Wiseman, $4,214,256 for Mr. Shearer, $3,144,530 for Mr. Rendle and $4,214,256 for Mr. Salzburger as of January 3, 2015 are already non-forfeitable since these executives satisfy the retirement provisions of these awards as shown on the previous table, and thus are not included in the table above.
3	Mr. Baxter was not retirement eligible as of January 3, 2015. Mr. Baxter, or his beneficiary, would receive full acceleration of any unvested stock options, acceleration of a pro rata number of unvested performance-based RSU awards based on actual performance through January 3, 2015, and accelerated vesting of a pro rata number of unvested restricted stock or restricted stock units.

Payments Upon Termination without Cause

In the event of a termination by VF without “cause”, (i) under the Stock Plan, the executive’s stock options would continue to vest and to be exercisable until the end of the period of the executive’s receipt of installments of severance pay, if any, from VF, and (ii) under the Mid-Term Incentive Plan, if the executive has been an active participant for at least 12 months in a performance cycle, the executive would be eligible to receive a pro rata portion of the total number of RSUs the executive is deemed to have earned based on performance in the completed portion of the performance cycle, with the pro rata portion determined as of the earlier of (a) the date of the last severance payment, if any, and (b) the last day of the performance period. In addition, under Mr. Salzburger’s 2005 employment agreement, he would receive a payment in the amount of one year of base salary and a pro rata amount of his annual incentive bonus which would have been earned for the year of termination in the event of his termination without cause.

Payments Upon Termination for Cause or Resignation

In the event of a termination for “cause” or resignation not qualifying as retirement, each named executive officer would receive no additional compensation.

EXECUTIVE COMPENSATION

2014 EQUITY COMPENSATION PLAN INFORMATION TABLE

The following table provides information as of January 3, 2015, regarding the number of shares of VF Common Stock that may be issued under VF’s equity compensation plans.

	(a)	(b)	(c)
Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (2)	Weighted average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by shareholders	18,309,198	$ 33.42	26,218,230
Equity compensation plans not approved by shareholders	—	—	—
Total	18,309,198	$ 33.42	26,218,230
1	The table does not include information regarding the Executive Deferred Savings Plan and Deferred Savings Plan for Non-Employee Directors. These plans permit the deferral of salary, annual cash incentive and director compensation into, among other things, stock equivalent accounts. Deferrals in a stock equivalent account are valued as if deferrals were invested in VF Common Stock as of the deferral date, and are paid out only in cash. VF maintains a rabbi trust that holds shares that approximately correspond in number to the stock equivalents, and provides pass-through voting rights with respect to those stock equivalents. Stock equivalents are credited with dividend equivalents. As of January 3, 2015, there were a total of 637,504 stock equivalents outstanding in the stock equivalent accounts under these plans.
2	The number of shares includes 2,787,575 restricted stock units that were outstanding on January 3, 2015, under VF’s Mid-term Incentive Plan, a subplan under the 1996 Stock Compensation Plan. Under this Plan, participants are awarded performance-contingent Common Stock units, which give them the opportunity to earn shares of VF Common Stock. The number of restricted stock units included in the table assumes a maximum payout of shares (i.e., at 225% of target award). Actual payout of these shares is determined as described in footnote 3 to the Grants of Plan-Based Awards table on page 34. Restricted stock unit awards do not have an exercise price because their value is dependent upon the achievement of the specified performance criteria and may be settled only for shares of Common Stock on a one-for-one basis. Accordingly, the restricted stock units have been disregarded for purposes of computing the weighted-average exercise price. The number of shares also includes 386,595 restricted stock units that vest over time and do not have an exercise price, granted apart from the MTIP. Had all restricted stock units been included in the calculation, the weighted-average exercise price reflected in column (b) would have been $27.63. Shares of restricted stock do not constitute “options, warrants or rights” and therefore are excluded from these columns. At January 3, 2015, a total of 704,490 unvested shares of restricted stock were outstanding.
3	Full-value awards, such as restricted stock and restricted stock units, as well as stock options, may be awarded under VF’s 1996 Stock Compensation Plan; all shares reflected in this column are shares available under the 1996 Stock Compensation Plan. Any shares that are delivered in connection with stock options are counted against the remaining securities available for issuance as one share for each share actually delivered. Any shares that are delivered in connection with full-value awards are counted against the remaining securities available as three shares for each full-value share actually delivered.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Shown below are persons known by VF to have voting power and/or dispositive power over more than 5% of its Common Stock, as well as certain other information, all as of March 5, 2015, except that information regarding the number of shares beneficially owned by these shareholders (but not the calculation of the percentage of the outstanding class) is as of the end of December 2014, as indicated in the footnotes below.

Beneficial Owner and Nature of Ownership	Amount of Beneficial Ownership (1)	Percent of Class
Trusts under Deeds of Trust dated August 21, 1951 (2,3,4)	48,682,556 shares	11.44%
Trust under Will of John E. Barbey, deceased (2,3,4)	35,596,808 shares	8.37%

Total	84,279,364 shares	19.81%
BlackRock, Inc. (5)	25,303,351 shares	5.95%
1	None of the shares in this column is known to be a share with respect to which any of the listed owners has the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the 1934 Act.
2	Juliana L. Chugg and Clarence Otis, Jr., who are members of the VF Board of Directors, and PNC Bank, N.A. act as the Trustees under the Deeds of Trust dated August 21, 1951 and under the Will of John E. Barbey (the “Trusts”). Because neither the individual Trustees nor PNC Bank, N.A. separately controls the decision-making of the Trustees, the individuals serving as Trustees are not deemed to separately beneficially own the Trust Shares and are not deemed to share voting or dispositive power over the Trust Shares under applicable Securities and Exchange Commission rules. The address of the Trustees is PNC Bank, N.A., P.O. Box 7648, Philadelphia, Pennsylvania 19101.
3	Present life tenants and remaindermen under the Deeds of Trust and the Will are various. All present life tenants and all or most future life tenants and/or remaindermen under the Deeds of Trust are, or will be, descendants of John E. Barbey. No individual life tenant or remainderman may, within 60 days, attain beneficial ownership, as specified in Rule 13d-3(d)(1) under the 1934 Act, which exceeds 5% of the outstanding shares.
4	Including shares in the above table, PNC Bank, N.A. and its affiliates held a total of 84,766,191 shares (19.92% of the class outstanding) of VF Common Stock in various trust and agency accounts on January 3, 2015. As to all such shares, the Bank and its affiliates reported having sole voting power over 400,736 shares, shared voting power over 84,300,639 shares, sole dispositive power over 345,875 shares and shared dispositive power over 84,314,085 shares.
5	The information in the above table concerning BlackRock, Inc. (“BlackRock”) was obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2015 reporting beneficial ownership at January 3, 2015. BlackRock reported having sole voting power over 21,125,083 shares, shared voting power over 0 shares, sole dispositive power over 25,303,351 shares and shared dispositive power over 0 shares. BlackRock’s address is 40 East 52nd Street, New York, New York 10022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK BENEFICIAL OWNERSHIP OF MANAGEMENT

The following table reflects, as of March 5, 2015, the total beneficial ownership of VF Common Stock by each director and nominee for director, and each named executive officer, and by all directors and executive officers as a group. Each named individual and all members of the group exercise sole voting and dispositive power, except as indicated in the footnotes.

Name of Beneficial Owner	Total Shares Beneficially Owned (1,2,3)
Directors:
Richard T. Carucci	89,100
Juliana L. Chugg	91,195
Juan Ernesto de Bedout	202,366
Ursula O. Fairbairn	217,412
George Fellows	131,526
Mark S. Hoplamazian	963
Robert J. Hurst	436,289
Laura W. Lang	25,905
W. Alan McCollough	159,969
Clarence Otis, Jr.	124,548
Matthew J. Shattock	17,397
Raymond G. Viault	249,304
Named Executive Officers:
Scott Baxter	462,617
Steven Rendle	495,575
Karl Heinz Salzburger	812,200
Robert K. Shearer	316,317
Eric C. Wiseman (4)	2,849,223
All Directors and Executive Officers as a Group (19 persons)	6,933,771

1	Shares counted as owned include shares held in trusts as of January 3, 2015, in connection with two employee benefit plans, as to which the following participants share voting power but have no dispositive power: Mr. Wiseman 18,194; Mr. Shearer – 5,514; Mr. Rendle – 148; and all directors and executive officers as a group – 24,992 shares. Shares counted as beneficially owned also include shares held in a trust in connection with the VF Deferred Savings Plan for Non-Employee Directors as to which the following directors may instruct the Plan trustee to vote VF shares held in the trust in accordance with their instructions but do not have dispositive power: Mr. Carucci – 13,566 shares; Juliana L. Chugg – 1,371 shares; Mr. de Bedout – 67,240 shares; Ms. Fairbairn – 62,622 shares; Mr. Hurst –108,963 shares; Ms. Lang – 1,275 shares; Mr. McCollough – 36,843 shares; Mr. Otis – 47,474 shares; Matthew J. Shattock – 1,275 shares; Mr. Viault – 57,035 shares; and all directors as a group – 397,666 shares.
2	Shares owned also include those that could be acquired upon exercise of the following number of stock options that are exercisable as of March 5, 2015, or within 60 days thereafter: Mr. Baxter – 256,139; Mr. Rendle – 320,207; Mr. Salzburger – 351,463; Mr. Shearer – 81,235; Mr. Wiseman – 2,002,450; Mr. Carucci – 40,767; Ms. Chugg – 66,307; Mr. de Bedout – 112,359; Ms. Fairbairn – 135,559; Mr. Fellows – 112,359; Mr. Hurst – 135,559; Ms. Lang – 19,391; Mr. McCollough – 112,359; Mr. Otis – 66,307; Mr. Shattock – 12,491; Mr. Viault – 135,559; and all directors and executive officers as a group – 4,120,510.
3	Ms. Chugg and Mr. Otis, together with PNC Bank, N.A., act as the Trustees of the Trusts, which together are deemed to beneficially own (but the individual Trustees are not deemed to separately beneficially own) 84,279,364 shares of Common Stock (the “Trust Shares”). See the Common Stock Beneficial Ownership of Certain Beneficial Owners table on page 45 and footnotes 2, 3 and 4 thereto. However, because neither the individual Trustees nor PNC Bank, N.A. separately controls the decision-making of the Trustees, the individuals serving as Trustees are not deemed to separately beneficially own the Trust Shares and are not deemed to share voting or dispositive power over the Trust Shares under applicable Securities and Exchange Commission rules. With regard to individuals named in the above table, the percentage of shares owned beneficially by each named person does not exceed 1% of the Common Stock outstanding. The percentage of shares owned beneficially by all directors and executive officers as a group, was 1.63% of the Common Stock outstanding.
4	Mr. Wiseman is also a director.

ITEM NO. 2

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF

VF’S 1996 STOCK COMPENSATION PLAN

Our Board of Directors recommends that shareholders of VF approve an amendment and restatement of VF’s 1996 Stock Compensation Plan (the “1996 Plan”). The principal change to the 1996 Plan will be to increase the number of shares of VF Common Stock reserved for future grants of awards of all types. Shareholder approval of an amendment and restatement would also have the effect of extending the effective life of the Plan until the date ten years after shareholder approval.

If our shareholders approve the amended and restated 1996 Plan, the number of shares reserved under the 1996 Plan will increase by approximately 20 million shares (approximately 4.7% of the shares of VF Common Stock outstanding on March 5, 2015). The 1996 Plan counts shares against its limit under a “fungible-shares” provision. Under this provision, upon exercise of an option or stock appreciation right shares are counted against the share limit based on the full number of shares underlying the option or stock appreciation right exercised. This is sometimes referred to as a “gross-counting” provision, distinguished from a “net-counting” provision that counts only the shares representing the participant’s after-tax gain upon exercise of an option or stock appreciation right against a plan limit. Under the “fungible-shares” provision, for any “full-value award” – meaning restricted stock, restricted stock units or other awards that do not require the participant to pay the grant-date fair market value in order to receive shares – we count three shares against the share limit for each share actually delivered to the participant in settlement of such an award. If shareholders approve the proposal, the total number of actual shares of VF Common Stock committed for delivery under currently outstanding options, warrants and rights, 21,552,050 shares, plus 20,482,230 shares currently available for future awards under the 1996 Plan plus the approximately 20 million additional shares being added by the amendment will total 62,034,279 shares. This would be approximately 14.6% of outstanding shares of VF Common Stock on March 5, 2015.

The 1996 Plan is our only equity compensation plan. It plays an important role in our efforts to attract and retain employees and directors of outstanding ability on a competitive basis. The Board and the Compensation Committee (the “Committee”) believe that attracting and retaining executives and other key employees of high quality has been and will continue to be essential to our growth and success. As discussed above in our Compensation Discussion and Analysis, the 1996 Plan enables us to offer appropriate equity incentive awards that can attract, retain, motivate and reward top caliber employees for the creation of long-term corporate value. Stock options and restricted awards also enable employees to acquire or increase their proprietary interest in VF, thereby ensuring a mutuality of interest with shareholders. Awards incorporating performance requirements can provide suitable rewards for achieving specific performance objectives that support our annual and long-term goals. Awards under the 1996 Plan provide an increased incentive for each employee granted an award to expend his or her maximum efforts for the success of our business. The Board and Committee therefore view the 1996 Plan as a key component of our overall compensation program.

At February 19, 2015, there were 21,552,050 options, warrants and rights outstanding under the 1996 Plan. This number included 3,716,207 restricted stock units under VF’s Mid-term Incentive Plan, assuming the maximum (i.e., at 225% of target award) pay-out of shares, and 360,815 restricted stock units that vest over time. At that date, the weighted average exercise price of outstanding options was $39.03, with a weighted average remaining term for options outstanding of 7.1 years. Restricted stock unit awards do not have an exercise price; upon vesting (which for some awards depends upon the achievement of specified performance criteria), they may be settled only by delivery of one share of Common Stock for each restricted stock unit then being settled. Accordingly, the restricted stock units have been disregarded for purposes of computing the weighted-average exercise price. Had these restricted stock units been included in the calculation (assuming delivery of the target number of shares under these awards), the weighted average exercise price would have been $31.65. The weighted average remaining term for

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF VF’S 1996 STOCK COMPENSATION PLAN

outstanding restricted stock units is 1.84 years. At February 18, 2015, there were a total of approximately 735,946 shares of restricted stock outstanding.

Therefore, at February 19, 2015, only 20,482,230 shares remain available for new grants of options or stock appreciation rights under the 1996 Plan, with the number of full-value awards that could be granted being one-third of that number.

In order to continue to provide the appropriate equity incentives to employees and directors in the future, the Board has approved an increase in the number of reserved shares, subject to shareholder approval, including shares that may be used for performance-based restricted awards and non-performance-based awards.

Background. Shareholders first approved our 1996 Plan at the 1997 Annual Meeting, and reapproved the Plan most recently at the 2010 Annual Meeting. The 1996 Plan provides for the grant of stock options and restricted awards in the form of either restricted stock or restricted stock units as awards to employees and directors. The 1996 Plan is administered by the Compensation Committee, which consists entirely of independent directors.

To date, we have granted stock options and restricted awards under the 1996 Plan, including grants to executive officers shown above in this proxy statement. The Committee has implemented VF’s Mid-Term Incentive Plan under the 1996 Plan. In recent years, this program has provided for awards of performance-based restricted stock units, with performance measured over a three-year period based on (i) maintaining positive earnings per share from continuing operations for the three year performance period, (ii) achieving yearly performance goals under the EIC Plan and (iii) a relative performance metric based on total shareholder return. We intend that the Mid-Term Incentive Plan link a portion of executives’ compensation opportunity to measures of VF’s performance to provide an incentive for successful long-term strategic management of VF.

Reasons for Shareholder Approval. The Board and Committee seek shareholder approval of the amendment and restatement of the 1996 Plan in order to meet requirements of the New York Stock Exchange. In addition, we regard shareholder approval of the amendment and restatement as desirable and consistent with corporate governance best practices.

The Board and Committee also desire that VF retain the ability to claim tax deductions for certain types of awards under the 1996 Plan. Code Section 162(m) limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the Chief Executive Officer and the three other most highly compensated executive officers (excluding the Chief Financial Officer) serving on the last day of the fiscal year. “Performance-based” compensation that meets the requirements of Section 162(m) does not count against the $1 million deductibility cap, and therefore remains fully deductible. We seek shareholder approval of the material terms of performance awards under the 1996 Plan in order to meet a key requirement under Section 162(m), so that such awards can qualify as “performance-based” under Section 162(m).

For purposes of Section 162(m), approval of the amendment and restatement of the 1996 Plan will be deemed to include reapproval of the general business criteria upon which performance objectives for restricted awards are based, described below under the caption “Performance Awards.” Because shareholder approval of general business criteria, without specific targeted levels of performance, qualifies incentive awards for a period of approximately five years, shareholder reapproval of such business criteria will meet the requirements under Section 162(m) until 2020. For purposes of Section 162(m), shareholder approval of the performance goal inherent in stock options (increases in the market price of stock) does not require periodic renewal; we believe that all stock options granted under the 1996 Plan have been subject to no limitation on deductibility under Section 162(m).

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF VF’S 1996 STOCK COMPENSATION PLAN

Corporate Governance Provisions. The 1996 Plan contains provisions that conform to corporate governance best practices, including

•	A provision explicitly requiring shareholder approval of any repricing transaction.

“Repricing” means lowering the exercise price of an outstanding option or stock appreciation right, any other action that is a repricing under generally accepted accounting principles, canceling an option at a time when its exercise price exceeds the fair market value of the underlying stock, in exchange for another option, stock appreciation right, restricted award, cash or other property. However, adjustments to awards in connection with stock splits, mergers, spin-offs and other extraordinary events are permitted without shareholder approval.

•	A provision that no loans can be made to participants under the 1996 Plan in connection with equity awards or otherwise.

•	A provision authorizing the Committee to attach conditions to awards, including “clawback” provisions. We have implemented a policy providing for recovery of shares or amounts realized from all 1996 Plan performance-based awards granted in 2008 and thereafter if VF is required to prepare an accounting restatement, as a result of misconduct, if the participant knowingly caused or failed to prevent such misconduct. See “Compensation Discussion and Analysis – Components of Total Direct Compensation – Policy for the Recovery of Awards or Payments in the Event of Financial Restatement,” at page 28.

•	A provision that dividend equivalents will not be paid on outstanding stock options or stock appreciation rights.

•	A provision that dividends or dividend equivalents on restricted stock or restricted stock units, with performance-based or service-based vesting requirements will be forfeited if and to the extent that the original award is forfeited.

In addition, the amendment and restatement revises the definition of “Change in Control” used in the Plan to clarify that significant turnover in our Board of Directors within a two-year period that does not represent a fundamental change in control of VF would not be deemed a Change in Control under the 1996 Plan, and to clarify that the Board can deem certain events that otherwise might come within the definition to not trigger a Change in Control under the 1996 Plan.

Accounting Treatment of Awards. We apply Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”) as our method of accounting for stock-based compensation. FASB ASC Topic 718 provides a method by which the fair value of awards granted under the 1996 Plan, including stock options, can be calculated and reflected as an expense in our financial statements.

Description of the 1996 Plan. The following is a brief description of the material features of the 1996 Plan as proposed to be amended and restated, in addition to the features discussed above. This description is qualified in its entirety by reference to the full text of the amendment and restatement of the 1996 Plan, a copy of which is attached to this Proxy Statement as Appendix B.

Administration. The 1996 Plan generally is administered by the Compensation Committee, the composition and governance of which are set by the Board in the Committee’s charter. The 1996 Plan contains some mandatory terms for awards and provisions that limit Committee action, but also gives substantial discretion and authority to the Committee to determine the employees and directors to whom, and the times at which, awards may be granted, the number of shares to be subject to each award and the terms, conditions and limitations of each award. This includes, among other things, authority to determine the times at which options will be exercisable, the time restricted awards will vest and become nonforfeitable and the performance conditions, if any, that will attach to restricted awards, although minimum vesting periods must be imposed, as described below. Committee members will not be personally liable in connection with any action, determination or interpretation taken or made in good faith under the 1996 Plan.

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF VF’S 1996 STOCK COMPENSATION PLAN

The 1996 Plan gives the Board authority to grant options, stock appreciation rights or restricted awards to non-employee directors in its discretion. The Board generally determines the type, timing and amount of such awards to non-employee directors as part of the overall policies for compensating non-employee directors that from time to time may be adopted by the Board. Current compensation policies for non-employee directors are described above under the caption “Corporate Governance at VF – Directors’ Compensation” on page 14.

Per-Person Limitations and Share Counting. In addition to the aggregate limits on shares available under the 1996 Plan (discussed above), the 1996 Plan imposes per-person limitations on the annual amount of awards to employees, in order to comply with Code Section 162(m). The proposed amended and restated 1996 Plan will continue the current provisions, so that no single participant may be granted during any calendar year options to purchase shares, including stock appreciation rights, covering more than 2,000,000 shares or restricted awards relating to more than 800,000 shares (in each case subject to adjustment, as described below). For cash incentive awards, the Plan limits the incentive awards that may be earned by a participant to the participant’s defined “Annual Limit,” which for this purpose equals $10 million plus the amount of the participant’s unused cash Annual Limit as of the close of the previous year. The per-person limit for cash-denominated performance awards does not operate to limit the amount of share-based awards, and vice versa. These limits apply only to awards under the 1996 Plan, and do not limit our ability to enter into compensation arrangements outside of the 1996 Plan.

The rules as to the number of shares counted against the 1996 Plan’s “fungible-shares” provision are described above in the introductory paragraphs of this description of the proposed amendment and restatement of the 1996 Plan. Shares count against the 1996 Plan’s reserve of shares only when actually delivered to and retained by a participant after all restrictions have lapsed. Shares will become available again for new awards if an award expires, is forfeited, or is settled in cash. In addition, in the case of full-value awards such as restricted stock and restricted stock units, if shares are withheld or separately surrendered to pay the withholding taxes, or if shares that had been issued as restricted stock are forfeited, those shares (counted the same way as grants under the fungible-shares provision) will again be available under the 1996 Plan. However, shares do not become available again when surrendered or withheld to pay the exercise price or withholding taxes upon exercise of an option or stock appreciation right. Shares issued under the 1996 Plan may be either authorized or unissued shares or shares controlled by VF. On March 5, 2015, the reported closing price of VF Common Stock in New York Stock Exchange Composite Transactions was $76.07 per share.

Adjustments and Extraordinary Corporate Events. The Committee may adjust the number and kind of shares subject to the aggregate share limitations and annual per-person limitations under the 1996 Plan and likewise may adjust outstanding awards upon the occurrence of extraordinary corporate events. These events include stock splits, stock dividends, spin-offs and other extraordinary dividends, equity restructurings as defined in accounting rules governing equity plans, and similar events affecting the Common Stock. Participants holding outstanding equity awards have a legal right to have their awards adjusted in order to preserve the intended benefits or potential benefits to participants, but without enlarging their rights under the awards. In the event of a merger, consolidation, or reorganization of VF in which the interests of shareholders do not continue in a surviving corporation substantially unchanged, a dissolution or liquidation or sale of substantially all assets of VF, or a change in control of VF as defined in the 1996 Plan, the Committee serving before the event may accelerate the exercisability of awards, the lapse of restrictions on awards, or the settlement date of awards, pay cash to participants in settlement of outstanding options, stock appreciation rights or restricted awards, grant new awards or make other adjustments or amendments, including providing for substitution of new awards by a successor employer. See “Other Terms of Awards” below. A change included in the amendment and restatement of the 1996 Plan clarifies that awards can be terminated by providing to the participant consideration equivalent to that to be received by a shareholder in the merger or other transaction terminating shareholder rights.

Eligibility. Employees of VF and its subsidiaries and VF’s non-employee directors are eligible to be granted awards under the 1996 Plan.

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF VF’S 1996 STOCK COMPENSATION PLAN

Stock Options. The Committee is authorized to grant stock options, including both incentive stock options (ISOs) which can result in potentially favorable tax treatment to participants and nonqualified stock options (i.e., options not qualifying as ISOs). The exercise price per share of an option will in each case be not less than 100% of the fair market value of a share on the date of grant. The maximum term of each option, the times at which each option will be exercisable and provisions requiring forfeiture of unexercised options at or following termination of employment generally will be fixed by the Committee, except no option may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash or shares having a fair market value equal to the exercise price, as the Committee may determine, which may include withholding of option shares if that would not result in additional accounting expense. We permit broker-assisted cashless exercises. ISOs must meet certain additional limitations in order to qualify for favorable tax treatment. We have not granted ISOs in recent years.

The 1996 Plan also authorizes the grant of stock appreciation rights, which can be settled in cash or in stock. In other respects, the terms of a stock appreciation right essentially would be the same as an option which required that the exercise price would be paid solely by withholding from the shares deliverable upon exercise of the option sufficient shares to cover the exercise price. The 1996 Plan therefore treats stock appreciation rights as a type of option, and references in this description to options generally include stock appreciation rights. Accordingly, each stock appreciation right must have an exercise price (the grant-date reference or “base price” by which appreciation is measured) not less than 100% of the fair market value of a share on the date of grant, and a maximum term not exceeding ten years.

The 1996 Plan specifies that, in the case of certain events relating to termination of employment, including death, disability, retirement (at age 55 with at least ten years of service) or termination by VF not for cause in circumstances in which severance will be paid over a defined severance period, outstanding options and stock appreciation rights will remain outstanding and continue to vest over a period that may extend up to 36 months. The amendment and restatement of the 1996 Plan clarifies that a voluntary termination, including a retirement, at a time that there exists “cause” for VF to terminate employment, will not qualify for continued vesting and a post-termination exercise period.

Restricted Awards. The 1996 Plan authorizes the Committee to grant restricted awards, which include restricted stock and restricted stock units. Restricted stock consists of actual shares which may not be sold or disposed of and which may be forfeited upon certain kinds of termination of employment or service to VF before the end of the restricted period specified by the Committee. Except for these restrictions, a participant granted restricted stock has all of the rights of a VF shareholder, including the right to vote the shares and to receive dividends and distributions, except that dividends and distributions are automatically deemed reinvested in additional shares of restricted stock. An award of restricted stock units obligates VF to issue shares at a specified future date, which award is non-transferable and subject to a risk of forfeiture in the event of certain kinds of termination of employment or service to VF before the end of the specified restricted period. The restricted period can end before the delivery date for the shares, in which case the award represents a non-forfeitable right to deferred delivery of shares (in other words, stock units). Restricted stock units give the participant no shareholder rights until shares are issued and delivered, although, for each stock unit (whether or not restricted), amounts equal to the dividends on a share of Common Stock may be credited in cash or deemed reinvested in additional stock units at the time of delivery.

The restricted period for restricted stock and the period during which restricted stock units are subject to a risk of forfeiture may not be less than one year, if vesting is conditioned on performance, or three years (with proportionate vesting permitted through such period) if vesting depends solely on continued service, except in the event of accelerated lapse of restrictions upon a change in control or other extraordinary corporate events or in connection with certain types of termination of employment. However, the Committee has discretion to grant up to 5% of the number of shares of Common Stock available for grant under the Plan as restricted awards without regard to any minimum vesting requirement.

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF VF’S 1996 STOCK COMPENSATION PLAN

Performance Awards. The Committee may impose a condition upon the grant or settlement of a restricted award based on the attainment of performance objectives over a performance period specified by the Committee. In such case, not later than 90 days after the beginning of a performance period, the Committee shall establish a performance award target for that performance period and specify the performance objective that will be a condition to the grant of the performance award. The performance objective will relate to one or more corporate, business group or divisional levels of performance during the performance period relating to the following business criteria, as specified by the Committee: earnings per share, net earnings, pretax earnings, operating income, net sales or revenues, net sales or revenues from existing business, net sales or revenues from acquired businesses, market share, balance sheet measurements, cash return on assets, return on capital, book value, shareholder return or return on average common equity. In establishing required performance levels, the Committee or Board may disregard or offset the effect of items of income or expense and other factors as determined by the Committee. Performance awards may also be authorized as to which the grant or vesting is subject to performance based on any of the business criteria specified above as compared to comparable performance of specified peer companies. The Committee has latitude to further specify how a general type of performance will be measured, and generally has exercised its discretion to provide that foreign exchange fluctuations will be factored out of the assessment of attainment of performance goals that could be affected by such fluctuations. The Committee may retain the discretion to reduce the amount of a performance award that is granted and to impose service requirements which must be met in addition to any required performance objectives.

Non-equity incentive awards are awards denominated as a cash amount and earnable based on achievement of a performance objective over a specified performance period. The Committee will specify the duration of the performance period. In other respects, the terms and conditions of an incentive award, including the performance objectives, will be as specified in the paragraph above with respect to share-based performance awards. The Committee may specify that an incentive award will be settled in cash or in shares. Incentive awards are limited by the applicable per-person limitations, as described above.

Other Terms of Awards. The Committee may permit participants to defer payments relating to awards, including deferrals intended to defer taxation. In addition, the Committee may permit participants to convert restricted stock into stock units, to permit deferral of settlement, and the Committee may impose mandatory deferral terms on restricted stock unit awards. A stock unit is a right to receive a share at a future date, representing in effect a restricted stock unit as to which the risk of forfeiture has lapsed. Settlement of any stock unit (including a restricted stock unit) will be in shares, except that the Committee is authorized to settle such awards in cash. Deferrals must comply with Code Section 409A. Payments under the 1996 Plan are subject to deduction to satisfy withholding taxes, and participants may be required to separately pay withholding taxes relating to receipt of shares under the 1996 Plan. The Committee may require or may permit participants to elect to have VF withhold shares from any award, or may permit participants to elect to deliver previously acquired shares, to satisfy withholding obligations. Awards granted under the 1996 Plan generally are nontransferable except pursuant to the laws of descent and distribution, except that the Committee may permit transfers of nonqualified stock options or stock appreciation rights for estate planning purposes, but transfers for value are not permitted. Awards under the 1996 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), although the Committee may authorize grants in exchange for outstanding awards (options may not be “repriced,” however, without shareholder approval as discussed above). The Committee has authority to vary award terms in the case of foreign participants, to comply with local laws and customs and to ensure that the award generally has the same benefit for a foreign participant as it has for a U.S. participant.

Amendment and Termination of the 1996 Plan. The Board may amend, suspend or terminate the 1996 Plan at any time, but may not, without shareholder approval, amend the 1996 Plan to increase the number of shares reserved, reduce the exercise price required for options or stock appreciation rights or make any other “material revision” as defined in the New York Stock Exchange rules. These rules do not require that

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF VF’S 1996 STOCK COMPENSATION PLAN

all amendments be submitted to shareholders, so it is possible that the 1996 Plan could be amended in ways that increase the cost to VF without further shareholder approval. The Committee’s authority to grant awards will terminate ten years after the latest shareholder approval of the 1996 Plan or an amendment and restatement of the 1996 Plan (including the present proposal), although after that time Plan provisions will continue to govern then outstanding awards until we have no further obligations or rights with respect to those awards. The Committee has authority to amend outstanding awards, but this authority does not permit a waiver or elimination of a term that is mandatory under the 1996 Plan.

U.S. Federal Income Tax Implications of the 1996 Plan. We believe that under current law the following Federal income tax consequences generally would arise with respect to awards under the 1996 Plan.

The grant of an option or a stock appreciation right will create no federal income tax consequences for the participant or VF. A participant will not have taxable income upon exercising an option that is an ISO, except that the alternative minimum tax may apply. Upon exercising an option that is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable or non-forfeitable shares acquired on the date of exercise. Upon exercising a stock appreciation right, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received. This discussion assumes that the option or stock appreciation right would not be deemed to be a deferral arrangement subject to Code Section 409A.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. An employee does not recognize ordinary income upon a disposition of ISO shares held for at least the specified holding periods, which are two years from the date of grant and one year from the date of exercise. For all options, a participant’s sale of shares acquired by exercise of the option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares. The tax “basis” normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option’s exercise (or upon sale of the option shares in the case of an ISO). A participant’s sale of shares acquired by exercise of a stock appreciation right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in the shares, which normally is the amount he or she recognized as ordinary income in connection with the stock appreciation right’s exercise.

We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with the exercise of an option or stock appreciation right, but no tax deduction relating to a participant’s capital gains. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to selling the shares.

Awards other than options and stock appreciation rights that result in a transfer to the participant of cash or shares or other property generally will have terms intended to meet applicable requirements under Code Section 409A, which regulates deferred compensation. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if we grant an award of restricted stock units, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and we would become entitled to claim a tax deduction at that time.

On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF VF’S 1996 STOCK COMPENSATION PLAN

restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In the usual case, we can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

Any award that is deemed to be a deferral arrangement (that is, not excluded or exempted under the tax regulations) will be subject to Code Section 409A. Participant elections to defer compensation under such awards and as to the timing of distributions relating to such awards must meet requirements under Section 409A in order for income taxation to be deferred upon vesting of the award and tax penalties to be avoided by the participant.

As discussed above, compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap of Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the 1996 Plan, we intend that options, stock appreciation rights, performance awards to employees the Committee expects to be named executive officers at the time compensation is received, and certain other awards conditioned upon achievement of performance goals qualify as such “performance-based” compensation. However, a number of requirements must be met in order for particular compensation to so qualify, so there can be no assurance that such compensation under the 1996 Plan will be fully deductible by us under all circumstances. In addition, other awards under the 1996 Plan, such as non-performance-based restricted stock and restricted stock units, generally will not qualify, so we would not be permitted to deduct compensation paid to certain executives in connection with such awards to the extent it and other compensation subject to Section 162(m)’s deductibility cap exceed $1 million in a given year, as a result of Section 162(m). Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Code Sections 4999 and 280G.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 1996 Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 1996 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement and other circumstances. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 1996 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address in any detail the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.

New Plan Benefits Under the 1996 Plan. Because future awards under the amended and restated 1996 Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to annual incentive awards and stock-based compensation under existing plans is presented in the “Summary Compensation Table” on page 32 and these related tables: “Grants of Plan-Based Awards” on page 34, “Outstanding Equity Awards at Fiscal Year-End” on page 35, and “Options Exercises and Stock Vested” on page 37 in this proxy statement, and in our financial statements for the fiscal year ended January 3, 2015, in the Annual Report on Form 10-K which accompanies this proxy statement.

If shareholders decline to approve the amendment and restatement of the 1996 Plan, the 1996 Plan as currently in effect will remain in effect, but new awards will not be granted under the authority that would have been conferred under the terms of the proposed amendment and restatement (this restriction will be applied in accordance with Code Section 162(m)).

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF VF’S 1996 STOCK COMPENSATION PLAN

Vote Required. Approval of the proposed amended and restated 1996 Plan requires the approving vote of a majority of the votes cast at the 2015 Annual Meeting of Shareholders by the holders of shares entitled to vote on the matter, provided that the total vote cast on the proposal (both for and against) represents over 50% in interest of all securities entitled to vote on the proposal.

The VF Board of Directors unanimously recommends a vote FOR approval of the Amendment and Restatement of the 1996 Stock Compensation Plan.

ITEM NO. 3

PROPOSAL TO APPROVE COMPENSATION OF

NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

At the Annual Meeting, VF shareholders will be asked for an advisory shareholder vote to approve the compensation of VF’s named executive officers, as such compensation is disclosed in this proxy statement pursuant to the disclosure rules of the Securities and Exchange Commission.

Shareholders are being asked to vote on the following resolution:

“Resolved, that the shareholders approve the compensation of VF’s executive officers named in the Summary Compensation Table, as disclosed in VF’s Proxy Statement dated March 19, 2015, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.”

Please refer to the section titled “Executive Compensation” of this proxy statement for a detailed discussion of VF’s executive compensation principles and practices and the fiscal 2014 compensation of our named executive officers.

VF’s Executive Compensation Program has consistently met its objectives in recent years, enabling VF to attract and retain capable executives, provide incentives for achieving and exceeding VF’s financial goals and aligning the financial objectives of VF’s executives with those of shareholders. VF’s strong performance in 2014 created value for our shareholders. Highlights of that performance included the following:

•	Revenues grew to a record $12.3 billion, an 8% increase over 2013.
•	Gross margin improved 70 basis points to 48.8% in 2014.
•	Cash flow from operations reached nearly $1.7 billion in 2014.
•	VF returned more than $1.2 billion to stockholders through share repurchases and dividends.

As discussed above in the Compensation Discussion and Analysis, compensation in fiscal 2014 for each named executive officer was earned at above-target levels and reflected the strong performance of the company, consistent with our pay-for-performance philosophy.

Although, as an advisory vote, this proposal is not binding upon VF or the Board, the Compensation Committee, which is composed solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to VF’s executive officers, will carefully consider the shareholder vote on this matter, along with other expressions of shareholder views it receives on specific policies and desirable actions. If there are a significant number of unfavorable votes, we will seek to understand the concerns that influenced the vote and address them in making future decisions affecting the Executive Compensation Program.

The VF Board of Directors recommends that you vote FOR the approval of the compensation of named executive officers as disclosed in this proxy statement.

ITEM NO. 4

RATIFICATION OF THE SELECTION

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm. The Audit Committee has retained PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for the 2015 fiscal year. PricewaterhouseCoopers LLP served as VF’s independent registered public accounting firm for the 2014 fiscal year. In connection with its decision to retain PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining PricewaterhouseCoopers LLP’s independence and concluded that it was. A representative of PricewaterhouseCoopers LLP will be present at the Meeting. The representative will be given an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions. Although we are not required to do so, we believe it is appropriate to ask shareholders to ratify the appointment of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm. If shareholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection of an independent registered public accounting firm. Even if shareholders do ratify the selection, the Audit Committee retains its discretion to reconsider its appointment if it believes such a change would be in the best interest of VF and its shareholders.

The VF Board of Directors recommends a vote FOR ratification of the selection of PricewaterhouseCoopers LLP.

Professional Fees of PricewaterhouseCoopers LLP. The following chart summarizes the estimated fees of PricewaterhouseCoopers LLP for services rendered to VF during the 2013 and 2014 fiscal years.

Type of Fees	2014	2013	Description of Fees
Audit Fees	$5,451,000	$5,248,000	“Audit Fees” are fees that VF paid to PricewaterhouseCoopers LLP for the audit of VF’s consolidated financial statements included in VF’s Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings and engagements; and for the audit of VF’s internal control over financial reporting.
Audit Related Fees	167,000	168,000	“Audit Related Fees” are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of VF’s financial statements and are not reported above under the caption “Audit Fees”. “Audit Related Fees” in 2013 and 2014 consisted primarily of social security audits, sales certificates and other assurance services.
Tax Fees	2,258,000	4,110,000	“Tax Fees” are fees billed for professional services for tax compliance, tax advice, and tax planning. “Tax Fees“ in 2013 and in 2014 consisted primarily of tax advisory and tax compliance services, transfer pricing and VAT assistance.
All Other Fees	40,000	160,000	“All Other Fees” are fees billed for services other than services reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees”. The “All Other Fees” in 2013 and 2014 consisted of audit services related to VF’s nonfinancial sustainability data.
Total	$7,916,000	$9,686,000

All audit related services and all other permissible non-audit services provided by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee. The pre-approval policies adopted by the Audit Committee provide that annual, recurring services that will be provided by VF’s independent registered public accounting firm and related fees are presented to the Audit Committee for its consideration and advance approval. Criteria are established by the Audit Committee for its advance approval of specified

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

categories of services and payment of fees to VF’s independent registered public accounting firm for changes in scope of recurring services or additional nonrecurring services during the current year. On a quarterly basis, the Audit Committee is informed of each previously approved service performed by VF’s independent registered public accounting firm and the related fees. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

Report of the Audit Committee. The Audit Committee reports as follows with respect to the audit of VF’s consolidated financial statements for the fiscal year ended January 3, 2015 (the “2014 Financial Statements”). At meetings of the Audit Committee held in February 2015, the Audit Committee (i) reviewed and discussed with management the 2014 Financial Statements and audit of internal control over financial reporting; (ii) discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended by the AICPA professional standards, vol. 1 AU section 380, as adopted by the Public Company Oversight Board in Rule 3200T, which include, among other items, matters related to the conduct of the audit of the 2014 Financial Statements; and (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding their communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers LLP their independence from VF. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the 2014 Financial Statements as audited by PricewaterhouseCoopers LLP be included in VF’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015 to be filed with the Securities and Exchange Commission.

Juan Ernesto de Bedout, Chairman

Richard T. Carucci

Juliana L. Chugg

George Fellows

Mark S. Hoplamazian

Clarence Otis, Jr.

OTHER INFORMATION

Other Matters

The Board of Directors does not know of any other matter that is intended to be brought before the Meeting, but if any other matter is presented, the persons named in the enclosed proxy will be authorized to vote on behalf of the shareholders in their discretion and intend to vote the same according to their best judgment. As of February 5, 2015, VF had not received notice of any matter to be presented at the Meeting other than as described in this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of VF, as well as persons who own more than 10% of a registered class of VF’s equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on its review of the Forms filed with the Securities and Exchange Commission and representations received from directors and officers, VF believes that during the preceding year all Reporting Persons timely complied with all filing requirements applicable to them.

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Expenses of Solicitation

VF will bear the cost of this proxy solicitation. In addition to the use of mail, proxies may be solicited in person or by telephone by VF employees without additional compensation. VF has engaged D.F. King & Co., Inc. to solicit proxies in connection with this proxy statement, and employees of that company are expected to solicit proxies in person, by telephone and by mail. The anticipated cost to VF of such solicitation is approximately $16,500, plus expenses. VF will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

Shareholder Proposals and Nominations for the 2016 Annual Meeting of Shareholders

Shareholders may nominate director candidates and make proposals to be considered at the 2016 Annual Meeting of Shareholders. In accordance with VF’s By-Laws, any shareholder nominations of candidates for election as directors at the 2016 Annual Meeting or any other proposal for consideration at the 2016 Annual Meeting must be received by VF, together with certain information specified in VF’s By-Laws, no later than November 20, 2015. In order to have a shareholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to VF at VF’s mailing address, P.O. Box 21488, Greensboro, North Carolina 27420, not later than November 20, 2015, and the shareholder must otherwise comply with applicable SEC requirements and our By-Laws.

The form of proxy issued with VF’s 2016 proxy statement will confer discretionary authority to vote for or against any proposal made by a shareholder at VF’s 2016 Annual Meeting of Shareholders and which is not included in VF’s proxy statement. However, such discretionary authority may not be exercised if the shareholder proponent has given to VF’s Secretary notice of such proposal at the address set forth in the preceding paragraph not later than November 20, 2015, and certain other conditions provided for in the SEC’s rules have been satisfied.

By Order of the Board of Directors
Laura C. Meagher
Vice President,
General Counsel and Secretary

Dated: March 19, 2015

APPENDIX A

V.F. CORPORATION

INDEPENDENCE STANDARDS OF THE BOARD OF DIRECTORS

To be considered independent under the Listing Standards of the NYSE, the Board must determine that a director does not have any direct or indirect (as a partner, shareholder or officer of an organization that has a relationship with VF) material relationship with VF by broadly considering all relevant facts and circumstances. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board’s determination of each director’s independence will be disclosed annually in VF’s proxy statement. The Board has established the following categorical standards to assist it in determining director independence in accordance with the NYSE rules:

•	No director who is an employee, or whose immediate family member is an executive officer, of VF can be considered independent until three years after termination of such employment relationship.

•	No director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the company can be considered independent until three years after the end of the affiliation or employment or auditing relationship.

•	No director can be considered independent if he or she is employed, or if his or her immediate family member is employed, as an executive officer of another company where any of VF’s present executives serve on the other company’s compensation committee until three years after the end of such service or employment relationship.

•	No director can be considered independent if he or she receives, or his or her immediate family member receives, more than $100,000 per year in direct compensation from VF, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) until three years after he or she or his or her immediate family member ceases to receive more than $100,000 per year in such compensation.

•	No director can be considered independent if he or she is an executive officer or employee of another company not including a charitable organization (or an immediate family member of the director is an executive officer of such company) that makes payments to, or receives payments from, VF for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues until three years after falling below such threshold.

•	VF will disclose, in its annual proxy statement, any charitable contributions made by VF to a charitable organization if the charitable organization is one in which a VF director serves as an executive officer and, within the preceding three years, charitable contributions made by VF in any single fiscal year exceed the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues. This disclosure does not automatically result in a determination against that director’s independence; however, the Board will consider the materiality of this relationship in its overall affirmative determination of that director’s independence status.

•	The Board, as part of its self-evaluation will review all commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships between VF and its directors.

•	For relationships not qualifying within the above guidelines, the determination of whether the relationship is material, and therefore whether the director is independent, shall be made by the Board. The Company will explain in the next proxy statement the basis for any Board determination that a relationship was immaterial despite the fact that it did not meet the categorical standards of immateriality set forth in the above guidelines.

In addition, members of the Audit Committee of the Board are subject to heightened standards of independence under the NYSE rules and the SEC rules and regulations.

A-1

APPENDIX B

V.F. CORPORATION

1996 STOCK COMPENSATION PLAN,

AS AMENDED AND RESTATED FEBRUARY 10, 2015

ARTICLE I

PURPOSE

1.1 Purpose. The purpose of the V.F. Corporation 1996 Stock Compensation Plan (this “Plan”) is to strengthen the ability of V.F. Corporation (the “Company”) to attract, motivate, and retain employees and directors of superior ability and to more closely align the interests of such employees and directors with those of the Company’s shareholders by relating compensation to increases in shareholder value.

ARTICLE II

GENERAL DEFINITIONS

2.1 “Agreement” The written instrument evidencing the grant to a Participant of an Award. Each Participant may be issued one or more Agreements from time to time, evidencing one or more Awards.

2.2 “Award” Any award granted under this Plan.

2.3 “Board” The Board of Directors of the Company.

2.4 “Change in Control” A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the Effective Date hereof, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any “Person” (as such term is used in §13(d) and §14(d) of the Exchange Act), except for (A) those certain trustees under Deeds of Trust dated August 21, 1951 and under the Will of John E. Barbey, deceased (a “Trust” or the “Trustee”), and (B) any employee benefit plan of the Company or any Subsidiary, or any entity holding voting securities of the Company for or pursuant to the terms of any such plan (a “Benefit Plan” or the “Benefit Plans”), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; (ii) there occurs a contested proxy solicitation of the Company’s shareholders that results in the contesting party obtaining the ability to vote securities representing 30% or more of the combined voting power of the Company’s then outstanding securities; (iii) there is consummated a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, except to an entity controlled directly or indirectly by the Company, or a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, or a plan of liquidation or dissolution of the Company other than pursuant to bankruptcy or insolvency laws is adopted; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors either at the beginning of the period or previously so approved during the period.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred for purposes of this Plan (x) in the event of a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to, or a merger, consolidation or other reorganization involving the Company and officers of the Company, or any entity in which such officers have, directly or indirectly, at least a 5% equity or ownership interest or (y) in a transaction otherwise commonly referred to as a “management leveraged buyout”.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred for purposes of Item 6(e) of Schedule 14A or clause (i) if a Person becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities solely as the result of an acquisition by the Company or any Subsidiary of voting securities of the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the combined voting power of the Company’s then outstanding securities; provided, however, that if a Person becomes the beneficial owner of 20% or more of the combined voting power of the Company’s then outstanding securities by reason of share purchases by the Company or any Subsidiary and shall, after such share purchases by the Company or a Subsidiary, become the beneficial owner, directly or indirectly, of any additional voting securities of the Company, then a Change in Control of the Company shall be deemed to have occurred with respect to such Person under clause (i). Notwithstanding the foregoing, in no event shall a Change in Control of the Company be deemed to occur under clause (i) with respect to any Trust or Benefit Plan.

Notwithstanding the foregoing, the Board may, by resolution adopted by at least two-thirds of the directors who were in office at the date a Change in Control occurred, declare that a Change in Control either under Item 6(e) of Schedule 14A or in clause (i) or (ii) has become ineffective for purposes of this Plan if the following conditions then exist: (x) the declaration is made within 120 days of the Change in Control; and (y) no person, except for (A) the Trusts, and (B) the Benefit Plans, either is the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s outstanding securities or has the ability or power to vote securities representing 10% or more of the combined voting power of the Company’s then outstanding securities. If such a declaration shall be properly made, the Change in Control shall be ineffective ab initio.

2.5 “Code” The Internal Revenue Code of 1986, as amended, and applicable regulations and rulings and guidance issued thereunder.

2.6 “Committee” The Compensation Committee of the Board (or a designated successor to such committee), the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board and subject to other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan.

2.7 “Common Stock” The common stock of the Company as described in the Company’s Articles of Incorporation, or such other stock as shall be substituted therefor.

2.8 “Company” V.F. Corporation, or any successor to the Company.

2.9 “Date of Grant” The date on which the granting of an Award is authorized by the Committee, unless another later date is specified by the Committee or by a provision in this Plan applicable to the Award.

2.10 “Director” A member of the Board who is not an Employee.

2.11 “Disposition” Any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition of an Award, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and whether during the Participant’s lifetime or upon or after his or her death, including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment. A transfer or forfeiture of an Award to the Company is not a Disposition.

2.12 “Employee” Any employee of the Company or a Subsidiary.

2.13 “Exchange Act” The Securities Exchange Act of 1934, as amended, and applicable regulations and rulings issued thereunder.

2.14 “Fair Market Value” Unless otherwise determined in good faith by the Committee or under procedures established by the Committee, the average of the reported high and low sales price of the Common Stock (rounded up to the nearest whole cent) on the date on which Fair Market Value is to be determined (or if there was no reported sale on such date, the next preceding date on which any reported sale occurred) on the principal exchange or in such other principal market on which the Common Stock is trading.

2.15 “Full-Value Award” means an Award relating to shares other than (i) Stock Options that are treated as exercisable for shares under applicable accounting rules and (ii) Awards for which the Participant pays the grant-date Fair Market Value of the shares covered by the Award directly or by electively giving up a right to receive a cash payment from the Company or a Subsidiary of an amount equal to the grant-date Fair Market Value of such shares.

2.16 “Incentive Award” An Award granted under Article IX denominated in cash and earnable based on performance measured over a specified performance period.

2.17 “Incentive Stock Option” A Stock Option intended to satisfy the requirements of Section 422(b) of the Code.

2.18 “Non-qualified Stock Option” A Stock Option other than an Incentive Stock Option.

2.19 “Participant” An Employee or Director selected by the Committee to receive an Award.

2.20 “Performance Objective” A performance objective established pursuant to Section 8.3 hereof.

2.21 “Restricted Awards” Restricted Stock and Restricted Stock Units.

2.22 “Restricted Stock” Common Stock which is subject to restrictions and awarded to Participants under Article VIII of this Plan and any Common Stock purchased with or issued in respect of dividends and distributions on the Restricted Stock.

2.23 “Restricted Stock Units” Stock Units which may be subject to a risk of forfeiture or other restrictions and awarded to Participants under Article VIII of this Plan, including Stock Units resulting from deemed reinvestment of dividend equivalents on Restricted Stock Units.

2.24 “Retirement” (a) With respect to any Employee Award made prior to October 19, 2005 (the date of amendment of this definition), employment separation and commencement of pension benefits under the V.F. Corporation Pension Plan (or any successor plan thereto) on account of early, normal or late retirement thereunder, (b) with respect to any Employee Award made on or after October 19, 2005, employment separation from the Company or any of its Subsidiaries after attaining age 55 and at least 10 years of service with the Company and/or any of its Subsidiaries, provided that an employment separation at a time there exists grounds for the Company to terminate the Employee for cause (as defined by the Committee) will not constitute a Retirement. Unless otherwise determined by the Committee, service with a predecessor company (i.e., a company acquired by the Company or a Subsidiary) shall be counted towards the calculation of years of service with the Company and/or its Subsidiaries for purposes of this Plan, and (c) with respect to any Director Award, termination of service as a Director.

2.25 “Rule 16b-3” Rule 16b-3 under the Exchange Act or any successor thereto.

2.26 “Securities Act” The Securities Act of 1933, as amended, and applicable regulations and rulings issued thereunder.

2.27 “Stock Appreciation Right” An Award granted under Section 7.5.

2.28 “Stock Option” An award of a right to acquire Common Stock pursuant to Article VII.

2.29 “Stock Units” An unfunded obligation of the Company, the terms of which are set forth in Section 8.6.

2.30 “Subsidiary” Any majority-owned business organization of the Company or its direct or indirect subsidiaries, including but not limited to corporations, limited liability companies, partnerships, and any “subsidiary corporation” as defined in Section 424(f) of the Code that is a subsidiary of the Company.

ARTICLE III

SHARES OF COMMON STOCK SUBJECT TO THE PLAN

3.1 Common Stock Authorized. Subject to the provisions of this Article and Article XI, the total aggregate number of shares of Common Stock that may be delivered pursuant to Awards that are outstanding at February 10, 2015 or granted on or after that date, shall not exceed 40 million shares plus the number of shares remaining available under the Plan at that date (including shares subject to Awards then outstanding and shares not then subject to outstanding Awards). Any shares that are delivered or deemed to be delivered in connection with Stock Options or other non-Full-Value Awards shall be counted against this limit as one share for each share actually delivered or deemed to be delivered. Any shares that are delivered in connection with Full-Value Awards shall be counted against this limit as three shares for each share actually delivered.

3.2 Share Counting Rules. For purposes of the limitations specified in Section 3.1, the Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 3.2. Shares shall be counted against those reserved to the extent that such shares have been delivered and are no longer subject to a risk of forfeiture, except that shares withheld to pay the exercise price or withholding taxes upon exercise of a Stock Option for which shares are issuable upon exercise (including such a Stock Option designated as a Stock Appreciation Right under Section 7.5) shall be deemed to be delivered for purposes of the limit set forth in Section 3.1. Accordingly, (i) to the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will not be deemed to have been delivered under the Plan; and (ii) shares that are withheld from a Full-Value Award or separately surrendered by the Participant in payment of taxes relating to such Full-Value Award shall be deemed to constitute shares not delivered and will be available under the Plan. For any given Award, the number of shares that become available again (i.e., that are recaptured) will equal the number of shares that would be counted against the Plan limits for such Award in accordance with Section 3.1 if the Award were granted at the date of the event triggering the share recapture. The Committee may determine that Full-Value Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan so long as Awards will not in fact result in delivery and vesting of shares in excess of the number then available under the Plan. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate or with which the Company or a Subsidiary or affiliate combines, shares delivered or deliverable in connection with such assumed or substitute Award shall not be counted against the number of shares reserved under the Plan.

3.3 Shares Available. At the discretion of the Board or the Committee, the shares of Common Stock to be delivered under this Plan shall be made available either from authorized and unissued shares of Common Stock or shares of Common Stock controlled by the Company, or both; provided, however, that absent such determination by the Board or the Committee to the contrary, in whole or in part, the shares shall consist of the Company’s authorized but unissued Common Stock.

ARTICLE IV

ADMINISTRATION OF THE PLAN

4.1 Committee. The Plan generally shall be administered by the Committee, subject to this Article IV. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 under the Exchange Act or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The foregoing notwithstanding, the Board may perform any function of the Committee under the Plan, including for purposes of approving grants of Awards to Directors. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires. The Committee may otherwise act through a subcommittee or with members of the Committee abstaining or recusing themselves to ensure compliance with regulatory requirements or to promote effective governance as determined by the Committee.

4.2 Powers. The Committee has discretionary authority to determine the Employees and Directors to whom, and the time or times at which, Awards shall be granted. The Committee also has authority to determine the amount of shares of Common Stock that shall be subject to each Award and the terms, conditions, and limitations of each Award, subject to the express provisions of this Plan. The Committee shall have the discretion to interpret this Plan and to make all other determinations necessary for Plan administration. The Committee has authority to prescribe, amend and rescind any rules and regulations relating to this Plan, subject to the express provisions of this Plan. All Committee interpretations, determinations, and actions shall be in the sole discretion of the Committee and shall be binding on all parties. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency.

4.3 Agreements. Awards shall be evidenced by an Agreement and may include any terms and conditions not inconsistent with this Plan, as the Committee may determine.

4.4 No Liability. No member of the Board, the Committee or any of its delegates shall be liable for any action or determination made in good faith with respect to this Plan, any Award or any Agreement.

ARTICLE V

ELIGIBILITY

5.1 Participation. Participants shall be selected by the Committee from the Employees and Directors. Such designation may be by individual or by class.

5.2 Incentive Stock Option Eligibility. A Director shall not be eligible for the grant of an Incentive Stock Option. In addition, no Employee shall be eligible for the grant of an Incentive Stock Option who owns (within the meaning of Section 422(b) of the Code), or would own immediately before the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary.

5.3 Limit on Awards. Awards granted to any Employee shall not exceed in the aggregate during any calendar year (a) 2,000,000 Stock Options and (b) 800,000 shares relating to Restricted Awards (subject in each case to adjustment as provided in Article XI). In the case of an Incentive Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying applicable law (including Treasury Regulation § 1.162-27(e)(4)), an Employee may not be granted such Incentive Awards under the Plan authorizing the earning during any calendar year of an amount that exceeds the Employee’s Cash Annual Limit, which for this purpose shall equal $10 million plus the amount of the Employee’s unused Cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year which are subject to the limitation in the preceding sentence). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant’s Cash Annual Limit is used to the extent an amount may be potentially earned or paid under an Award, regardless of whether such amount is in fact earned or paid.

ARTICLE VI

FORMS OF AWARDS

6.1 Award Eligibility. The forms of Awards under this Plan are Stock Options as described in Article VII, Restricted Awards (Restricted Stock and Restricted Stock Units) as described in Article VIII, and Incentive Awards as described in Article IX. The Committee may, in its discretion, permit holders of Awards under this Plan to surrender outstanding Awards in order to exercise or realize the rights under other Awards subject to the restriction on repricing set forth in Section 13.2.

ARTICLE VII

STOCK OPTIONS

7.1 Exercise Price. The exercise price of Common Stock under each Stock Option shall be not less than 100 percent of the Fair Market Value of the Common Stock on the Date of Grant.

7.2 Term. Stock Options may be exercised as determined by the Committee, provided that Stock Options may in no event be exercised later than 10 years from the Date of Grant. During the Participant’s lifetime, only the Participant may exercise an Incentive Stock Option. The Committee may amend the terms of an Incentive Stock Option at any time to include provisions that have the effect of changing such Incentive Stock Option to a Non-qualified Stock Option, or vice versa (to the extent any such change is permitted by applicable law).

7.3 Method of Exercise. Upon the exercise of a Stock Option, the exercise price shall be payable in full in cash or an equivalent acceptable to the Committee. No fractional shares shall be issued pursuant to the exercise of a Stock Option, and no payment shall be made in lieu of fractional shares. At the discretion of the Committee and provided such payment can be effected without causing the Participant to incur liability under Section 16(b) of the Exchange Act or causing the Company to incur additional expense under applicable accounting rules, the Committee may permit the exercise price to be paid by assigning and delivering to the Company shares of Common Stock previously acquired by the Participant or may require that, or permit the Participant to direct that, the Company withhold shares from the Stock Option shares having a value equal to the exercise price (or portion thereof to be paid through such share withholding). Any shares so assigned and delivered to the Company or withheld by the Company in payment or partial payment of the exercise price shall be valued at the Fair Market Value of the Common Stock on the exercise date. In addition, at the request of the Participant and to the extent permitted by applicable law, the Company in its discretion may approve arrangements with a brokerage firm under which such brokerage firm, on behalf of the Participant, shall pay to the Company the exercise price of the Stock Options being exercised, and the Company, pursuant to an irrevocable notice from the Participant, shall promptly deliver the shares being purchased to such firm.

7.4 Other Stock Option Terms. No dividend equivalent rights may be granted with respect to a Stock Option (including a Stock Option designated as a Stock Appreciation Right under Section 7.5) entitling the

Participant to the economic benefit of dividends paid on the Common Stock underlying a Stock Option prior to the exercise of such Stock Option. With respect to Incentive Stock Options, the aggregate Fair Market Value (determined at the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all stock option plans of the Company and its Subsidiaries) shall not exceed $100,000, or such other amount as may be prescribed under the Code. If any Stock Option intended to be an Incentive Stock Option fails to so qualify, including under the requirement set forth in this Section 7.4, such Stock Option (or the affected portion of the Stock Option) shall be deemed to be a Non-qualified Stock Option and shall be exercisable in accordance with the Plan and the Stock Option’s terms.

7.5 Stock Appreciation Rights. A Stock Option may be granted with terms requiring the exercise price to be paid by means of the Company withholding shares subject to the Stock Option upon exercise, in which case such Award may be designated as a “Stock Appreciation Right.” The Committee may, at the time of grant, specify that the Fair Market Value of the Stock Option shares deliverable upon exercise of such Award will be paid in cash in lieu of delivery of shares, such that the Award is a cash-settled Stock Appreciation Right.

ARTICLE VIII

RESTRICTED AWARDS

8.1 Types of Award. The Committee, in its discretion, is authorized to grant Restricted Awards either as Service Awards or Performance Awards. As used herein, the term “Service Award” refers to any Restricted Award described in Section 8.2 and the term “Performance Award” refers to any Restricted Award described in Section 8.3. Restricted Stock shall be nontransferable until such time as all of the restrictions underlying the Award have been satisfied. Subject to Section 3.1, the Committee in its discretion may grant up to 5% of the number of shares of Common Stock available for grant under this Plan as Service Awards or Performance Awards without regard to any minimum vesting requirement set forth in Section 8.2 or 8.3.

8.2 Service Award. The Committee may grant shares of Restricted Stock or Restricted Stock Units to a Participant subject to forfeiture upon an interruption in the Participant’s continuous service with the Company or a Subsidiary within a period specified by the Committee, provided that the total period during which the Restricted Award is subject to forfeiture (the “vesting” period) shall not be less than three years (except as provided in Section 8.1), but with ratable or proportionate vesting (or any other less rapid schedule for vesting) permitted during such period and with vesting permitted on an accelerated basis in the event of death, disability, Change in Control, Retirement or other special circumstances. The period during which Restricted Stock Units are subject to a risk of forfeiture may be shorter than the period during which settlement of the Restricted Stock Units is deferred. The foregoing notwithstanding, Stock Units granted as authorized in the final sentence of Section 8.1 with no minimum vesting requirement shall be deemed to be Service Awards.

8.3 Performance Award. The Committee may grant Restricted Stock or Restricted Stock Units to a Participant subject to or upon the attainment of a Performance Objective as follows: Not later than the applicable deadline under Treasury Regulation § 1.162-27(e), the Committee, in its sole discretion, may establish (a) a Performance Award for a Participant for a specified period (which shall not be less than one year, except as provided in Section 8.1) during which performance will be measured (the “Performance Period”), and (b) with respect to such Participant one or more Performance Objectives to be satisfied prior to the Participant’s becoming entitled to settlement of such Performance Award for such Performance Period. Any Performance Objective shall be comprised of specified corporate, business group or divisional levels of performance, over the Performance Period, relating to one or more of the following performance criteria: earnings per share; net earnings; pretax earnings; operating income; net sales or net revenues; net sales or net revenues from existing businesses; net sales or net revenues from acquired businesses; market share; balance sheet measurements; cash return on assets; return on capital, book value; shareholder return, or return on average common equity. In establishing the level of Performance Objective to be attained, the Committee may disregard or offset the effect of such items of income or expense and other factors as determined by the Committee. Performance Awards may also be granted in the sole discretion of the Committee if the Company’s performance during a specified Performance Period, as measured by one or more of the criteria enumerated in this Section 8.3, as compared to comparable measures of performance of peer companies, equals or exceeds Performance Objectives established by the Committee not later than the applicable deadline under Treasury Regulation 1.162-27(e). No Performance Award shall be settled or paid out to a Participant for a Performance Period prior to written certification by the Committee of attainment of the Performance Objective(s) applicable to such Participant. Notwithstanding attainment of the applicable Performance Objective or any provisions of this Plan to the contrary, the Committee shall have the power (which it may retain or may relinquish in the Agreement or other document), in its sole discretion, to (a) exercise negative discretion to reduce the Performance Award to a Participant for any Performance Period to zero or such other amount as it shall determine; (b) impose service requirements which must be fulfilled by the Participant during the Performance Period or subsequent to the attainment of the Performance Objective; and (c) provide for accelerated settlement or payment of a Performance Award upon a Change in Control or specified terminations of employment.

8.4 Delivery. If a Participant, with respect to a Service Award, continuously remains in the employ of the Company or a Subsidiary for the period specified by the Committee, or, with respect to a Performance Award, if and to the extent that the Participant fulfills the requirements of the Performance Objective and any service requirements as may be imposed by the Committee, the shares awarded to such Participant as Restricted Stock shall be delivered to such Participant without any restrictions promptly after the applicable event, and the risk of forfeiture applicable to Restricted Stock Units shall end and such Restricted Stock Units shall then and thereafter be settled in accordance with the terms of such Restricted Stock Units (including any elective deferral of settlement permitted by the Committee). The foregoing notwithstanding, the Committee may determine that any restrictions (and/or deferral period, to the extent permitted under Section 12.10) applicable to a Restricted Award shall be deemed to end or have ended on an accelerated basis at the time of the Participant’s death while employed or serving as a Director or upon the Participant’s termination of employment or service due to disability or Retirement or following a Change in Control.

8.5 Shareholder Rights. Except as otherwise provided in this Plan, each Participant shall have, with respect to all shares of Restricted Stock, all the rights of a shareholder of the Company, including the right to vote the Restricted Stock; provided, however, that all distributions payable with respect to the Restricted Stock shall be retained by the Company and reinvested in additional shares of Common Stock to be issued in the name of the Participant. Any shares of Common Stock acquired as a result of reinvestment of such distributions shall also be Restricted Stock subject to the terms and conditions of this Plan. A Participant shall have no rights of a shareholder relating to Restricted Stock Units or Stock Units until such time as shares are issued or delivered in settlement of such Restricted Stock Units or Stock Units.

8.6 Stock Units; Deferral of Receipt of Restricted Stock. A Stock Unit, whether or not restricted, shall represent the conditional right of the Participant to receive delivery of one share of Common Stock at a specified future date, subject to the terms of the Plan and the applicable Agreement. Until settled, a Stock Unit shall represent an unfunded and unsecured obligation of the Company with respect to which a Participant has rights no greater than those of a general creditor of the Company. Unless otherwise specified by the Committee, each Stock Unit will carry with it the right to crediting of an amount equal to dividends and distributions paid on a share of Common Stock (“dividend equivalents”), which amounts will be deemed reinvested in additional Stock Units, at the Fair Market Value of Common Stock at the dividend payment date or the date of settlement of the award as specified by the Committee. Such additional Stock Units will be subject to the same risk of forfeiture (this requirement may not be altered by the Committee), other restrictions, and deferral of settlement as the original Stock Units to which such additional Stock Units directly or indirectly relate. Unless the Committee determines to settle Stock Units in cash, Stock Units shall be settled solely by issuance or delivery of shares of Common Stock. The Committee may, in its sole discretion, permit Participants to convert their Restricted Stock into an equivalent number of stock units as of the date on which all applicable restrictions pertaining to the Restricted Stock would either lapse or be deemed satisfied (the “Vesting Date”), or by means of an exchange of the Restricted Stock for Restricted Stock Units before the Vesting Date. Any such request for conversion must (a) be made by the Participant at a time a valid deferral may be elected under Code Section 409A and (b) specify a distribution date which is valid under Code Section 409A and in any case is no earlier than the earlier of (i) the Participant’s termination of employment or (ii) the first anniversary of the Vesting Date.

ARTICLE IX

INCENTIVE AWARDS

The Committee, in its discretion, is authorized to grant Incentive Awards, which shall be Awards denominated as a cash amount and earnable based on achievement of a Performance Objective over a specified Performance Period. The Committee shall specify the duration of the Performance Period. In other respects, the terms of the Incentive Award, including the Performance Objectives, the time at which such Performance Objective is established, and other conditions of the Incentive Award shall be as specified in Section 8.3 with respect to Performance Awards. The Committee may specify that an Incentive Award shall be settled in cash or in shares of Common Stock. Incentive Awards shall be subject to the applicable per-person limitations under Section 5.3.

ARTICLE X

FORFEITURE AND EXPIRATION OF AWARDS

10.1 Termination of Employment or Service. Subject to the express provisions of this Plan and the terms of any applicable Agreement, the Committee, in its discretion, may provide for the forfeiture or continuation of any Award for such period and upon such terms and conditions as are determined by the Committee in the event that a Participant ceases to be an Employee or Director. In the absence of Committee action or except as otherwise provided in an Agreement, the following rules shall apply:

(a) With respect to Stock Options granted to Employees, Stock Options shall be exercisable only so long as the Participant is an employee of the Company or a Subsidiary except that (1) in the event of Retirement, the Stock Options shall continue to vest according to the original schedule, but no Stock Options may be exercised after the expiration of the earlier of the remaining term of such Stock Options or 36 months (12 months in the case of Incentive Stock Options) following the date of Retirement; (2) in the event of permanent and total disability, the Stock Options shall continue to vest according to the original schedule, but no Stock Options may be exercised after the expiration of the earlier of the remaining term of such Stock Option or 36 months following the date of permanent and total disability; (3) in the event of death while an employee, Stock Options held at the time of death by the Participant shall vest and become immediately exercisable and may be exercised by the estate or beneficiary of such Participant until the expiration of the earlier of the remaining term of such Stock Options or 36 months from the date of death; (4) in the event of the Participant’s voluntary separation of employment (other than a Retirement) or involuntary separation of employment by the Company for cause (as defined by the Committee), the Stock Options shall terminate and be forfeited as of the date of separation of employment; (5) in the event of the Participant’s involuntary separation of employment not for cause (as defined by the Committee) with severance pay (other than severance pay paid in a lump sum), the Stock Option shall continue to vest according to the original schedule, but no Stock Options may be exercised after the earlier of the remaining term of the Option or the end of the period of the Participant’s receipt of severance pay, if any, from the Company; and (6) in the event of an involuntary separation of employment without severance pay or if severance pay is paid in a lump sum, the Stock Option shall not be exercisable after the date of separation of employment; any portion of a Stock Option that is not vested at the time of permanent and total disability or any separation of employment and which would not vest and become exercisable during the period the Stock Option will remain outstanding under this Section 10.1(a) shall terminate and be forfeited as of the time of permanent and total disability or separation of employment, unless otherwise determined by the Committee within 45 days after such event; and any Stock Option granted before February 6, 2007 shall be subject to the terms of Section 10.1(a) of the Plan (if applicable) as in effect at the time of grant of such Stock Option; and

(b) With respect to Restricted Awards granted to Employees, in the event of a Participant’s voluntary or involuntary separation before the expiration of the employment period specified by the Committee with respect to Service Awards, or before the fulfillment of the Performance Objective and any other restriction imposed by the Committee with respect to Performance Awards, any shares of Restricted Stock shall be returned to the Company and any Restricted Award shall be deemed to have been forfeited by the Participant as of the date of such separation.

10.2 Leave of Absence. With respect to an Award, the Committee may, in its sole discretion, determine that any Participant who is on leave of absence for any reason shall be considered to still be in the employ of the Company, provided that the Committee may, in its sole discretion, also determine that rights to such Award during a leave of absence shall be limited to the extent to which such rights were earned or vested when such leave of absence began.

10.3 Additional Forfeiture Provisions. The Committee may condition a Participant’s right to receive a grant of an Award, to exercise the Award, to receive a settlement or distribution with respect to the Award, to retain cash, Stock, other Awards, or other property acquired in connection with an Award, or to retain the profit or gain realized by a Participant in connection with an Award, upon compliance by the Participant with specified conditions that protect the business interests of the Company and its subsidiaries and affiliates from harmful actions of the Participant or otherwise conform to high standards of corporate governance, including (i) conditions providing for such forfeitures in the event that Company financial statements are restated due to misconduct if the Participant bears substantial responsibility for such misconduct or if the restated financial information would have adversely affected the level of achievement of performance measures upon which the earning or value of the Participant’s Award was based; and (ii) conditions relating to non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its subsidiaries and affiliates and the officers, directors and affiliates of the Company and its subsidiaries and affiliates, and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment or service to the Company. Accordingly, an Award may include terms providing for a “clawback” or forfeiture from the Participant of the profit or gain realized by a Participant in connection with an Award, including cash or other proceeds received upon sale of Stock acquired in connection with an Award.

ARTICLE XI

ADJUSTMENT PROVISIONS

11.1 Share Adjustments. If the number of outstanding shares of Common Stock is increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional, new, or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock or other securities, an appropriate adjustment in order to preserve the benefits or potential benefits intended to be made available to the Participants may be made, in the discretion of the Committee, in all or any of the following (i) the maximum number and kind of shares provided in Section 3.1 and the number of Awards that may be granted to an Employee in the specified period under Section 5.3; (ii) the number and kind of shares or other securities subject to then outstanding Awards; and (iii) the price for each share or other unit of any other securities subject to then outstanding Awards. The Committee may also make any other adjustments, or take such action as the Committee, in its discretion, deems appropriate in order to preserve the benefits or potential benefits intended to be made available to the Participants. In furtherance of the foregoing, in the event of an equity restructuring, as defined in FASB ASC Topic 718 (formerly FAS 123(R)), which affects the Common Stock, a Participant shall have a legal right to an adjustment to the Participant’s Award which shall preserve without enlarging the value of the Award, with the manner of such adjustment to be determined by the Committee in its discretion, and subject to any limitation on this right set forth in the applicable Award agreement. Any fractional share resulting from such adjustment may be eliminated.

11.2 Corporate Changes. Subject to Article XIII, upon (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger, or consolidation (other than a merger or consolidation effecting a reincorporation of the Company in another state or any other merger or consolidation in which the shareholders of the surviving Company and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) of the Company with one or more corporations, following which the Company is not the surviving Company (or survives only as a subsidiary of another Company in a transaction in which the shareholders of the parent of the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the transaction); (iii) the sale of all or substantially all of the assets of the Company; or (iv) the occurrence of a Change in Control, subject to the terms of any applicable Agreement, the Committee serving prior to the date of the applicable event may, to the extent permitted in Section 3.1 of this Plan (and subject to any applicable restriction on repricing under Section 13.2), in its discretion and without obtaining shareholder approval, take any one or more of the following actions with respect to any Participant:

(a) accelerate the exercise dates of any or all outstanding Awards;

(b) eliminate any and all restrictions with respect to outstanding Restricted Awards;

(c) pay cash to any or all holders of Stock Options in exchange for the cancellation of their outstanding Stock Options and cash out all outstanding stock units or Restricted Awards, provided that payment of consideration equivalent to the consideration received by shareholders net of any exercise price payable with respect to the Award, shall be sufficient payment for the cash-out of an Award (for clarity, if a Stock Option, including a Stock Option designated as a Stock Appreciation Right, had an exercise price in excess of such consideration, the Stock Option could be cancelled with no payment to the Participant);

(d) grant new Awards to any Participants; or

(e) make any other adjustments or amendments to outstanding Awards or determine that there shall be substitution of new Awards by such successor employer Company or a parent or subsidiary company thereof, with appropriate adjustments as to the number and kind of shares or units subject to such awards and prices.

11.3 Binding Determination. Adjustments under Sections 11.1 and 11.2 shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive.

ARTICLE XII

GENERAL PROVISIONS

12.1 No Right to Employment. Nothing in this Plan or in any instrument executed pursuant to this Plan shall confer upon any Participant any right to continue in the employ of the Company or a Subsidiary or affect the Company’s or a Subsidiary’s right to terminate the employment of any Participant at any time with or without cause or any right to continue to serve as a Director of the Company or affect any party’s right to remove such Participant as a Director.

12.2 Securities Requirements. The Company shall not be obligated to issue or transfer shares of Common Stock pursuant to an Award unless all applicable requirements imposed by federal and state laws, regulatory agencies, and securities exchanges upon which the Common Stock may be listed have been fully complied with. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements.

12.3 No Right to Stock. No Participant and no beneficiary or other person claiming under or through such Participant shall have any right, title, or interest in any shares of Common Stock allocated or reserved under this Plan or subject to any Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant or other person entitled to receive such Common Stock under the terms of the Award.

12.4 Withholding. The Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards paid in cash any federal, state, or local taxes as required by law to be withheld with respect to such cash payments. In the case of Awards paid or payable in Common Stock, the Participant or other person receiving such Common Stock may be required to pay to the Company or a Subsidiary, as appropriate, the amount of any such taxes which the Company or Subsidiary is required to withhold with respect to such Common Stock. Also, at the discretion of the Committee and provided such withholding can be effected without causing the Participant to incur liability under Section 16(b) of the Exchange Act, the Committee may require or permit the Participant to elect (i) to have the Company or Subsidiary withhold from the shares of Common Stock to be issued or transferred to the Participant the number of shares necessary to satisfy the Company’s or Subsidiary’s obligation to withhold taxes, such determination to be based on the shares’ Fair Market Value as of the date the Participant becomes subject to income taxation with respect to the Award, (ii) deliver sufficient shares of Common Stock (based upon the Fair Market Value at the date of withholding) to satisfy the withholding obligations, or (iii) deliver sufficient cash to satisfy the withholding obligations. Participants who elect to use such a stock withholding feature must make the election at the time and in the manner prescribed by the Committee.

12.5 No Disposition. No Award under this Plan may be the subject of any Disposition (excluding shares of Common Stock with respect to which all restrictions have lapsed), other than by will or the laws of descent or distribution. Any attempted Disposition in violation of this provision shall be void and ineffective for all purposes. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit a Participant to transfer a Non-qualified Stock Option or Restricted Stock Unit to (a) a member or members of the Participant’s immediate family, (b) a trust, the beneficiaries of which consist exclusively of members of the Participant’s immediate family, (c) a partnership, the partners of which consist exclusively of members of the Participant’s immediate family, or (d) any similar entity created for exclusive benefit of members of the Participant’s immediate family; provided, however, that such Disposition must be not for value.

12.6 Severability; Construction. If any provision of this Plan is held to be illegal or invalid for any reason, then the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. Headings and subheadings are for convenience only and not to be conclusive with respect to construction of this Plan.

12.7 Governing Law. All questions arising with respect to the provisions of this Plan shall be determined by application of the laws of the Commonwealth of Pennsylvania, except as may be required by applicable federal law.

12.8 Other Deferrals. Subject to Section 12.10, the Committee may permit selected Participants to elect to defer payment of Awards in accordance with procedures established by the Committee including, without limitation, procedures intended to defer taxation on such deferrals until receipt (including procedures designed to avoid incurrence of liability under Section 16(b) of the Exchange Act). Any deferred payment, whether elected by the Participant or specified by an Agreement or by the Committee, may require forfeiture in accordance with stated events, as determined by the Committee.

12.9 Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee is authorized to adopt subplans to achieve the purposes of this Section 12.9. An Award may have terms under this Section 12.9 that are inconsistent with the express terms of the Plan, including authorizing cash payments in lieu of issuance or delivery of shares, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award are granted with or modified to provide such terms.

12.10 Compliance with Code Section 409A.

(a) 409A Awards. Other provisions of the Plan notwithstanding, the terms of any Award that is deemed to be a deferral for purposes of Code Section 409A which is held by an employee subject to United States federal income taxation (a “409A Award”), including any authority of the Company and rights of the Participant with respect to the 409A Award, shall be limited to those terms permitted under Section 409A, and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A. Terms of Awards shall be interpreted in a manner that, according to the character of the Award, results in an exemption from Code Section 409A or compliance with Code Section 409A. The following rules will apply to 409A Awards:

(i) If a Participant is permitted to elect to defer an Award or any payment under a 409A Award (generally, a deferral in 2005 or thereafter), such election will be permitted only at times in compliance with Section 409A (including transition rules thereunder);

(ii) The Committee may, in its discretion, require or permit on an elective basis a change in the distribution terms applicable to 409A Awards (and Non-409A Awards that qualify for the short-term deferral exemption under Section 409A) during the period 2005 — 2007 in accordance with, and to the fullest extent permitted by, Proposed Treasury Regulation § 1.409A (including Preamble § XI.C) and IRS Notice 2005-1, and at any time in accordance with Section 409A and regulations and guidance thereunder. The Vice President of Human Resources of the Company is authorized to modify any such outstanding Awards to permit election of different deferral periods provided that any such modifications may not otherwise increase the benefits to Participants or the costs of such Awards to the Company;

(iii) The Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A;

(iv) Any distribution of a 409A Award triggered by a Participant’s termination of employment and intended to qualify under Section 409A(a)(2)(A)(i) shall be made only at the time that the Participant has had a “separation from service” within the meaning of Section 409A(a)(2)(A)(i) (or earlier at such time, after a termination of employment, that there occurs another event triggering a distribution under the Plan or the applicable Award agreement in compliance with Section 409A);

(v) Any distribution of a 409A Award subject to Section 409A(a)(2)(A)(i) that would be made within six months following a separation from service of a “Specified Employee” as defined under Section 409A(a)(2)(B)(i) shall instead occur at the expiration of the six-month period under Section 409A(a)(2)(B)(i). In the case of installments, this delay shall not affect the timing of any installment otherwise payable after the six-month delay period;

(vi) In the case of any distribution of a 409A Award, if the timing of such distribution is not otherwise specified in the Plan or an Award agreement or other governing document, the distribution shall be made not later than 74 days after the date at which the settlement of the Award is specified to occur; and

(vii) If any portion of an Award that is scheduled to vest at a single specified date (a vesting “tranche”) is partly deemed a 409A Award and partly deemed exempt from Section 409A (as a short-term deferral or otherwise), the time of settlement of the entire tranche will be governed by the distribution rules applicable to the 409A Award (except to the extent that this rule cannot apply to a distribution that would otherwise occur in 2007).

(b) Grandfathered Awards. Any Award that was both granted and vested before 2005 and which otherwise could potentially constitute a deferral of compensation under Section 409A is intended to be “grandfathered” under Section 409A. No amendment or change to the Plan or other change (including an exercise of discretion) with respect to such a grandfathered Award after October 3, 2004, shall be effective if such change would constitute a “material modification” within the meaning of applicable guidance or regulations under Section 409A, except in the case of an Award that is specifically modified to become compliant as a 409A Award or compliant with an exemption under Section 409A.

(c) Rules Applicable to Non-409A Options/SARs. With respect to Stock Options (other than Stock Options intended to be 409A Awards), in applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the language “at least 20 percent” shall be used instead of “at least 80 percent” at each place it appears in Sections 1563(a)(1), (2) and (3), and in applying Treasury Regulation § 1.414(c)-2 (or any successor provision) for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c), the language “at least 20 percent” shall be used instead of “at least 80 percent” at each place it appears in Treasury Regulation §1.414(c)-2.

(d) Distributions Upon Vesting. In the case of any Award providing for a distribution upon the lapse of a risk of forfeiture, if the timing of such distribution is not otherwise specified in the Plan or an Agreement or other governing document, the distribution shall be made not later than March 15 of the year following the year in which the substantial risk of forfeiture lapsed.

(e) Scope and Application of this Provision. For purposes of this Section 12.10, references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Section 409A mean that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, shares or other property or to be liable for payment of interest or a tax penalty under Section 409A. The rules under this Section 12.10, and all other provisions relating to Section 409A, apply retroactively as of January 1, 2005 (and, where indicated, October 4, 2004). Each Award outstanding in the period from January 1, 2005 until and the date of adoption of this Section 12.10 shall be deemed to be amended so that this Section 12.10 shall apply to such Award in accordance with the terms hereof.

12.11 No Loans to Participants. No credit shall be extended to Participants in the form of personal loans in connection with Awards, whether for purposes of paying the exercise price or withholding taxes or otherwise. Any amount due and payable to the Company by a Participant shall be immediately due and shall be paid as promptly as practicable.

12.12 Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

ARTICLE XIII

AMENDMENT AND TERMINATION

13.1 Amendments; Suspension; Termination. The Board may at any time amend, suspend (and if suspended, may reinstate) or terminate this Plan; provided, however, that the Board may not, without approval of the shareholders of the Company, amend this Plan so as to (a) increase the number of shares of Common Stock subject to this Plan except as permitted in Article XI or (b) reduce the exercise price for shares of Common Stock covered by Stock Options granted hereunder below the applicable price specified in Article VII of this Plan or (c) make a material revision to the Plan within the meaning of Section 303A(8) of the Listed Company Manual of the New York Stock Exchange as then in effect; and provided further, that the Board may not modify, impair or cancel any outstanding Award in a manner that materially and adversely affects a Participant without the consent of such Participant. The authority of the Committee to waive or modify an Award term after the Award has been granted does not permit waiver or modification of a term that would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification. Unless earlier terminated by action of the Board of Directors, the authority of the Committee to make grants under the Plan will terminate on the date that is ten years after the latest date upon which shareholders of the Company have approved the Plan (including approval of the Plan as amended and restated).

13.2 Restriction on Repricing. Without the approval of shareholders, the Committee will not amend or replace previously granted Stock Options (including Stock Options designated as Stock Appreciation Rights under Section 7.5) in a transaction that constitutes a “repricing,” which for this purpose means any of the following or any other action that has the same effect:

•	Lowering the exercise price of the Stock Option after it is granted;

•	Any other action that is treated as a repricing under generally accepted accounting principles;

•	Canceling the Stock Option at a time when its exercise price exceeds the fair market value of the underlying Stock, in exchange for another Stock Option, restricted stock, other equity, or other cash or property;

provided, however, that the foregoing transactions shall not be deemed a repricing if pursuant to an adjustment authorized under Section 11.1.

ARTICLE XIV

DATE OF PLAN ADOPTION

14.1 Date of Plan Adoption. This Plan was adopted by the Board effective December 3, 1996 and approved by shareholders April 15, 1997. An amendment and restatement of the Plan was adopted by the Board effective February 6, 2007, and approved by shareholders on April 24, 2007, and an amendment and restatement of the Plan was adopted by the Board effective February 9, 2010, and approved by shareholders on April 27, 2010. In accordance with Article XI of the Plan, adjustments to Sections 3.1 and 5.3 were made to reflect the Company’s stock dividend effective December 20, 2013. This amendment and restatement of the Plan was adopted by the Board effective February 10, 2015, subject to shareholder approval at the Company’s 2015 Annual Meeting of Shareholders on April 28, 2015. Awards (other than Restricted Stock) may be granted under the terms of the amended and restated Plan prior to such shareholder approval, but if the requisite shareholder approval is not obtained, to the extent any such Award exceeded the authorization under the terms of the Plan in effect prior to the amendment and restatement, the excess portion of such Award shall be canceled. This Plan shall continue in effect with respect to Awards granted before termination of the Committee’s authority to grant new Awards until such Awards have been settled, terminated or forfeited and the Company has no further obligations or rights with respect to such Awards.

IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on April 27, 2015.
Vote by Internet
• Go to www.envisionreports.com/vfc
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE

BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR each of the nominees in Item No. 1 and FOR Items No. 2, 3 and 4.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
	01 - Richard T. Carucci	☐	☐	02 - Juliana L. Chugg	☐	☐	03 - Juan Ernesto de Bedout	☐	☐
	04 - Mark S. Hoplamazian	☐	☐	05 - Robert J. Hurst	☐	☐	06 - Laura W. Lang	☐	☐
	07 - W. Alan McCollough	☐	☐	08 - Clarence Otis, Jr.	☐	☐	09 - Matthew J. Shattock	☐	☐
	10 - Raymond G. Viault	☐	☐	11 - Eric C. Wiseman	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Approval of an amendment and restatement of VF’s 1996 Stock Compensation Plan.	☐	☐	☐	3.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

4.	Ratification of the selection of PricewaterhouseCoopers LLP as VF’s independent registered public accounting firm for the 2015 fiscal year.	☐	☐	☐

Shares subject to this proxy/voting instruction card will be voted in the manner indicated above, when the card is properly executed and returned. If no indication is made, such shares will be voted FOR the election of all nominees as Directors, FOR the Stock Compensation Plan Proposal, FOR the approval of named executive officer compensation, and FOR ratification of the selection of the independent registered public accounting firm. For participants in the VF Corporation employee benefit plans: This card will be treated as voting instructions to the plan trustees or administrator, as explained on the reverse side of this card.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

¢	1 U P X	+

020M3C

Voting Instructions for the VF 401k Savings Plan

for Employees (the “Savings Plan”):

This card constitutes voting instructions to Fidelity Management Trust Company, the Trustee for the Savings Plan, to vote in person or by proxy any shares of Common Stock allocated to the participant as of March 5, 2015 under the Savings Plan, at the Annual Meeting of Shareholders of VF Corporation to be held on April 28, 2015, and at any adjournments thereof, and also constitutes voting instructions to the Trustee for a proportionate number of shares of Common Stock in the Savings Plan for which no instruction card has been received from other participants. If you do not return this card, the Trustee will vote any shares allocated to you in the same proportion as the shares for which instructions were received from other participants in the Savings Plan.

Voting Request for the VF Executive Deferred Savings Plan and the VF Executive Deferred Savings Plan II (collectively, the “EDSP”):

This card constitutes a voting request to the VF Corporation Pension Plan Committee (the “Committee”), Administrator of the EDSP, to vote any shares of Common Stock held by the trustee of the grantor trust relating to the EDSP and credited to the participant’s EDSP account as of March 5, 2015, at the Annual Meeting of Shareholders of VF Corporation to be held on April 28, 2015, and at any adjournments thereof, with the understanding that the Committee, pursuant to its discretionary powers under the EDSP, may reject this request and direct that the shares be voted in a contrary manner.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

+

Proxy — VF Corporation

PROXY SOLICITATION/VOTING INSTRUCTION CARD

Proxy Solicited on Behalf of the Board of Directors for

Annual Meeting on April 28, 2015

The shareholder hereby appoints E.C. Wiseman and L.C. Meagher, and each of them acting individually, proxies of the shareholder, with full power of substitution, to represent and vote, as directed on the reverse side of this card, all shares of Common Stock of VF Corporation held of record by the shareholder on March 5, 2015, at the Annual Meeting of Shareholders of VF Corporation to be held on April 28, 2015, and at any adjournments thereof, and, in their discretion, upon such other matters not specified as may come before said meeting. The shareholder hereby revokes any prior proxies.

You are encouraged to specify your choice by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.

UNLESS YOU VOTE BY TELEPHONE, INTERNET, OR BY SIGNING AND RETURNING THIS CARD, THE PROXIES CANNOT VOTE YOUR SHARES.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+